                                                                    EXHIBIT 10.4





                                  SPRINT PCS
                             MANAGEMENT AGREEMENT


                                    Between


                               WIRELESSCO, L.P.


                             SPRINT SPECTRUM L.P.


                                SPRINTCOM, INC.


                                      and


                           LOUISIANA UNWIRED, L.L.C.





                         Dated as of February 8, 1999

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
1.   MANAGER..................................................................................    2
       1.1     Hiring of Manager..............................................................    2
       1.2     Program Requirements...........................................................    3
       1.3     Vendor Purchase Agreements.....................................................    3
       1.4     Interconnection................................................................    3
       1.5     Seamlessness...................................................................    4
       1.6     Forecasting....................................................................    4
       1.7     Financing......................................................................    4
       1.8     Ethical Conduct and Related Covenants..........................................    4

2.   BUILD-OUT OF NETWORK.....................................................................    4
       2.1     Build-out Plan.................................................................    4
       2.2     Compliance with Regulatory Rules...............................................    4
       2.3     Exclusivity of Service Area....................................................    5
       2.4     Restriction....................................................................    5
       2.5     Coverage Enhancement...........................................................    6
       2.6     Purchase of Assets by Manager..................................................    7
       2.7     Microwave Relocation...........................................................    8
       2.8     Determination of pops..........................................................    8

3.   PRODUCTS AND SERVICES; IXC SERVICES......................................................    8
       3.1     Sprint PCS Products and Services...............................................    8
       3.2     Other Products and Services....................................................    8
       3.3     Cross-selling with Sprint......................................................    9
       3.4     IXC Services...................................................................    9
       3.5     Resale of Products and Services................................................   10
               3.5.1  Mandatory Resale of Products and Services...............................   10
               3.5.2  Voluntary Resale of Products and Services...............................   10
       3.6     Non-competition................................................................   10
       3.7     Right of Last Offer............................................................   11

4.  MARKETING AND SALES ACTIVITIES............................................................   11
       4.1     Sprint PCS National or Regional Distribution Program Requirements..............   11
               4.1.1  Territorial Limitations on Manager's Distribution Activities............   12
               4.1.2  Settlement of Equipment Sales...........................................   12
               4.1.3  Use of Third-Party Distributors.........................................   12
       4.2     Sprint PCS National Accounts Program Requirements..............................   13
       4.3     Sprint PCS Roaming and Inter Service Area Program Requirements.................   13
       4.4     Pricing........................................................................   13

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
       4.5     Home Service Area..............................................................   14

5.   USE OF BRANDS............................................................................   14
       5.1     Use of Brands..................................................................   14
       5.2     Conformance to Marketing Communications Guidelines.............................   15
       5.3     Joint Marketing With Third Parties.............................................   15
       5.4     Prior Approval of Use of Brands................................................   16
       5.5     Duration of Use of Brand.......................................................   16

6.   ADVERTISING AND PROMOTION................................................................   17
       6.1     National Advertising and Promotion.............................................   17
       6.2     In-Territory Advertising and Promotion.........................................   17
       6.3     Review of Advertising and Promotion Campaigns..................................   17
       6.4     Public Relations...............................................................   18

7.   SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS................................................   18
       7.1     Conformance to Sprint PCS Technical Program Requirements.......................   18
       7.2     Establishment of Sprint PCS Technical Program Requirements.....................   18
       7.3     Handoff to Adjacent Networks...................................................   18

8.   SPRINT PCS CUSTOMER SERVICE..............................................................   19
       8.1     Compliance With Sprint PCS Customer Service Program Requirements...............   19

9.   SPRINT PCS PROGRAM REQUIREMENTS..........................................................   19
       9.1     Program Requirements  Generally................................................   19
       9.2     Amendments to Program Requirements.............................................   19
       9.3     Manager's Right to Request Review of Changes...................................   21
       9.4     Sprint PCS' Right to Implement Changes.........................................   21
       9.5     Rights of Inspection...........................................................   21
       9.6     Manager's Responsibility to Interface with Sprint PCS..........................   22

10.  FEES.....................................................................................   22
       10.1    Fees and Payments..............................................................   22
               10.1.1  Fee Based on Collected Revenues........................................   22
               10.1.2  Payment of Universal Service Funds.....................................   22
               10.1.3  Inter Service Area Fees................................................   22
               10.1.4  Interconnect Fees......................................................   23
               10.1.5  Outbound Roaming Fees..................................................   23
               10.1.6  Reimbursements.........................................................   23
       10.2    Monthly True Up................................................................   23
       10.3    Taxes..........................................................................   24
       10.4    Collected Revenues Definition..................................................   24

       10.5    Late Payments..................................................................   25
       10.6    Setoff Right If Failure To Pay Amounts Due.....................................   25

11.  TERM; TERMINATION; EFFECT OF TERMINATION.................................................   26
       11.1    Initial Term...................................................................   26
       11.2    Renewal Terms..................................................................   26
               11.2.1  Non-renewal Rights of Manager..........................................   26
                       11.2.1.1  Manager's Put Right..........................................   26
                       11.2.1.2  Manager's Purchase Right.....................................   27
               11.2.2  Non-renewal Rights of Sprint PCS.......................................   27
                       11.2.2.1  Sprint PCS' Purchase Right...................................   28
                       11.2.2.2  Sprint PCS' Put Right........................................   29
               11.2.3  Extended Term Awaiting FCC Approval....................................   29
       11.3    Events of Termination..........................................................   29
               11.3.1  Termination of  License................................................   29
               11.3.2  Breach of Agreement:  Payment of Money Terms...........................   30
               11.3.3  Breach of Agreement:  Other Terms......................................   30
               11.3.4  Regulatory Considerations..............................................   30
               11.3.5  Termination of Trademark License Agreements............................   30
               11.3.6  Financing Considerations...............................................   31
               11.3.7  Bankruptcy of a Party..................................................   31
       11.4    Effect of an Event of Termination..............................................   32
       11.5    Manager's Event of Termination Rights and Remedies.............................   33
               11.5.1  Manager's Put Right....................................................   34
               11.5.2  Manager's Purchase Right...............................................   34
               11.5.3  Manager's Action for Damages or Other Relief...........................   35
       11.6    Sprint PCS' Event of Termination Rights and Remedies...........................   35
               11.6.1  Sprint PCS' Purchase Right.............................................   35
               11.6.2  Sprint PCS' Put Right..................................................   36
               11.6.3  Sprint PCS' Right to Cause A Cure......................................   37
               11.6.4  Sprint PCS' Action for Damages or Other Relief.........................   39
       11.7    Determination of Entire Business Value.........................................   39
               11.7.1  Appointment of Appraisers..............................................   39
               11.7.2  Manager's Operating Assets.............................................   39
               11.7.3  Entire Business Value..................................................   40
               11.7.4  Calculation of Entire Business Value...................................   40
       11.8    Closing Terms and Conditions...................................................   41
       11.9    Contemporaneous and Identical Application......................................   41

12.  BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE...................................   41
       12.1    Books and Records..............................................................   41
               12.1.1  General................................................................   41
               12.1.2  Audit..................................................................   41

               12.1.3  Contesting an Audit....................................................   42
       12.2    Confidential Information.......................................................   43
       12.3    Insurance......................................................................   44
               12.3.1  General................................................................   44
               12.3.2  Waiver of Subrogation..................................................   44
               12.3.3  Certificates of Insurance..............................................   45

13.  INDEMNIFICATION..........................................................................   45
       13.1    Indemnification by Sprint PCS..................................................   45
       13.2    Indemnification by Manager.....................................................   45
       13.3    Procedure......................................................................   46
               13.3.1  Notice.................................................................   46
               13.3.2  Defense by Indemnitor..................................................   46
               13.3.3  Defense by Indemnitee..................................................   46
               13.3.4  Costs..................................................................   47

14.  DISPUTE RESOLUTION.......................................................................   47
       14.1    Negotiation....................................................................   47
       14.2    Unable to Resolve..............................................................   47
       14.3    Attorneys and Intent...........................................................   48
       14.4    Tolling of Cure Periods........................................................   48

15.  REPRESENTATIONS AND WARRANTIES...........................................................   49
       15.1    Due Incorporation or Formation; Authorization of Agreements....................   49
       15.2    Valid and Binding Obligation...................................................   49
       15.3    No Conflict; No Default........................................................   49
       15.4    Litigation.....................................................................   49

16.  REGULATORY COMPLIANCE....................................................................   49
       16.1    Regulatory Compliance..........................................................   49
       16.2    FCC Compliance.................................................................   50
       16.3    Marking and Lighting...........................................................   52
       16.4    Regulatory Notices.............................................................   52
       16.5    Regulatory Policy-Setting Proceedings..........................................   52

17.  GENERAL PROVISIONS.......................................................................   53
       17.1    Notices........................................................................   53
       17.2    Construction...................................................................   53
       17.3    Headings.......................................................................   53
       17.4    Further Action.................................................................   53
       17.5    Counterpart Execution..........................................................   53
       17.6    Specific Performance...........................................................   53
       17.7    Entire Agreement; Amendments...................................................   53

       17.8    Limitation on Rights of Others.................................................   54
       17.9    Waivers........................................................................   54
               17.9.1  Waivers--General.......................................................   54
               17.9.2  Waivers--Manager.......................................................   54
               17.9.3  Force Majeure..........................................................   54
       17.10   Waiver of Jury Trial...........................................................   55
       17.11   Binding Effect.................................................................   55
       17.12   Governing Law..................................................................   55
       17.13   Severability...................................................................   55
       17.14   Limitation of Liability........................................................   55
       17.15   No Assignment; Exceptions......................................................   56
               17.15.1  General...............................................................   56
               17.15.2  Assignment Right of Manager to Financial Lender.......................   56
               17.15.3  Change of Control Rights..............................................   57
               17.15.4  Right of First Refusal................................................   59
               17.15.5  Transfer of Sprint PCS Network........................................   59
       17.16   Provision of Services by Sprint Spectrum.......................................   59
       17.17   Number Portability.............................................................   59
       17.18   Disclaimer of Agency...........................................................   60
       17.19   Independent Contractors........................................................   60
       17.20   Expense........................................................................   60
       17.21   General Terms..................................................................   60
       17.22   Conflicts with Other Agreements................................................   61
       17.23   Survival Upon Termination......................................................   61
       17.24   Announced Transaction..........................................................   61
       17.25   Additional Terms and Provisions................................................   61
       17.26   Master Signature Page..........................................................   61
       17.27   Agent Authorization............................................................   61

                        SPRINT PCS MANAGEMENT AGREEMENT

     This SPRINT PCS MANAGEMENT AGREEMENT is made February 8th, 1998, between WirelessCo, L.P., a Delaware limited partnership, Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation and Louisiana Unwired, L.L.C., a Louisiana limited liability company (but not any Related Party) ("Manager"). The definitions for this agreement are set forth on the "Schedule of Definitions".
     -----------------------

                                   RECITALS

     A. Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, American PCS Communications, LLC, a Delaware limited liability company, APC PCS, LLC, a Delaware limited liability company, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, and Cox PCS License, L.L.C., a Delaware limited liability company, hold and exercise, directly or indirectly, control over licenses to operate wireless services networks.

     B. The entity or entities named in Recital A that execute this agreement hold, directly or indirectly, the Licenses for the areas identified on the Service Area Exhibit and are referred to in this agreement as "Sprint PCS."
    --------------------
Because this agreement addresses the rights and obligations of each license holder with respect to each of its Licenses, each reference in this agreement to "Sprint PCS" refers to the entity that owns, directly or indirectly, the License referred to in that particular instance or application of the provision of this agreement. If Sprint Spectrum does not own the License, it will provide on behalf of Sprint PCS most or all of the services required under this agreement to be provided by Sprint PCS.

     C. The Sprint PCS business was established to use the Sprint PCS Network, a nationwide wireless services network, to offer seamless, integrated voice and data services using wireless technology. The Sprint PCS Network offers the services to customers under the Brands.

     D. This agreement, therefore, includes provisions defining Manager's obligations with respect to:

     .    The design, construction and management of the Service Area Network;

     . Offering and promoting products and services designated by Sprint PCS as the Sprint PCS Products and Services of the Sprint PCS Network;

     . Adherence to Program Requirements established by Sprint PCS to ensure seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings;

     . Adherence to Customer Service Program Requirements established by Sprint PCS to ensure consistency in interactions with customers (including billing, customer care, etc.); and

     . Adherence to Program Requirements relating to the marketing, promotion and distribution of Sprint PCS Products and Services.

     E. The Sprint PCS Network is expanding with the assistance of "managers" (companies such as Manager that manage Service Area Networks that offer Sprint PCS Products and Services under a license owned by Sprint PCS or one of the entities named in Recital A) and "affiliates" (companies that manage Service Area Networks that offer Sprint PCS Products and Services under a license owned by the affiliate).

     F. Manager wishes to enter into this agreement to help construct, operate, manage and maintain for Sprint PCS a portion of the Sprint PCS Network in the Service Area. Sprint PCS has determined that permitting Manager to manage a portion of the Sprint PCS Network in accordance with the terms of this agreement will facilitate Sprint PCS' expansion of fully digital, wireless coverage under the License and will enhance the wireless service for customers of Sprint PCS.

     G. All managers of a portion of the business of Sprint PCS, including Manager, must construct facilities and operate in accordance with Program Requirements established by Sprint PCS with respect to certain aspects of the development and offering of wireless products and services and the presentation of the products and services to customers, to establish and operate the Sprint PCS Network successfully by providing seamless, integrated voice and data services, using wireless technology.

                                   AGREEMENT

     In consideration of the recitals and mutual covenants and agreements contained in this agreement, the sufficiency of which are hereby acknowledged, the parties, intending to be bound, agree as follows:

                                  1. MANAGER

     1.1       Hiring of Manager. Sprint PCS hires Manager:

          (a) to construct and manage the Service Area Network in compliance with the License and in accordance with the terms of this agreement;

          (b) to distribute continuously during the Term the Sprint PCS Products and Services and to establish distribution channels in the Service Area;

          (c) to conduct continually during the Term advertising and promotion activities in the Service Area (including mutual decisions to "go dark", with respect to advertising and promotion activities, for reasonable periods of time); and

          (d) to manage that portion of the customer base of Sprint PCS that has the NPA-NXXs assigned to the Service Area Network.

     Sprint PCS has the right to unfettered access to the Service Area Network to be constructed by Manager under this agreement. The fee to be paid to Manager by Sprint PCS under Section 10 is for all obligations of Manager under this agreement.

     1.2 Program Requirements. Manager must adhere to the Program Requirements established by Sprint PCS and as modified from time to time, to ensure uniform and consistent operation of all wireless systems within the Sprint PCS Network and to present the Sprint PCS Products and Services to customers in a uniform and consistent manner under the Brands.

     1.3 Vendor Purchase Agreements. Manager may participate in discounted volume-based pricing on wireless-related products and services and in the warranties Sprint PCS receives from its vendors, as is commercially reasonable and to the extent permitted by applicable procurement agreements (e.g., agreements related to network infrastructure equipment, subscriber equipment, interconnection, and collocation). Sprint PCS will use commercially reasonable efforts to obtain for managers the same price Sprint PCS receives from vendors; this does not prohibit Sprint PCS from entering into procurement agreements that do not provide managers with the Sprint PCS prices.

     Manager must purchase subscriber and infrastructure equipment from a Sprint PCS approved list of products, which will include a selection from a variety of manufacturers. Where required, the products must include proprietary software developed by the manufacturers for Sprint PCS or by Sprint PCS to allow seamless interoperability in the Sprint PCS Network. Sprint PCS or the vendor may require Manager to execute a separate license agreement for the software prior to Manager's use of the software.

     Manager may only make purchases under this Section 1.3 for items to be used exclusively in the Service Area (e.g., Manager may not purchase base stations under a Sprint PCS contract for use in a system not affiliated with Sprint PCS).

     1.4 Interconnection. If Manager desires to interconnect a portion of the Service Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent permitted by applicable laws, tariffs and contracts, Sprint PCS may arrange for the interconnection under its agreements with the carrier and if it does so, Sprint PCS will bill the interconnection fees to Manager.

     1.5 Seamlessness. Manager will design and operate its systems, platforms, products and services in the Service Area and the Service Area Network so as to seamlessly interface them into the Sprint PCS Network.

     1.6 Forecasting. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics including traffic volumes, handset sales, subscribers and Collected Revenues for the Sprint PCS Products and Services. The forecasts are for planning purposes only and do not constitute Manager's obligation to meet the quantities forecast.

     1.7 Financing. The construction and operation of the Service Area Network requires a substantial financial commitment by Manager. The manner in which Manager will finance the build-out of the Service Area Network and provide the necessary working capital to operate the business is described in detail on
Exhibit 1.7.  Manager will allow Sprint PCS an opportunity to review before
-----------
filing any registration statement or prospectus or any amendment or supplement thereto before distributing any offering memorandum or amendment or supplement thereto, and agrees not to file or distribute any such document if Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

     1.8 Ethical Conduct and Related Covenants. Each party must perform its obligations under this agreement in a diligent, legal, ethical, and professional manner.

                            2. BUILD-OUT OF NETWORK

     2.1 Build-out Plan. Manager will build-out the Service Area Network in the Service Area in accordance with a Build-out Plan. Sprint PCS and Manager will jointly develop each Build-out Plan, except the initial Build-out Plan and any modifications, additions or expansions of the Build-out Plan will be subject to prior written approval by Sprint PCS. Manager will report to Sprint PCS its performance regarding the critical milestones included in the Build-out Plan on a periodic basis as mutually agreed to by the parties, but no less frequently than quarterly. The Build-out Plan and the Service Area Network as built must comply with Sprint PCS Program Requirements and federal and local regulatory requirements.

     Sprint PCS approves the Build-out Plan in effect as of the date of this agreement, which Build-out Plan is attached as Exhibit 2.1. Each new or amended
                                               -----------
Build-out Plan will also become part of Exhibit 2.1.
                                        -----------

     2.2 Compliance with Regulatory Rules. During the build-out of the Service Area Network, Sprint PCS authorizes Manager to make all filings with regulatory authorities regarding the build-out, including filings with the Federal Aviation Administration, environmental authorities, and historical districts. Manager may further delegate its duty under this Section 2.2 to a qualified site acquisition company. Manager must ensure that a copy of every filing is given to Sprint PCS. Manager must ensure that Sprint PCS is notified in writing of any contact by a regulatory agency including the FCC with Manager or Manager's site acquisition company regarding any filing. Sprint PCS has the right to direct any proceeding, inquiry, dispute, appeal or other activity with a regulatory or judicial authority regarding any filing made on behalf of Sprint PCS. Manager will amend, modify, withdraw, refile and otherwise change any filing as Sprint PCS requires. Notwithstanding the preceding sentences in this
Section 2.2, and in conjunction with Section 16, Sprint PCS is solely responsible for making any and all filings with the FCC regarding the build-out. Manager will notify Sprint PCS of any activity, event or condition related to the build-out that might require an FCC filing.

     2.3 Exclusivity of Service Area. Manager will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force and effect and there is no Event of Termination that has occurred giving Sprint PCS the right to terminate this agreement, except that:

          (a) Sprint PCS may cause Sprint PCS Products and Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and Sprint PCS National or Regional Distribution Program Requirements;

          (b) A reseller of Sprint PCS Products and Services may sell its products and services in the Service Area so long as such resale is not contrary to the terms and conditions of this agreement; and

          (c) Sprint PCS and its Related Parties may engage in the activities described in Sections 2.4(a) and 2.4(b) with Manager in the geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement.

     2.4 Restriction. In geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement, Manager must not offer any Sprint PCS Products or Services specifically designed for the competitive local exchange market ("fixed wireless local loop"), except that:

          (a) Manager may designate the local exchange carrier that is a Related Party of Sprint PCS to be the exclusive distributor of the fixed wireless local loop product in the territory served by the local exchange carrier, even if a portion of its territory is within the Service Area; or

          (b) Manager may sell the fixed wireless local loop product under the terms and conditions specified by Sprint PCS (e.g., including designation by Sprint PCS of an exclusive distribution agent for the territory).

This restriction exists with respect to a particular geographic area only so long as Sprint PCS or its Related Party owns such incumbent local exchange carrier.

     Nothing in this Section 2.4 prohibits Manager from offering Sprint PCS Products and Services primarily designed for mobile functionality. The restricted markets as of the date of this agreement are set forth on
Exhibit 2.4.
-----------

     2.5 Coverage Enhancement. Sprint PCS and Manager agree that maintaining a high standard of customer satisfaction regarding network capacity and footprint is a required element of the manager and affiliate programs. Sprint PCS intends to expand network coverage to build all cells that cover at least 5,000 pops and all interstate and major highways in the areas not operated by Manager or Other Managers. Accordingly, Manager agrees to build-out New Coverage when directed by Sprint PCS as set forth in this Section 2.5. Sprint PCS agrees not to require any New Coverage build-out during the first two years of this Agreement, nor any New Coverage that exceeds the capacity and footprint parameters that Sprint PCS has adopted for all of its comparable markets.

          Sprint PCS will give to Manager a written notice of any New Coverage within the Service Area that Sprint PCS decides should be built-out. Such notice will include an analysis completed by Sprint PCS demonstrating that such required build-out should be economically advantageous to Manager. Such analysis will be generated in good faith and will be based on then-currently available information, however Sprint PCS makes no warranties or representations regarding the accuracy of, nor will Sprint PCS be bound by, or guarantee the accuracy of, such analysis. Manager must confirm to Sprint PCS within 90 days after receipt of the notice that Manager will build-out the New Coverage and deliver to Sprint PCS with such confirmation Manager's proposed amendment to the Build-out Plan and a description of the manner and timing in which it will finance such build-out.

          If Manager confirms, within such 90-day period, its intention to build-out the New Coverage, then Manager and Sprint PCS will diligently finalize an amendment to the Build-out Plan and proceed as set forth in Sections 2.1 and
2.2.  The amended Build-out Plan
will contain critical milestones that provide Manager a commercially reasonable period in which to construct and implement the New Coverage. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the New Coverage in accordance with the terms of this Agreement, and the New Coverage will be included in the Service Area Network for purposes of this agreement.

          If Manager fails to confirm, within such 90-day period, its intention to build-out the New Coverage, declines to complete such build-out, or fails to complete such build-out in accordance with the amended Build-out Plan, then an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.2.2.1.

          Notwithstanding the preceding paragraphs in this Section 2.5, the capacity and footprint parameters contained in the amended Build-out Plan will not be required to exceed the parameters adopted by Sprint PCS in building out all of its comparable service areas, unless such build-out relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to build-out the New Coverage concurrently with Sprint PCS' build-out, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues its related build-out.

          If Sprint PCS requires build-out of New Coverage that will:

          (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholder's equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's books; or

          (b) cause the long-term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis,

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the required New Coverage.

          The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request and render a decision regarding the New Coverage. If after the review and decision by the Vice President or designee, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President or designee reports review the matter. If Sprint PCS still requires Manager to complete the New Coverage following the Chief Officer's review, then if Manager and Sprint PCS fail to agree to an amended Build-out Plan within 15 days after completion of the reconsideration process described above in this paragraph or the end of the 90-day period described in the second paragraph of this Section 2.5, whichever occurs first, then an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under
Section 11.2.2.1.

     2.6 Purchase of Assets by Manager. If Sprint PCS has assets located in the Service Area that Manager could reasonably use in its construction of the Service Area Network and if Sprint PCS is willing to sell such assets, then Manager agrees to purchase from Sprint PCS and Sprint PCS agrees to sell to Manager the assets in accordance with the terms and conditions of the asset purchase agreement attached as Exhibit 2.6.
                               -----------

     2.7 Microwave Relocation. Sprint PCS will relocate interfering microwave sources in the spectrum in the Service Area to the extent necessary to permit the Service Area Network to carry the anticipated call volume as set out in the Build-out Plan. If the spectrum cleared is not sufficient to carry the actual call volume then Sprint PCS will clear additional spectrum of its choosing to accommodate the call volume. Sprint PCS may choose to clear spectrum one carrier at a time. The parties will share equally all costs associated with clearing spectrum under this Section 2.7.

     2.8 Determination of pops. If any provision in this agreement requires the determination of pops in a given area, then the pops will be determined using the census block group pop forecast then used by Sprint PCS, except that a different forecast will be used for any FCC filing and in preparing the Build-out Plan if required by the FCC. Sprint PCS presently uses the forecast of Equifax/NDS, but it may choose in its sole discretion to use another service that provides comparable data.

                    3. PRODUCTS AND SERVICES; IXC SERVICES

     3.1 Sprint PCS Products and Services. Manager must offer for sale, promote and support all Sprint PCS Products and Services within the Service Area, unless the parties otherwise agree in advance in writing. Within the Service Area, Manager may only sell, promote and support wireless products and services that are Sprint PCS Products and Services or are other products and services authorized under Section 3.2. The Sprint PCS Products and Services as of the date of this agreement are attached as Exhibit 3.1. Sprint PCS may modify
                                              -----------
the Sprint PCS Products and Services from time to time in its sole discretion by delivering to Manager a new Exhibit 3.1. If Sprint PCS begins offering
                            -----------
nationally a Sprint PCS Product or Service that is a Manager's Product or Service, such Manager's Product or Service will become a Sprint PCS Product or Service under this agreement.

     3.2 Other Products and Services. Manager may offer wireless products and services that are not Sprint PCS Products and Services, on the terms Manager determines, if the offer of the additional products and services:

          (a)  does not violate the obligations of Manager under this agreement;

          (b) does not cause distribution channel conflict with or consumer confusion regarding Sprint PCS' regional and national offerings of Sprint PCS Products and Services;

          (c)  complies with the Trademark License Agreements; and

          (d) does not materially impede the development of the Sprint PCS Network.

     Manager will not offer any products or services under this Section 3.2 that are confusingly similar to Sprint PCS Products and Services. Manager must request that Sprint PCS determine whether Sprint PCS considers a product or service to be confusingly similar to any Sprint PCS Products and Services by providing advance written notice to Sprint PCS that describes those products and services that could be interpreted to be confusingly similar to Sprint PCS Products and Services. If Sprint PCS fails to provide a response to Manager within 30 days after receiving the notice, then the products and services are deemed to create confusion with the Sprint PCS Products and Services and the request therefore rejected. In rejecting any request Sprint PCS must provide the reasons for the rejection. If the rejection is based on Sprint PCS' failure to respond within 30 days and Manager requests an explanation for the deemed rejection, then Sprint PCS must provide within 30 days the reasons for the rejection.

     3.3 Cross-selling with Sprint. Manager and Sprint and Sprint's Related Parties may enter into arrangements to sell Sprint's services, including long distance service (except those long distance services governed by Section 3.4), Internet access, customer premise equipment, prepaid phone cards, and any other services that Sprint or its Related Parties make available from time to time. Sprint's services may be packaged with the Sprint PCS Products and Services.

     If Manager chooses to resell the long distance services, Internet access or competitive local telephone services including prepaid phone cards, of third parties (other than Manager's Related Parties), Manager will give Sprint the right of last offer to provide those services on the same terms and conditions as the offer to which Manager is prepared to agree, subject to the terms of any existing agreements Manager was subject to prior to execution of this agreement.

     If Sprint sells Sprint PCS Products and Services in the Service Area, Manager will provide such Sprint PCS Products and Services to such customers in accordance with the terms and conditions of the Sprint PCS National or Regional Distribution Program Requirements.

     3.4 IXC Services. Manager must purchase from Sprint long distance telephony services for the Sprint PCS Products and Services at wholesale rates. Long distance telephone calls are those calls between the local calling area for the Service Area Network and areas outside the local calling area. The local calling area will be defined by mutual agreement of Sprint PCS and Manager. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in Section 14. Any arrangement must have terms at least as favorable to Manager (in all material respects) as those offered by Sprint to any wholesale customer of Sprint in comparable circumstances (taking into consideration volume, traffic patterns, etc.). If Manager is bound by an agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this Section
3.4 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.4 do apply.

     3.5  Resale of Products and Services

          3.5.1 Mandatory Resale of Products and Services. Sprint PCS is subject to FCC rules that require it to allow its service plans to be resold by a purchaser of the service plan. Sprint PCS will not grant the purchaser of a service plan the right to use any of the support services offered by Sprint PCS, including customer care, billing, collection, and advertising, nor the right to use the Brands. The reseller only has the right to use the service purchased. Consequently, Manager agrees not to interfere with any purchaser of the Sprint PCS Products or Services who resells the service plans in accordance with this agreement and applicable law. Manager will notify purchaser that the purchaser does not have a right to use the Brands or Sprint PCS' support services. In addition, Manager will notify Sprint PCS if it reasonably believes a reseller of retail service plans is using the support services or Brands.

          3.5.2 Voluntary Resale of Products and Services. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS Products and Services under brand names other than the Brands, except Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of Sprint PCS Products and Services (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from Sprint PCS.

     If Sprint PCS chooses to offer a voluntary resale product, it will adopt a program that will be a Program Requirement under this agreement and that addresses the manner in which Manager and Other Managers interact with the resellers. Manager must agree to comply with the terms of the program, including its pricing provisions, if Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated. Usage of telecommunications services while in the Service Area by subscribers of resellers with NPA-NXXs from outside the Service Area will be subject to the pricing provisions of the Sprint PCS Roaming and Inter Service Area Program for roaming and inter service area pricing between Manager and Sprint PCS unless Manager agrees in writing to different pricing.

     Except as required under the regulations and rules concerning mandatory resale, Manager may not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing.

     3.6 Non-competition. Neither Manager nor any of its Related Parties may offer Sprint PCS Products and Services outside of the Service Area without the prior written approval of Sprint PCS.

     Within the Service Area, Manager and Manager's Related Parties may offer, market or promote telecommunications products or services only under the following brands:

          (a)  products or services with the Brands;

          (b)  other products and services approved under Section 3.2;

          (c)  products or services with Manager's brand; or

          (d)  products or services with the brands of Manager's Related
               Parties,

except no brand of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business may be used by Manager or Manager's Related Parties on these products and services.

     If Manager or any of its Related Parties has licenses to provide broadband personal communication services outside the Service Area, neither Manager nor such Related Party may utilize the spectrum to offer Sprint PCS Products and Services without prior written consent from Sprint PCS. Additionally, when Manager's customers from inside the Service Area travel or roam to other geographic areas, Manager will route the customers' calls, both incoming and outgoing, according to the Sprint PCS Network Roaming and Inter Service Area Program Requirements, without regard to any wireless networks operated by Manager or its Related Parties. For example, Manager will program the preferred roaming list for handsets sold in the Service Area to match the Sprint PCS preferred roaming list.

     3.7 Right of Last Offer. Manager will offer to Sprint the right to make to Manager the last offer to provide backhaul and transport services for call transport for the Service Area Network, if Manager decides to use third parties for backhaul and transport services rather than self-provisioning the services or purchasing the services from Related Parties of Manager. Sprint will have a reasonable time to respond to Manager's request for last offer to provide backhaul and transport pricing and services, which will be no greater than 5 Business Days after receipt of the request for the services and pricing from Manager.

     If Manager has an agreement in effect as of the date of this agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this

Section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.7 do apply.

                       4. MARKETING AND SALES ACTIVITIES

     4.1 Sprint PCS National or Regional Distribution Program Requirements. During the term of this agreement, Manager must participate in any Sprint PCS National or Regional Distribution Program (as in effect from time to time), and will pay or receive compensation for its participation in accordance with the terms and conditions of that program. The Sprint PCS National or Regional Distribution Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.1.
            -----------

          4.1.1 Territorial Limitations on Manager's Distribution Activities. Neither Manager nor any of its Related Parties will market, sell or distribute Sprint PCS Products and Services outside of the Service Area, except:

          (a) as otherwise agreed upon by the parties in advance in writing; or

          (b) Manager may place advertising in media that has distribution outside of the Service Area, so long as that advertising is intended by Manager to reach primarily potential customers within the Service Area.

          4.1.2 Settlement of Equipment Sales. Sprint PCS will establish a settlement policy and process that will be included in the Sprint PCS National or Regional Distribution Program Requirements to:

          (a) reconcile sales of subscriber equipment made in the service areas of Sprint PCS or Other Managers of Sprint PCS, that result in activations in the Service Area; and

          (b) reconcile sales of subscriber equipment made in the Service Area that result in activations in service areas of Sprint PCS or Other Managers.

     In general, the policy will provide that the party in whose service area the subscriber equipment is activated will be responsible for the payment of any subsidy (i.e., the difference between the price paid to the manufacturer and the suggested retail price for direct channels or the difference between the price paid to the manufacturer and the wholesale price for third party retailers) and for other costs associated with the sale, including logistics, inventory carrying costs, direct channel commissions and other retailer compensation.

          4.1.3  Use of Third-Party Distributors.

          (a) Manager may request that Sprint PCS and a local distributor enter into Sprint PCS' standard distribution agreement regarding the purchase from Sprint PCS of handsets and accessories. Sprint PCS will use commercially reasonable efforts to reach agreement with the local distributor. Sprint PCS may refuse to enter into a distribution agreement with a distributor for any reasonable reason, including that the distributor fails to pass Sprint PCS' then current credit and background checks or the distributor fails to agree to the standard terms of the Sprint PCS distribution agreement. Any local distributor will be subject to the terms of the Trademark License Agreements or their equivalent. Manager will report to Sprint PCS the activities of any local distributor that Manager believes to be in violation of the distribution agreement.


          (b) Manager may establish direct local distribution programs in accordance with the Sprint PCS National or Regional Distribution Program Requirements, subject to the terms and conditions of the Trademark License Agreements and the non-competition and other provisions contained in this agreement. If Manager sells Sprint PCS handsets and accessories directly to a local distributor:

               (i) Sprint PCS has the right to approve or disapprove a particular distributor,

               (ii) Manager is responsible for such distributor's compliance with the terms of the Trademark License Agreements and the other provisions contained in this agreement, and

               (iii) Manager must retain the right to terminate the distribution rights of the local distributor when so instructed by Sprint PCS (even if Sprint PCS initially approved or did not exercise its right to review the distributor).

     4.2 Sprint PCS National Accounts Program Requirements. During the term of this agreement, Manager must participate in the Sprint PCS National Accounts Program (as in effect from time to time), and will be entitled to compensation for its participation and will be required to pay the expenses of the program in accordance with the terms and conditions of that program. The Sprint PCS National Accounts Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.2.
                          ------------

     4.3 Sprint PCS Roaming and Inter Service Area Program Requirements. Manager will participate in the Sprint PCS Roaming and Inter Service Area Program established and implemented by Sprint PCS, including roaming price plans and inter-carrier settlements. The Sprint PCS Roaming and Inter Service Area Program Requirements in effect as of the date of this agreement are attached as
Exhibit 4.3.
-----------

     As part of the Sprint PCS Roaming and Inter Service Area Program Requirements, Sprint PCS will establish a settlement policy and process to equitably distribute between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) the revenues received by one member for services used by its customers when they travel into other members' service areas.

     4.4 Pricing. Manager will offer and support all Sprint PCS pricing plans designated for regional or national offerings of Sprint PCS Products and Services (e.g., national inter service area rates, regional home rates, and local price points). The Sprint PCS pricing plans as of the date of this agreement are attached as Exhibit 4.4. Sprint PCS may modify the Sprint PCS
                          -----------
pricing plans from time to time in its sole discretion by delivering to Manager a new Exhibit 4.4.
      -----------

     Additionally, with prior approval from Sprint PCS, which approval will not be unreasonably withheld, Manager may establish price plans for Sprint PCS Products and Services that are only offered in its local market, subject to:

          (a) the non-competition and other provisions contained in this agreement;

          (b) consistency with regional and national pricing plans;

          (c)  regulatory requirements; and

          (d) capability and cost of implementing rate plans in Sprint PCS systems (if used).

     Manager must provide advance written notice to Sprint PCS with details of any pricing proposal for Sprint PCS Products or Services in the Service Area. If Sprint PCS fails to respond to Manager within 10 Business Days after receiving such notice, then the price proposed for those Sprint PCS Products or Services is deemed approved.

     At the time Sprint PCS approves a pricing proposal submitted by Manager, Sprint PCS will provide Manager an estimate of the costs and expenses and applicable time frames required for Sprint PCS to implement the proposed pricing plan. Manager agrees to promptly reimburse Sprint PCS for any cost or expense incurred by Sprint PCS to implement such a pricing plan, which will not exceed the amount estimated by Sprint PCS if Manager waited for Sprint PCS' response to Manager's proposal.

     4.5 Home Service Area. Sprint PCS and Manager will agree to the initial home service area for each base station in the Service Area Network prior to the date the Service Area Network goes into commercial operation. If the parties cannot agree to the home service area for each base station in the Service Area Network, then the parties will use the dispute resolution process in Section 14 of this agreement to assign each base station to a home service area.

                               5.  USE OF BRANDS

     5.1  Use of Brands.

          (a) Manager must enter into the Trademark License Agreements on or before the date of this agreement.

          (b) Manager must use the Brands exclusively in the marketing, promotion, advertisement, distribution, lease or sale of any Sprint PCS Products and Services within the Service Area, except Manager may use other brands to the extent permitted by the Trademark License Agreements and not inconsistent with the terms of this agreement.

          (c) Neither Manager nor any of its Related Parties may market, promote, advertise, distribute, lease or sell any of the Sprint PCS Products and Services or Manager's Products and Services on a non-branded, "private label" basis or under any brand, trademark, trade name or trade dress other than the Brands, except (i) for sales to resellers required under this agreement, or (ii) as permitted under the Trademark License Agreements.

          (d) The provisions of this Section 5.1 do not prohibit Manager from including Sprint PCS Products and Services under the Brands within the Service Area as part of a package with its other products and services that bear a different brand or trademark. The provisions of this Section 5.1 do not apply to the extent that they are inconsistent with applicable law or in conflict with the Trademark License Agreements.

     5.2 Conformance to Marketing Communications Guidelines. Manager must conform to the Marketing Communications Guidelines in connection with the marketing, promotion, advertisement, distribution, lease and sale of any of the Sprint PCS Products and Services. The Marketing Communications Guidelines in effect as of the date of this agreement are attached as Exhibit 5.2. Sprint and
                                                        -----------
Sprint Spectrum may amend the Marketing Communications Guidelines from time to time in accordance with the terms of the Trademark License Agreements.

     5.3  Joint Marketing With Third Parties.

          (a) Manager may engage in various joint marketing activities (e.g., promotions with sports teams and entertainment providers or tournament sponsorships) with third parties in the Service Area from time to time during the term of this agreement with respect to the Sprint PCS Products and Services, except that Manager may engage in the joint marketing activities only if the joint marketing activities:

               (i) are conducted in accordance with the terms and conditions of the Trademark License Agreements and the Marketing Communications Guidelines;

               (ii) do not violate the terms of this agreement;

               (ii) are not likely (as determined by Sprint PCS, in its sole discretion) to cause confusion between the Brands and any other trademark or service mark used in connection with the activities;

               (iv) are not likely (as determined by Sprint, in its sole discretion) to cause confusion between the Sprint Brands and any other trademark or service mark used in connection with the activities; and

               (v) are not likely (as determined by Sprint PCS, in its sole discretion) to give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements. Manager will not engage in any activity that includes co-branding involving use of the Brands (that is, the marketing, promotion, advertisement, distribution, lease or sale of any of the Sprint PCS Products and Services under the Brands and any other trademark or service mark), except as provided in the Trademark License Agreements.

          (b) Manager must provide advance written notice to Sprint PCS describing any joint marketing activities that may:

               (i) cause confusion between the Brands and any other trademark or service mark used in connection with the proposed activities; or

               (ii) give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

          (c) If Sprint PCS fails to provide a response to Manager within 20 days after receiving such notice, then the proposed activities are deemed, as the case may be:

               (i) not to create confusion between the Brands and any other trademark or service mark; or

               (ii) not to give rise to the perception that Manager's products and services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

     5.4 Prior Approval of Use of Brands. Manager must obtain advance written approval from Sprint for use of the Sprint Brands to the extent required by the Sprint Trademark and Service Mark License Agreement and from Sprint PCS for use of the Sprint PCS Brands to the extent required by the Sprint Spectrum Trademark and Service Mark License Agreement. Sprint PCS will use commercially reasonable efforts to facilitate any review of Manager's use of the Brands, if Sprint PCS is included in the review process.

     5.5 Duration of Use of Brand. Manager is entitled to use the Brands only during the term of the Trademark License Agreements and any transition period during which Manager is authorized to use the Brands following the termination of the Trademark License Agreements.

                         6.  ADVERTISING AND PROMOTION

     6.1 National Advertising and Promotion. Sprint PCS is responsible for (a) all national advertising and promotion of the Sprint PCS Products and Services, including the costs and expenses related to national advertising and promotions, and (b) all advertising and promotion of the Sprint PCS Products and Services in the markets where Sprint PCS operates without the use of an Other Manager.

     6.2 In-Territory Advertising and Promotion. Manager must advertise and promote the Sprint PCS Products and Services in the Service Area (and may do so in the areas adjacent to the Service Area so long as Manager intends that such advertising or promotion primarily reach potential customers within the Service
Area). Manager must advertise and promote the Sprint PCS Products and Services in accordance with the terms and conditions of this agreement, the Trademark License Agreements and the Marketing Communication Guidelines. Manager is responsible for the costs and expenses incurred by Manager with respect to Manager's advertising and promotion activities in the Service Area.

     Manager will be responsible for a portion of the cost of any promotion or advertising done by third party retailers in the Service Area (e.g., Best Buy) in accordance with any cooperative advertising arrangements based on per unit handset sales.

     Sprint PCS has the right to use in any promotion or advertising done by Sprint PCS any promotion or advertising materials developed by Manager from time to time with respect to the Sprint PCS Products and Services. Sprint PCS will reimburse Manager for the reproduction costs related to such use.

     Sprint PCS will make available to Manager the promotion or advertising materials developed by Sprint PCS from time to time with respect to Sprint PCS Products and Services in current use by Sprint PCS (e.g., radio ads, television ads, design of print ads, design of point of sale materials, retail store concepts and designs, design of collateral). Manager will bear the cost of using such materials (e.g., cost of local radio and television ad placements, cost of printing collateral in quantity, and building out and finishing retail stores).

     6.3 Review of Advertising and Promotion Campaigns. Sprint PCS and Manager will jointly review the upcoming marketing and promotion campaigns of Manager with respect to Sprint PCS Products and Services (including advertising and promotion expense budgets) and will use good faith efforts to coordinate Manager's campaign with Sprint PCS' campaign to maximize the market results of both parties. Sprint PCS and Manager may engage in cooperative advertising or promotional activities during the term of this agreement as the parties may agree in writing.

     6.4 Public Relations. If Manager conducts local public relations efforts, then Manager must conduct the local public relations efforts consistent with the Sprint PCS Communications Policies. The Sprint PCS Communications Policies as of the date of this agreement are attached as Exhibit 6.4. Sprint PCS may
                                              -----------
modify the Sprint PCS Communications Policies from time to time by delivering to Manager a new Exhibit 6.4.
              -----------

                 7.  SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS

     7.1  Conformance to Sprint PCS Technical Program Requirements.

          (a) Manager must meet or exceed the Sprint PCS Technical Program Requirements established by Sprint PCS from time to time for the Sprint PCS Network. Manager will be deemed to meet the Sprint PCS Technical Program Requirements if:

               (i) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Sprint PCS Technical Program Requirements; or

               (ii) Sprint PCS is responsible under the Services Agreement to ensure the Service Area Network complies with the Sprint PCS Technical Program Requirements.

          (b) Manager must demonstrate to Sprint PCS that Manager has complied with the Sprint PCS Technical Program Requirements prior to connecting the Service Area Network to the rest of the Sprint PCS Network. Once the Service Area Network is connected to the Sprint PCS Network, Manager must continue to
comply with the Sprint PCS Technical Program Requirements.    Sprint PCS agrees
that the Sprint PCS Technical Program Requirements adopted for Manager will be the same Sprint PCS Technical Program Requirements applied by Sprint PCS to the Sprint PCS Network.

     7.2 Establishment of Sprint PCS Technical Program Requirements. Sprint PCS has delivered to Manager a copy of the current Sprint PCS Technical Program Requirements, attached as Exhibit 7.2. Sprint PCS drafted the Sprint PCS Technical Program
            -----------
Requirements to ensure a minimum, base-line level of quality for the Sprint PCS Network. The Sprint PCS Technical Program Requirements include standards relating to voice quality, interoperability, consistency (seamlessness) of coverage, RF design parameters, system design, capacity, and call blocking ratio. Sprint PCS has selected code division multiple access as the initial air interface technology for the Sprint PCS Network (subject to change in accordance with Section 9.1).

     7.3 Handoff to Adjacent Networks. If technically feasible and commercially reasonable, Manager will operate the Service Area Network in a manner that permits a seamless handoff of a call initiated on the Service Area Network to any adjacent PCS network that is part of the Sprint PCS Network, as specified in the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the terms and conditions for seamless handoffs adopted for the Service Area Network will be the same as the terms Sprint PCS applies to the other parts of the Sprint PCS Network for similar configurations of equipment.

             8.  SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS

     8.1 Compliance With Sprint PCS Customer Service Program Requirements. Manager must comply with the Sprint PCS Customer Service Program Requirements in providing the Sprint PCS Products and Services to any customer of Manager, Sprint PCS or any Sprint PCS Related Party. Manager will be deemed to meet the standards if:

          (a) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Program Requirements; or

          (b) Manager has delegated to Sprint PCS under the Services Agreement responsibility to ensure the Service Area Network complies with the Sprint PCS Customer Service Standards.

     Sprint PCS has delivered to Manager a copy of the Sprint PCS Customer Service Standards, which are attached as Exhibit 8.1.
                                         -----------


                      9.  SPRINT PCS PROGRAM REQUIREMENTS

     9.1 Program Requirements Generally. This agreement contains numerous references to Sprint PCS National and Regional Distribution Program Requirements, Sprint PCS National Accounts Program Requirements, Sprint PCS Roaming and Inter Service Area Program Requirements, Sprint PCS Technical Program Requirements and Sprint PCS Customer Service Program Requirements. This agreement also provides under Section 3.5.2 for the offering by Sprint PCS of a voluntary resale product through a program, which program, if adopted, will be a Program Requirement under this agreement. Sprint PCS may unilaterally amend from time to time in the manner described in Section
9.2 all Program Requirements mentioned in this agreement. The most current version of the Program Requirements mentioned in the first sentence of this
Section 9.1 have been provided to Manager. Manager has reviewed the Program Requirements and adopts them for application in the Service Area.

     9.2 Amendments to Program Requirements. Sprint PCS may amend any of the Program Requirements, subject to the following conditions:

          (a) The applicable Program Requirements, as amended, will apply equally to Manager, Sprint PCS and each Other Manager, except if Manager and Sprint PCS agree otherwise or if Sprint PCS grants a waiver to Manager. Sprint PCS may grant waivers to Other Managers without affecting Manager's obligation to comply with the Program Requirements;

          (b) Each amendment will be reasonably required to fulfill the purposes set forth in Section 1.2 with respect to uniform and consistent operations of the Sprint PCS Network and the presentation of Sprint PCS Products and Services to customers in a uniform and consistent manner;

          (c) Each amendment will otherwise be on terms and conditions that are commercially reasonable with respect to the construction, operation and management of the Sprint PCS Network. With respect to any amendment to the Program Requirements, Sprint PCS will provide for reasonable transition periods and, where appropriate, may provide for grandfathering provisions for existing activities by Manager that were permitted under the applicable Program Requirements before the amendment;

          (d) Sprint PCS must give Manager reasonable, written notice of the amendment, but in any event the notice will be given at least 30 days prior to the effective date of the amendment; and

          (e) Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint PCS. Sprint PCS will determine what constitutes a commercially reasonable period of time taking into consideration relevant business factors, including the strategic significance of the changes to the Sprint PCS Network, the relationship of the changes to the yearly marketing cycle, and the financial demands on and capacity generally of Other Managers. Notwithstanding the preceding two sentences, Manager will not be required to implement any change in the Service Area Network or the business of Manager required by an amendment to a Program Requirement until Sprint PCS has implemented the required changes in substantially all of that portion of the Sprint PCS Network that Sprint PCS operates without the use of a manager or affiliate, unless the amendment to the Program Requirement relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to implement the changes in the Service Area Network or Manager's business concurrently with Sprint PCS, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues the Program Requirement changes prior to implementation.

     Sprint PCS may grant Manager appropriate waivers and variances from the requirements of any Program Requirements. Sprint PCS has the right to adopt any Program Requirements that implement any obligation regarding the Service Area Network mandated by law.

     Any costs and expenses incurred by Manager in connection with conforming to any change to the Program Requirements during the term of this agreement are the responsibility of Manager.

     9.3 Manager's Right to Request Review of Changes. If Sprint PCS announces a change to a Program Requirement that will:

          (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholder's equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's books; or

          (b) cause the long term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis,

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the change.

     The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request and render a decision regarding the change. If after the review and decision by the Vice President or designee, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President or designee reports review the matter. If Sprint PCS still requires Manager to implement the change to the Program Requirement following the Chief Officer's review, then upon Manager's failure to implement the change an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.6.

     9.4 Sprint PCS' Right to Implement Changes. If Manager requests Sprint PCS to reconsider a change to a Program Requirement as permitted under Section
9.3 and Sprint PCS decides it will not require Manager to make the change, Sprint PCS may, but is not required to, implement the change at Sprint PCS' expense, in which event Manager will be required to operate the Service Area Network, as changed, but Sprint PCS will be entitled to any revenue derived from the change.

     9.5 Rights of Inspection. Sprint PCS and its authorized agents and representatives may enter upon the premises of any office or facility operated by or for Manager at any time, with reasonable advance notice to Manager if possible, to inspect, monitor and test in a reasonable manner the Service Area Network, including the facilities, equipment, books and records of Manager, to ensure that Manager has complied or is in compliance with all covenants and obligations of Manager under this agreement, including Manager's obligation to conform to the Program Requirements. The inspection, monitoring and testing may not disrupt the operations of the office or facility, nor impede Manager's access to the Service Area Network.

     9.6 Manager's Responsibility to Interface with Sprint PCS. Manager will use platforms fully capable of interfacing with the Sprint PCS platforms in operating the Service Area Network and in providing Sprint PCS Products and Services. Manager will pay the expense of making its platforms fully capable of interfacing with Sprint PCS, including paying for the following:

               (i)    connectivity;

               (ii) any changes that Manager requests Sprint PCS to make to Sprint PCS systems to interconnect with Manager's systems that Sprint PCS, in its sole discretion, agrees to make;

               (iii)  equipment to run Manager's software;

               (iv)   license fees for Manager's software; and

               (v)    Manager's upgrades or changes to its platforms.

                                   10.  FEES

     10.1  Fees and Payments.

           10.1.1 Fee Based on Collected Revenues. Sprint PCS will pay to Manager a weekly fee equal to 92% of Collected Revenues for the week for all obligations of Manager under this Agreement. The fee will be due on Thursday of the week following the week for which the fee is calculated.

           10.1.2 Payment of Universal Service Funds. Sprint PCS and Manager will share any federal and state subsidy funds (e.g., payments by a state of universal service fund subsidies to Sprint PCS or Manager), if any, received by Sprint PCS or Manager for customers who reside in the portion of the Service Area served by the Service Area Network. Manager is entitled to 92% of any amount received by either party and Sprint PCS is entitled to 8% of such amounts.

           10.1.3 Inter Service Area Fees. Sprint PCS will pay to Manager monthly a fee as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer of Sprint PCS or one of the Other Managers whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network. Manager will pay to Sprint PCS a fee, as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer whose NPA-NXX is assigned to the Service Area Network uses a portion of the Sprint PCS Network other than the Service Area Network. Manager acknowledges that the manner in which the NPA-NXX is utilized could change, which will require a modification in the manner in which the inter service area fees, if any, will be calculated.

           10.1.4 Interconnect Fees. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under Section 1.4.

           10.1.5   Outbound Roaming Fees.    If not otherwise provided under
any Program Requirement:

           (a) Sprint PCS will pay to Manager monthly the amount of Outbound Roaming fees that Sprint PCS collects for the month from end users whose NPA-NXX is assigned to the Service Area; and

           (b) Manager will pay to Sprint PCS (or to a clearinghouse or other carrier as appropriate) the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator.

           10.1.6   Reimbursements.    Manager will pay to or reimburse Sprint
PCS for any amounts that Sprint PCS is required to pay to a third party (e.g., a telecommunications carrier) to the extent Sprint PCS already paid such amount to Manager under this Section 10.

     10.2 Monthly True Up. Manager will report to Sprint PCS monthly the amount of Collected Revenues received directly by the Manager (e.g., customer mails payment to the business address of Manager rather than to the lockbox or a customer pays a direct sales force representative in cash). Sprint PCS will on a monthly basis true up the fees and payments due under Section 10.1 against the actual payments made by Sprint PCS to Manager. Sprint PCS will provide to Manager a true up report each month showing the true up and the net amount due from one party to the other, if any. If the weekly payments made to Manager exceed the actual fees and payments due to Manager, then Manager will remit the amount of the overpayment to Sprint PCS within 5 Business Days after receiving the true up report from Sprint PCS. If the weekly payments made to Manager are less than the actual fees and payments due to Manager, then Sprint PCS will remit the shortfall to Manager within 5 Business Days after sending the true up report to Manager.

     If a party disputes any amount on the true up report, the disputing party must give the other party written notice of the disputed amount and the reason for the dispute within 90 days after it receives the true up report. The dispute will be resolved through the dispute resolution process in Section 14. The parties must continue to pay to the other party any undisputed amounts owed under this agreement during the dispute resolution process. The dispute of an item does not stay or diminish a party's other rights and remedies under this agreement.

     10.3 Taxes. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable by Sprint PCS to Manager.

     Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate and personal property owned by Manager or used by Manager in fulfilling its obligations under this agreement.

     Manager is responsible for paying all sales, use, or similar taxes on the purchase and use of its equipment, advertising, and other goods or services in connection with this agreement.

     10.4 Collected Revenues Definition. "Collected Revenues" means actual payments received by or on behalf of Sprint PCS or Manager for Sprint PCS Products and Services from others, including the customers, whose NPA-NXX is the same as that for the portion of the Service Area served by the Service Area Network. In determining Collected Revenues the following principles will apply.

           (a)   The following items will be treated as follows:

                 (i) Collected Revenues do not include revenues from federal and state subsidy funds; they are handled separately as noted in Section 10.1.2;

                 (ii) Collected Revenues do include any amounts received for the payment of Inbound Roaming charges and interconnect fees when calls are carried on the Service Area Network; and

                 (iii) Collected Revenues do not include any amounts received with respect to any changes made by Sprint PCS under Section 9.4.

           (b) The following items are not Collected Revenues; Sprint PCS is obligated to remit the amounts received with respect to such items, if any, to Manager, as follows:

                 (i) inter service area payments will be paid as provided under Section 10.1.3;

                 (ii) Outbound Roaming and related charges will be paid as provided under Section 10.1.5;

                 (iii) proceeds from the sale or lease of subscriber equipment and accessories will be paid to Manager, subject to the equipment settlement process in Section 4.1.2;

                 (iv) proceeds from sales not in the ordinary course of business (e.g., sales of switches, cell sites, computers, vehicles or other fixed assets);

                 (v) any amounts collected with respect to sales and use taxes, gross receipts taxes, transfer taxes, and similar taxes, administrative fees, telecommunications fees, and surcharges for taxes and fees that are collected by a carrier for the benefit of a governmental authority, subject to Manager's obligation under Section 10.3; and

                 (vi) Manager will be entitled to 100% of all revenues received by Sprint PCS with respect to sales of Manager's Products and Services.

           (c) The following items are not Collected Revenues; neither party is obligated to remit any amounts respecting such items:

                 (i) reasonable adjustments of a customer's account (e.g., if Sprint PCS or Manager reduces a customer's bill, then the amount of the adjustment is not Collected Revenues); and

                 (ii) amount of bad debt and fraud associated with customers whose NPA-NXX is assigned to the Service Area (e.g., if Sprint PCS or Manager writes off a customer's bill as a bad debt, there are no Collected Revenues on which a fee is due to Manager).

     10.5 Late Payments. Any amount due under this Section 10 that is not paid by one party to the other party in accordance with the terms of this agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the due date until (and including) the date paid.

     10.6 Setoff Right If Failure To Pay Amounts Due. If Manager fails to pay any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under this agreement, the Services Agreement, or any other agreement with Sprint PCS or a Related Party of Sprint PCS, then Sprint PCS may setoff against its payments to Manager under this Section 10, the following amounts:

           (a) any amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS, including amounts due under the Services Agreement; and

           (b) any amount that Sprint PCS reasonably estimates will be due to Sprint PCS for the current month under the Services Agreement (e.g., if under the Services Agreement customer care calls are billed monthly, Sprint PCS can deduct from the weekly payment to Manager an amount Sprint PCS reasonably estimates will be due Sprint PCS on account of such customer care calls under the Services Agreement).

     On a monthly basis Sprint PCS will true up the estimated amounts deducted against the actual amounts due Sprint PCS and Sprint PCS' Related Parties. If the estimated amounts deducted by Sprint PCS exceed the actual amounts due to Sprint PCS and Sprint PCS' Related Parties, then Sprint PCS will remit the excess to Manager with the next weekly payment. If the estimated amounts deducted are less than the actual amounts due to Sprint PCS and its Related Parties, then Sprint PCS may continue to setoff the payments to Manager against the amounts due to Sprint PCS and Sprint PCS' Related Parties. This right of setoff is in addition to any other right that Sprint PCS may have under this agreement.

                 11.  TERM; TERMINATION; EFFECT OF TERMINATION

     11.1 Initial Term. This agreement commences on the date of execution and, unless terminated earlier in accordance with the provisions of this Section 11, continues for a period of 20 years (the "Initial Term").

     11.2 Renewal Terms. Following expiration of the Initial Term, this agreement will automatically renew for 3 successive 10-year renewal periods (for a maximum of 50 years including the Initial Term), unless at least 2 years prior to the commencement of any renewal period either party notifies the other party in writing that it does not wish to renew this agreement.

           11.2.1 Non-renewal Rights of Manager. If this agreement will terminate because Sprint PCS gives Manager timely written notice of non-renewal of this agreement, then Manager may exercise its rights under Section 11.2.1.1 or, if applicable, its rights under Section 11.2.1.2.

                   11.2.1.1 Manager's Put Right. Manager may within 30 days after the date Sprint PCS gives notice of non-renewal put to Sprint PCS all of the Operating Assets. Sprint PCS will pay to Manager for the Operating Assets an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under
     Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                   11.2.1.2   Manager's Purchase Right.

                         (a) If Sprint PCS owns 20 MHz or more of PCS spectrum in the Service Area under the License on the date this agreement is executed, then Manager may within 30 days after the date Sprint PCS gives notice of non-renewal declare its intent to purchase the Disaggregated License. Subject to receipt of FCC approval of the necessary disaggregation and partition, Manager may purchase from Sprint PCS the Disaggregated License for an amount equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                         (b) Upon closing the purchase of the spectrum this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                                 (1)  20 days after the receipt by Manager of
                   the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                                 (2) 10 days after the approval of the sale of the Disaggregated License by the FCC.

                         (c) The exercise of the purchase right, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in
           Section 11.8.

                         (d) After the closing of the purchase Manager will allow:

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

                                 (1)  subscribers of Sprint PCS to roam on
                   Manager's network; and

                                 (2)  Sprint PCS to resell Manager's Products
                   and Services.

           Manager will charge Sprint PCS a MFN price in either case.

           11.2.2 Non-renewal Rights of Sprint PCS. If this agreement will terminate because of any of the following five (5) events, then Sprint PCS may exercise its rights under Section 11.2.2.1 or, if applicable, its rights under
Section 11.2.2.2:

                         (a) Manager gives Sprint PCS timely written notice of non-renewal of this agreement;

                         (b) both parties give timely written notices of non-renewal;

                         (c) this agreement expires with neither party giving a written notice of non-renewal;

                         (d) either party elects to terminate this agreement under Section 11.3.4(a); or

                         (e) Manager elects to terminate this agreement under Section 11.3.4(b).

                   11.2.2.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under
     Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

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

                   11.2.2.2   Sprint PCS' Put Right.

                         (a) Sprint PCS may, subject to receipt of FCC approval, put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                         (b) Upon closing the purchase of the Disaggregated License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                                 (1) 20 days after the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                                 (2) 10 days after the approval of the sale of the Disaggregated License by the FCC.

                         (c) The exercise of the put, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                         (d) Manager may, within 10 days after it receives notice of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the purchase Manager will allow:

                                 (1)  subscribers of Sprint PCS to roam on
                    Manager's network; and

                                 (2)  Sprint PCS to resell Manager's Products
                    and Services.

     Manager will charge Sprint PCS a MFN price in either case.

           11.2.3 Extended Term Awaiting FCC Approval. If Manager is buying the Disaggregated License as permitted or required under Sections 11.2.1.2 or 11.2.2.2, then the Term of this agreement will extend beyond the original expiration date until the closing of the purchase of the Disaggregated License. The parties agree to exercise their respective commercially reasonable efforts to obtain FCC approval of the transfer of the Disaggregated License.

     11.3 Events of Termination. An "Event of Termination" is deemed to occur when a party gives written notice to the other party of the Event of Termination as permitted below:

           11.3.1  Termination of License.

                         (a) At the election of either party this agreement may be terminated at the time the FCC revokes or fails to renew the License. Unless Manager has the right to terminate this agreement under Section 11.3.1(b), neither party has any claim against the other party if the FCC revokes or fails to renew the License, even if circumstances would otherwise permit one party to terminate this agreement based on a different Event of Termination, except that the parties will have the right to pursue claims against each other as permitted under Section 11.4(b).

                         (b) If the FCC revokes or fails to renew the License because of a breach of this agreement by Sprint PCS, then Manager has the right to terminate this agreement under Section
           11.3.3 and not this Section 11.3.1.

           11.3.2 Breach of Agreement: Payment of Money Terms. At the election of the non-breaching party this agreement may be terminated upon the failure by the breaching party to pay any amount due under this agreement or any other agreement between the parties or their respective Related Parties, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the nonpayment from the non-breaching party.

           11.3.3 Breach of Agreement: Other Terms. At the election of the non-breaching party this agreement may be terminated upon the material breach by the breaching party of any material term contained in this agreement that does not regard the payment of money, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the breach from the non-breaching party, except the cure period will continue for a reasonable period beyond the 30-day period, but will under no circumstances exceed 180 days after the breaching party's receipt of written notice of the breach, if it is unreasonable to cure the breach within the 30-day period, and the breaching party takes action prior to the end of the 30-day period that is reasonably likely to cure the breach and continues to diligently take action necessary to cure the breach.

           11.3.4  Regulatory Considerations.

                         (a) At the election of either party this agreement may be terminated if this agreement violates any applicable law in any material respect where such violation (i) is classified as a felony or (ii) subjects either party to substantial monetary fines or other substantial damages, except that before causing any termination the parties must use best efforts to modify this agreement, as necessary to cause this agreement (as modified) to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

                         (b) At the election of Manager this agreement may be terminated if the regulatory action described under 11.3.4(a) is the result of a deemed change of control of the License and the parties are unable to agree upon a satisfactory resolution of the matter with the regulatory authority without a complete termination of this agreement.

           11.3.5 Termination of Trademark License Agreements. If either Trademark License Agreement terminates under its terms, then:

                         (a) Manager may terminate this agreement if the Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Sprint PCS or Sprint; and

                         (b) Sprint PCS may terminate this agreement if the Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Manager.

           11.3.6 Financing Considerations. At the election of Sprint PCS this agreement may be terminated upon the failure of Manager to obtain the financing described in Exhibit 1.7 by the deadline(s) set forth on such Exhibit.
             -----------

           11.3.7 Bankruptcy of a Party. At the election of the non-bankrupt party, this agreement may be terminated upon the occurrence of a Voluntary Bankruptcy or an Involuntary Bankruptcy of the other party.

           "Voluntary Bankruptcy" means:

                         (a) the inability of a party generally to pay its debts as the debts become due, or an admission in writing by a party of its inability to pay its debts generally or a general assignment by a party for the benefit of creditors;

                         (b) the filing of any petition or answer by a party seeking to adjudicate itself a bankrupt or insolvent, or seeking any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition for itself or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for itself or for substantially all of its property; or

                         (c) any action taken by a party to authorize any of the actions set forth above.

           "Involuntary Bankruptcy" means, without the consent or acquiescence of a party:

                         (a) the entering of an order for relief or approving a petition for relief or reorganization;

                         (b) any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

                         (c) the filing of any petition against a party, which petition is not dismissed within 90 days; or

                         (d) without the consent or acquiescence of a party, the entering of an order appointing a trustee, custodian, receiver or liquidator of party or of all or any substantial part of the property of the party, which order is not dismissed within 90 days.

     11.4  Effect of an Event of Termination.

           (a) Upon the occurrence of an Event of Termination, the party with the right to terminate this agreement or to elect the remedy upon the Event of Termination, as the case may be, may:

                   (i) in the case of an Event of Termination under Sections 11.3.1(a) or 11.3.7, give the other party written notice that the agreement is terminated effective as of the date of the notice, in which case neither party will have any other remedy or claim for damages (except any claim the non-bankrupt party has against the bankrupt party and any claims permitted under Section 11.4(b)); or

                   (ii)  in the case of an Event of Termination other than under
     Section 11.3.1(a), give the other party written notice that the party is exercising one of its rights, if any, under Section 11.5 or Section 11.6.

           (b) If the party terminates this agreement under Section 11.4(a)(i) then all rights and obligations of each party under this agreement will immediately cease, except that:

                   (i) any rights arising out of a breach of any terms of this agreement will survive any termination of this agreement;

                   (ii) the provisions described in Section 17.23 will survive any termination of this agreement;

                   (iii) the payment obligations under Section 10 will survive any termination of this agreement if, and to the extent, any costs or fees have accrued or are otherwise due and owing as of the date of termination of this agreement from Manager to Sprint PCS or any Sprint PCS Related Party or from Sprint PCS to Manager or any Manager Related Party;

                   (iv) either party may terminate this agreement in accordance with the terms of this agreement without any liability for any loss or damage arising out of or related to such termination, including any loss or damage arising out of the exercise by Sprint PCS of its rights under Section 11.6.3;

                   (v) Manager will use all commercially reasonable efforts to cease immediately all of their respective efforts to market, sell, promote or distribute the Sprint PCS Products and Services;

                   (vi) Sprint PCS has the option to buy from Manager any new unsold subscriber equipment and accessories, at the prices charged to Manager;

                   (vii) the parties will immediately stop making any statements or taking any action that might cause third parties to infer that any business relationship continues to exist between the parties, and where necessary or advisable, the parties will inform third parties that the parties no longer have a business relationship; and

                   (viii) if subscriber equipment and accessories are in transit when this agreement is terminated, Sprint PCS may, but does not have the obligation to, cause the freight carrier to not deliver the subscriber equipment and accessories to Manager but rather to deliver the subscriber equipment and accessories to Sprint PCS.

           (c) If the party exercises its rights under Section 11.4(a)(ii), this agreement will continue in full force and effect until otherwise terminated.

           (d) If this agreement terminates for any reason other than Manager's purchase of the Disaggregated License, Manager will not, for 3 years after the date of termination compile, create, or use for the purpose of selling merchandise or services similar to any Sprint PCS Products and Services, or sell, transfer or otherwise convey to a third party, a list of customers who purchased, leased or used any Sprint PCS Products and Services. Manager may use such a list for its own internal analysis of its business practices and operations. If this agreement terminates because of Manager's purchase of the Disaggregated License, then Sprint PCS will transfer to Manager the Sprint PCS customers with a MIN assigned to the Service Area covered by the Disaggregated License, but Sprint PCS retains the customers of a national account and any resellers who have entered into a resale agreement with Sprint PCS. Manager agrees not to solicit, directly or indirectly, any customers of Sprint PCS not transferred to Manager under this Section 11.4(d) for 2 years after the termination of this agreement, except that Manager's advertising through mass media will not be considered a solicitation of Sprint PCS customers.

     11.5 Manager's Event of Termination Rights and Remedies. In addition to any other right or remedy that Manager may have under this agreement, the parties agree that Manager will have the rights and remedies set forth in this
Section 11.5 and that such rights and remedies will survive the termination of this agreement. If Manager has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3,
11.3.5 or 11.3.7 (if Manager is the non-bankrupt party), then Manager has the right to elect one of the following three (3) remedies, except Manager cannot elect its remedies under Sections 11.5.1 or 11.5.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3.

           11.5.1 Manager's Put Right. Manager may put to Sprint PCS within 30 days after the Event of Termination all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

                         (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers under
           Section 11.7; or

                         (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8.

     Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating Assets, the representations and warranties made by the Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

           11.5.2  Manager's Purchase Right.

                         (a) If Sprint PCS owns 20 MHz or more of PCS spectrum in the Service Area under the License on the date this agreement is executed, then Manager may, subject to receipt of FCC approval, purchase from Sprint PCS the Disaggregated License for the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 9% (10% minus a 10% penalty) of the Entire Business Value.

                    (b) Upon closing the purchase of the Disaggregated License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                          (1) 20 days after the receipt by Manager of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                          (2) 10 days after the approval of the sale of the Disaggregated License by the FCC.

          The exercise of the purchase right, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                    (c)   After the closing of the purchase Manager will allow:

                           (1) subscribers of Sprint PCS to roam on Manager's network; and

                           (2) Sprint PCS to resell Manager's Product and Services.

          Manager will charge Sprint PCS a MFN price in either case.

          11.5.3 Manager's Action for Damages or Other Relief. Manager, in accordance with the dispute resolution process in Section 14, may seek damages or other appropriate relief.

   11.6 Sprint PCS' Event of Termination Rights and Remedies. In addition to any other right or remedy that Sprint PCS may have under this agreement, the parties agree that Sprint PCS will have the rights and remedies set forth in this Section 11.6 and that such rights and remedies will survive the termination of this agreement. If Sprint PCS has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3, 11.3.5, 11.3.6 or 11.3.7 (if Sprint PCS is the non-bankrupt party), then Sprint PCS has the right to elect one of the following four (4) remedies, except that (i) if Sprint PCS elects the remedies under Sections 11.6.1, 11.6.2 or 11.6.4, Sprint PCS may pursue its rights under Section 11.6.3 concurrently with its pursuit of one of the other three remedies, (ii) Sprint PCS cannot elect its remedies under Sections 11.6.1 or
11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3 (unless the Event of Termination is caused by a breach related to the Build-out Plan or the build-out of the Service Area Network), and (iii) Sprint PCS cannot elect its remedy under Section 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.6.

          11.6.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 72% (80% minus a 10% penalty) of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

                    (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers pursuant to Section 11.7; or

                    (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8.

     Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

          11.6.2    Sprint PCS' Put Right.

                    (a) Sprint PCS may, subject to receipt of FCC approval, put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                    (b) Upon closing the purchase of the Disaggregated License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                          (1) 20 days after the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                          (2) 10 days after the approval of the sale of the Disaggregated License by the FCC.

                    (c) The exercise of the put, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                    (d) Manager may, within 10 days after it receives notice of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the closing of the purchase Manager will allow:

                          (1) subscribers of Sprint PCS to roam on Manager's network; and

                          (2) Sprint PCS to resell Manager's Products and Services.

          Manager will charge Sprint PCS a MFN price in either case.

          11.6.3    Sprint PCS' Right to Cause A Cure.

                    (a) Sprint PCS' Right. Sprint PCS may, but is not obligated to, take such action as it deems necessary to cure Manager's breach of this agreement, including assuming operational responsibility for the Service Area Network to complete construction, continue operation, complete any necessary repairs, implement changes necessary to comply with the Program Requirements and terms of this agreement, or take such other steps as are appropriate under the circumstances, or Sprint PCS may designate a third party or parties to do the same, to assure uninterrupted availability and deliverability of Sprint PCS Products and Services in the Service Area, or to complete the build-out of the Service Area Network in accordance with the terms of this agreement. In the event that Sprint PCS elects to exercise its right under this Section 11.6.3, Sprint PCS will give Manager written notice of such election. Upon giving such notice:

                          (1) Manager will collect and make available at a convenient, central location at its principal place of business, all documents, books, manuals, reports and records related to the Build-out Plan and required to operate and maintain the Service Area Network; and

                          (2) Sprint PCS, its employees, contractors and designated third parties will have the unrestricted right to enter the facilities and offices of Manager for the purpose of curing the breach and, if Sprint PCS deems necessary, operate the Service Area Network.

          Manager agrees to cooperate with and assist Sprint PCS to the extent requested by Sprint PCS to enable Sprint PCS to exercise its rights under this Section 11.6.3.

                    (b) Liability. Sprint PCS' exercise of its rights under this Section 11.6.3 will not be deemed an assumption by Sprint PCS of any liability attributable to Manager or any other party, except that, without limiting the provisions of Section 13, during the period that Sprint PCS is curing a breach under this agreement or operating any portion of the Service Area Network pursuant to this Section 11.6.3, Sprint PCS will indemnify and defend Manager and its directors, partners, officers, employees and agents from and against, and reimburse and pay for, all claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), whether or not arising out of third party claims, in connection with any suit, claim, action or other legal proceeding relating to the bodily injury, sickness or death of persons or the damage to or destruction of property, real or personal, resulting from or arising out of Sprint PCS' negligence or willful misconduct in curing the breach or in the operation of the Service Area Network. Sprint PCS' obligation under this Section 11.6.3(b) will not apply to the extent of any claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses resulting from the negligence or willful misconduct of Manager or arising from any contractual obligation of Manager.

                    (c) Costs and Payments. During the period that Sprint PCS is curing a breach or operating the Service Area Network under this
          Section 11.6.3, Sprint PCS and Manager will continue to make any and all payments due to the other party and to third parties under this agreement, the Services Agreement and any other agreements to which such party is bound, except that Sprint PCS may deduct from its payments to Manager all reasonable costs and expenses incurred by Sprint PCS in connection with the exercise of its right under this
          Section 11.6.3. Sprint PCS' operation of the Service Area Network pursuant to this Section 11.6.3 is not a substitution for Manager's performance of its obligations under this agreement and does not relieve Manager of its other obligations under this agreement.

                    (d) Length of Right. Sprint PCS may continue to operate the Service Area Network in accordance with Section 11.6.3 until (i) Sprint PCS cures all breaches by Manager under this agreement; (ii) Manager cures all breaches and demonstrates to Sprint PCS' satisfaction that it is financially and operationally willing, ready and able to perform in accordance with this agreement and resumes such performance; (iii) Sprint PCS consummates the purchase of the Operating Assets under
          Section 11.6.1 or the sale of the Disaggregated License under Section 11.6.2; or (iv) Sprint PCS terminates this agreement.

                    (e) Not Under Services Agreement. The exercise by Sprint PCS of its right under this Section 11.6.3 does not represent services rendered under the Services Agreement, and therefore it does not allow Manager to be deemed in compliance with the Program Requirements under Sections 7.1(a)(ii), 8.1(b).

          11.6.4 Sprint PCS' Action for Damages or Other Relief. Sprint PCS, in accordance with the dispute resolution process in Section 14, may seek damages or other appropriate relief.

   11.7   Determination of Entire Business Value.

          11.7.1 Appointment of Appraisers. Sprint PCS and Manager must each designate an independent appraiser within 30 days after giving the Purchase Notice under Exhibit 11.8. Sprint PCS and Manager will direct the two appraisers
             ------------
to jointly select a third appraiser within 15 days after the day the last of them is appointed. Each appraiser must be an expert in the valuation of wireless telecommunications businesses. Sprint PCS and Manager must direct the three appraisers to each determine, within 45 days after the appointment of the last appraiser, the Entire Business Value. Sprint PCS and Manager will each bear the costs of the appraiser appointed by it, and they will share equally the costs of the third appraiser.

          11.7.2 Manager's Operating Assets. The following assets are included in the Operating Assets (as defined in the Schedule of Definitions):
                                                    -----------------------

                    (a) network assets, including all personal property, real property interests in cell sites and switch sites, leasehold interests, collocation agreements, easements, and rights-of-way;

                    (b) all of the real, personal, tangible and intangible property and contract rights that Manager owns and uses in conducting the business of providing the Sprint PCS Products and Services, including the goodwill resulting from Manager's customer base;

                    (c) sale and distribution assets primarily dedicated (i.e., at least 80% of their revenue is derived from the sale of Sprint PCS Products and

          Services) to the sale by Manager of Sprint PCS Products and Services. For example, a retail store that derives at least 80% of its revenue from the sale of Sprint PCS Products and Services is an Operating Asset. A store that derives 65% of its revenue from Sprint PCS Products and Services is not an Operating Asset;

                    (d) customers, if any, that use both the other products and services approved under Section 3.2 and the Sprint PCS Products and Services;

                    (e)   handset inventory;

                    (f) books and records of the wireless business, including all engineering drawings and designs and financial records; and

                    (g) all contracts used by Manager in operating the wireless business including T1 service agreements, service contracts, interconnection agreements, distribution agreements, software license agreements, equipment maintenance agreements, sales agency agreements and contracts with all equipment suppliers.

          11.7.3 Entire Business Value. Utilizing the valuation principles set forth below and in Section 11.7.4, "Entire Business Value" means the fair market value of Manager's wireless business in the Service Area, valued on a going concern basis.

                    (a) The fair market value is based on the price a willing buyer would pay a willing seller for the entire on-going business.

                    (b) The appraisers will use the then-current customary means of valuing a wireless telecommunications business.

                    (c) The business is conducted under the Brands and existing agreements between the parties and their respective Related Parties.

                    (d) Manager owns the Disaggregated License (in the case where Manager will be buying the Disaggregated License under Sections 11.2.1.2, 11.2.2.2, 11.5.2 or 11.6.2) or Manager owns the spectrum and the frequencies actually used by Manager under this agreement (in the case where Sprint PCS will be buying the Operating Assets under Sections 11.2.1.1, 11.2.2.1, 11.5.1 or 11.6.1).

                    (e) The valuation will not include any value for the business represented by Manager's Products and Services or any business not directly related to Sprint PCS Products and Services.

          11.7.4 Calculation of Entire Business Value. The Entire Business Value to be used to determine the purchase price of the Operating Assets or the Disaggregated License under this agreement is as follows:

                    (a) If the highest fair market value determined by the appraisers is within 10% of the lowest fair market value, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the three appraised fair market values.

                    (b) If two of the fair market values determined by the appraisers are within 10% of one another, and the third value is not within 10% of the other fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the two more closely aligned fair market values.

                    (c) If none of the fair market values is within 10% of the other two fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the middle value of the three fair market values.

   11.8 Closing Terms and Conditions. The closing terms and conditions for the transactions contemplated in this Section 11 are attached as Exhibit 11.8.
                                                             ------------

   11.9 Contemporaneous and Identical Application. The parties agree that any action regarding renewal or non-renewal and any Event of Termination will occur contemporaneously and identically with respect to all Licenses. For example, if Manager exercises its purchase right under Section 11.5.2, it must exercise such right with respect to all of the Licenses under this agreement. The Term of this agreement will be the same for all Licenses; Manager will not be permitted to operate a portion of the Service Area Network with fewer than all of the Licenses.

   12.    BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE

   12.1   Books and Records.

          12.1.1 General. Each party must keep and maintain books and records to support and document any fees, costs, expenses or other charges due in connection with the provisions set forth in this agreement. The records must be retained for a period of at least 3 years after the fees, costs, expenses or other charges to which the records relate have accrued and have been paid, or such other period as may be required by law.

          12.1.2 Audit. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Service Area with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Sprint PCS determines Sprint PCS was overpaid. The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the costs and expenses related to the audit will be paid by the audited party.

     Notwithstanding the above provisions of this Section 12.1.2, rather than allow Manager's independent auditors access to Sprint PCS' records, Sprint PCS may provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations" ("Type II Report" or "Manager Management Report"). Such report will be prepared by independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over the Manager Management Processes. "Manager Management Processes" include those services generally provided within the Management Agreement, primarily billing and collection of Collected Revenues.

          12.1.3 Contesting an Audit. If the party that did not select the independent auditor does not agree with the findings of the audit, then such party can contest the findings by providing notice of such disagreement to the other party (the "Dispute Notice"). The date of delivery of such notice is the "Dispute Notice Date." If the parties are unable to resolve the disagreement within 10 Business Days after the Dispute Notice Date, they will resolve the disagreement in accordance with the following procedures.

     The two parties and the auditor that conducted the audit will all agree on an independent certified public accountant with a regional or national accounting practice in the wireless telecommunications industry (the "Arbiter") within 15 Business Days after the Dispute Notice Date. If, within 15 Business Days after the Dispute Notice Date, the three parties fail to agree on the Arbiter, then at the request of either party to this agreement, the Arbiter will be selected pursuant to the rules then in effect of the American Arbitration Association. Each party will submit to the Arbiter within 5 Business Days after its selection and engagement all information reasonably requested by the Arbiter to enable the Arbiter to independently resolve the issue that is the subject of the Dispute Notice. The Arbiter will make its own determination of the amount of fees, costs, expenses or other charges payable under this agreement with respect to the period audited. The Arbiter will issue a written report of its determination in reasonable detail and will deliver a copy of the report to the parties within 10 Business Days after the Arbiter receives all of the information reasonably requested. The determination made by the Arbiter will be final and binding and may be enforced by any court having jurisdiction. The parties will cooperate fully in assisting the Arbiter and will take such actions as are necessary to expedite the completion of and to cause the Arbiter to expedite its assignment.

     If the amount owed by a contesting party is reduced by more than 10% or the amount owed to a contesting party is increased by more than 10% then the non-contesting party will pay the costs and expenses of the Arbiter, otherwise the contesting party will pay the costs and expenses of the Arbiter.

   12.2   Confidential Information.

          (a) Except as specifically authorized by this agreement, each of the parties must, for the Term and 3 years after the date of termination of this agreement, keep confidential, not disclose to others and use only for the purposes authorized in this agreement, all Confidential Information disclosed by the other party to the party in connection with this agreement, except that the foregoing obligation will not apply to the extent that any Confidential
Information:

                (i) is or becomes, after disclosure to a party, publicly known by any means other than through unauthorized acts or omissions of the party or its agents; or

                (ii) is disclosed in good faith to a party by a third party entitled to make the disclosure.

          (b) Notwithstanding the foregoing, a party may use, disclose or authorize the disclosure of Confidential Information that it receives that:

                (i) has been published or is in the public domain, or that subsequently comes into the public domain, through no fault of the receiving party;

                (ii) prior to the effective date of this agreement was properly within the legitimate possession of the receiving party, or subsequent to the effective date of this agreement, is lawfully received from a third party having rights to publicly disseminate the Confidential Information without any restriction and without notice to the recipient of any restriction against its further disclosure;

                (iii) is independently developed by the receiving party through persons or entities who have not had, either directly or indirectly, access to or knowledge of the Confidential Information;

                (iv) is disclosed to a third party consistent with the terms of the written approval of the party originally disclosing the information;

                (v) is required by the receiving party to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, and the Confidential Information will otherwise continue to be Confidential Information required to be held confidential for purposes of this agreement;

                (vi) is required by the receiving party to be disclosed by applicable law or a stock exchange or associa tion on which the receiving party's securiti es (or those of its Relate d Parties ) are or may becom e listed; or

                (vii) is disclosed by the receiving party to a financial institution or accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this Section 12.2.

          (c) Notwithstanding the foregoing, Manager and Sprint PCS authorize each other to disclose to the public in regulatory filings the other's identity and the Service Area to be developed and managed by Manager, and Manager authorizes Sprint PCS to mention Manager and the Service Area in public relations announcements.

          (d) The party making a disclosure under Sections 12.2(b)(v), 12.2(b)(vi) or 12.2(b)(vii) must inform the disclosing party as promptly as is reasonably necessary to enable the disclosing party to take action to, and use the party's reasonable best efforts to, limit the disclosure and maintain confidentiality to the extent practicable.

          (e) Manager will not except when serving in the capacity of Manager under this agreement, use any Confidential Information of any kind that it receives under or in connection with this agreement. For example, if Manager operates a wireless company in a different license area, Manager may not use any of the Confidential Information received under or in connection with this agreement in operating the other wireless business.

   12.3   Insurance

          12.3.1 General. During the term of this agreement, Manager must obtain and maintain, and will cause any subcontractors to obtain and maintain, with financially reputable insurers licensed to do business in all jurisdictions where any work is performed under this agreement and who are reasonably acceptable to Sprint PCS, the insurance described in the Sprint PCS Insurance Requirements. The Sprint PCS Insurance Requirements as of the date of this agreement are attached as Exhibit 12.3. Sprint PCS may modify the Sprint PCS
                          ------------
Insurance

Requirements as is commercially reasonable from time to time by delivering to Manager a new Exhibit 12.3.
                            ------------

          12.3.2 Waiver of Subrogation. Manager must look first to any insurance in its favor before making any claim against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives for recovery resulting from injury to any person (including Manager's or its subcontractor's employees) or damage to any property arising from any cause, regardless of negligence. Manager does hereby release and waive to the fullest extent permitted by law, and will cause its respective insurers to waive, all rights of recovery by subrogation against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives.

          12.3.3 Certificates of Insurance. Manager and all of its subcontractors, if any, must, as a material condition of this agreement and prior to the commencement of any work under and any renewal of this agreement, deliver to Sprint PCS a certificate of insurance, satisfactory in form and content to Sprint PCS, evidencing that the above insurance, including waiver of subrogation, is in force and will not be canceled or materially altered without first giving Sprint PCS at least 30 days prior written notice and that all coverages are primary to any insurance carried by Sprint PCS, its directors, officers, employees, agents or representatives.

     Nothing contained in this Section 12.3.3 will limit Manager's liability to Sprint PCS, its directors, officers, employees, agents or representatives to the limits of insurance certified or carried.

                             13.  INDEMNIFICATION

     13.1 Indemnification by Sprint PCS. Sprint PCS agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers, employees, agents and representatives arising from or relating to the violation by Sprint PCS of any law, regulation or ordinance applicable to Sprint PCS or by Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS or Sprint PCS' Related Parties and Manager or Manager's Related Parties except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and/or expense results solely from the negligence or willful misconduct of Manager.

     13.2 Indemnification by Manager. Manager agrees to indemnify, defend and hold harmless Sprint PCS and Sprint, and their respective directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Sprint PCS or Sprint, and their respective directors, managers, officers, employees, agents and representatives arising from or relating to Manager's violation of any law, regulation or ordinance applicable to Manager, Manager's breach of any representation, warranty or covenant contained in this agreement or any other agreement between Manager or Manager's Related Parties and Sprint PCS and Sprint PCS' Related Parties, Manager's ownership of the Operating Assets or the operation of the Service Area Network, or the actions or failure to act of any of Manager's contractors, subcontractors, agents, directors, managers, officers, employees and representatives of any of them in the performance of any work under this agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results solely from the negligence or willful misconduct of Sprint PCS or Sprint, as the case may be.

     13.3 Procedure.

          13.3.1 Notice. Any party being indemnified ("Indemnitee") will give the party making the indemnification ("Indemnitor") written notice as soon as practicable but no later than 5 Business Days after the party becomes aware of the facts, conditions or events that give rise to the claim for indemnification if:

                    (a) any claim or demand is made or liability is asserted against Indemnitee; or

                    (b) any suit, action, or administrative or legal proceeding is instituted or commenced in which Indemnitee is involved or is named as a defendant either individually or with others.

     Failure to give notice as described in this Section 13.3.1 does not modify the indemnification obligations of this provision, except if Indemnitee is harmed by failure to provide timely notice to Indemnitor, then Indemnitor does not have to indemnify Indemnitee for the harm caused by the failure to give the timely notice.

          13.3.2 Defense by Indemnitor. If within 30 days after giving notice Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against the claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense.

     Indemnitee will fully cooperate with Indemnitor in the dispute or defense so long as Indemnitor is conducting the dispute or defense diligently and in good faith. Indemnitor is not permitted to settle the dispute or claim without the prior written approval of Indemnitee, which approval will not be unreasonably withheld. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to retain additional representation by counsel of its choice to participate in the defense at Indemnitee's sole cost and expense.

          13.3.3 Defense by Indemnitee. If no notice of intent to dispute or defend is received by Indemnitee within the 30-day period, or if a diligent and good faith defense is not being or ceases to be conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle the claim, demand or other liability, and in either event to be indemnified as provided in this Section
13.3.3. Indemnitee is not permitted to settle the dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.

          13.3.4 Costs. Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.

                            14.  DISPUTE RESOLUTION

     14.1 Negotiation. The parties will attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiation between or among representatives who have authority to settle the controversy. Either party may escalate any dispute not resolved in the normal course of business to the appropriate (as determined by the party) officers of the parties by providing written notice to the other party.

     Within 10 Business Days after delivery of the notice, the appropriate officers of each party will meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to exchange relevant information and to attempt to resolve the dispute.

     Either party may elect, by giving written notice to the other party, to escalate any dispute arising out of or relating to the determination of fees that is not resolved in the normal course of business or by the audit process set forth in Sections 12.1.2 and 12.1.3, first to the appropriate financial or accounting officers to be designated by each party. The designated officers will meet in the manner described in the preceding paragraph. If the matter has not been resolved by the designated officers within 30 days after the notifying party's notice, either party may elect to escalate the dispute to the appropriate (as determined by the party) officers in accordance with the prior paragraphs of this Section 14.1.

     14.2 Unable to Resolve. If a dispute has not been resolved within 60 days after the notifying party's notice, either party may continue to operate under this agreement and sue the other party for damages or seek other appropriate remedies as provided in this agreement. If, and only if, this agreement does not provide a remedy (as in the case of Sections 3.4 and 4.5, where the parties are supposed to reach an agreement), then either party may give the other party written notice that it wishes to resolve the dispute or claim arising out of the parties' inability to agree under such Sections of this agreement by using the arbitration procedure set forth in this Section 14.2. Such arbitration will occur in Kansas City, Missouri, unless the parties otherwise mutually agree, with the precise location being as agreed upon by the parties or, absent such agreement, at a location in Kansas City, Missouri selected by Sprint PCS. Such arbitration will be conducted pursuant to the procedures prescribed by the Missouri Uniform Arbitration Act, as amended from time to time, or, if none, pursuant to the rules then in effect of the American Arbitration Association (or at any other place and by any other form of arbitration mutually acceptable to the parties). Any award rendered in such arbitration will be confidential and will be final and conclusive upon the parties, and a judgment on the award may be entered in any court of the forum, state or federal, having jurisdiction. The expenses of the arbitration will be borne equally by the parties to the arbitration, except that each party must pay for and bear the cost of its own experts, evidence, and attorneys' fees.

     The parties must each, within 30 days after either party gives notice to the other party of the notifying party's desire to resolve a dispute or claim under the arbitration procedure in this Section 14.2, designate an independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, to participate in the arbitration hearing. The two arbitrators thus selected will select a third independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, who will act as chairperson of the board of arbitration. If, within 15 days after the day the last of the two named arbitrators is appointed, the two named arbitrators fail to agree upon the third, then at the request of either party, the third arbitrator shall be selected pursuant to the rules then in effect of the American Arbitration Association. The three independent arbitrators will comprise the board of arbitration, which will preside over the arbitration hearing and will render all decisions by majority vote. If either party refuses or neglects to appoint an independent arbitrator within such 30-day period, the independent arbitrator who has been appointed as of the 31st day after the notifying party's notice will be the sole independent arbitrator and will solely preside over the arbitration hearing. The arbitration hearing will commence no sooner than 30 days after the date the last arbitrator is appointed and no later than 60 days after such date. The arbitration hearing will be conducted during normal working hours on Business Days without interruption or adjournment of more than 2 Business Days at any one time or 6 Business Days in the aggregate.

     The arbitrators will deliver their decision to the parties in writing within 10 days after the conclusion of the arbitration hearing. The arbitration award will be accompanied by findings of fact and a statement of reasons for the decision. There will be no appeal from the written decision, except as permitted by applicable law. The arbitration proceedings, the arbitrators' decision, the arbitration award, and any other aspect, matter, or issue of or relating to the arbitration are confidential, and disclosure of such confidential information is an actionable breach of this agreement.

     Notwithstanding any other provision of this agreement, arbitration will not be required of any issue for which injunctive relief is properly sought by either party.

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

     14.3 Attorneys and Intent. If an officer intends to be accompanied at a meeting by an attorney, the other party's officer will be given at least 3 Business Days prior notice of the intention and may also be accompanied by an attorney. All negotiations under Section 14.1 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Civil Procedure and state rules of evidence and civil procedure.

     14.4 Tolling of Cure Periods. Any cure period under Section 11.3 that is less than 90 days will be tolled during the pendency of the dispute resolution process. Any cure period under Section 11.3 that is 90 days or longer will not be tolled during the pendency of the dispute resolution process.

                      15.  REPRESENTATIONS AND WARRANTIES

     Each party for itself makes the following representations and warranties to the other party:

     15.1 Due Incorporation or Formation; Authorization of Agreements. The party is either a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Manager is qualified to do business and in good standing in every jurisdiction in which the Service Area is located. The party has the full power and authority to execute and deliver this agreement and to perform its obligations under this agreement.

     15.2 Valid and Binding Obligation. This agreement constitutes the valid and binding obligation of the party, enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     15.3 No Conflict; No Default. Neither the execution, delivery and performance of this agreement nor the consummation by the party of the transactions contemplated in this agreement will conflict with, violate or result in a breach of (a) any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to such party, (b) any term, condition or provision of the articles of incorporation, certificate of limited partnership, certificate of organization, bylaws, partnership agreement or limited liability company agreement (or other governing documents) of such party or of any material agreement or instrument to which such party is or may be bound or to which any of its material properties or assets is subject.

     15.4 Litigation. No action, suit, proceeding or investigation is pending or, to the knowledge of the party, threatened against or affecting the party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the party's ability to perform its obligations under this agreement. The party has not received any currently effective notice of any default that could reasonably be expected to result in a breach of the preceding sentence.

                          16.  REGULATORY COMPLIANCE

     16.1 Regulatory Compliance. Manager will construct, operate, and manage the Service Area Network in compliance with applicable federal, state, and local laws and regulations, including Siting Regulations. Nothing in this Section
16.1 will limit Manager's obligations under Section 2.2 and the remainder of this Section 16. Manager acknowledges that failure to comply with applicable federal, state, and local laws and regulations in its construction, operation, and management of the Service Area Network may subject the parties and the License to legal and administrative agency actions, including forfeiture penalties and actions that affect the License, such as license suspension and revocation, and accordingly, Manager agrees that it will cooperate with Sprint PCS to maintain the License in full force and effect.

     Manager will write and implement practices and procedures governing construction and management of the Service Area Network in compliance with Siting Regulations. Manager will make its Siting Regulations practices and procedures available upon request to Sprint PCS in the manner specified by Sprint PCS for its inspection and review, and Manager will modify those Siting Regulations practices and procedures as may be requested by Sprint PCS. Every six months, and at the request of Sprint PCS, Manager will provide a written certification from one of Manager's chief officers that Manager's Service Area Network complies with Siting Regulations. Manager's first certification of compliance with Siting Regulations will be provided to Sprint PCS six months after the date of this agreement.

     Manager will conduct an audit and physical inspection of its Service Area Network at the request of Sprint PCS to confirm compliance with Siting Regulations, and Manager will report the results of the audit and physical inspection to Sprint PCS in the form requested by Sprint PCS. Manager will bear the cost of Siting Regulations compliance audits and physical inspections requested by Sprint PCS.

     Manager will retain for 3 years records demonstrating compliance with Siting Regulations, including compliance audit and inspection records. Manager will make those records available upon request to Sprint PCS for production, inspection, and copying in the manner specified by Sprint PCS. Sprint PCS will bear the cost of production, inspection, and copying.

     16.2 FCC Compliance. The parties agree to comply with all applicable FCC rules governing the License or the Service Area Network and specifically agree as follows:

          (a) The party billing a customer will advise the customer that service is provided over spectrum licensed to Sprint PCS. Neither Manager nor Sprint PCS will represent itself as the legal representative of the other before the FCC or any other third party, but will cooperate with each other with respect to FCC matters concerning the License or the Service Area Network.

          (b) Sprint PCS will use commercially reasonable efforts to maintain the License in accordance with the terms of the License and all applicable laws, policies and regulations and to comply in all material respects with all other legal requirements applicable to the operation of the Sprint PCS Network and its business. Sprint PCS has sole responsibility, except as specifically provided otherwise in Section 2.2, for keeping the License in full force and effect and for preparing submissions to the FCC or any other relevant federal, state or local authority of all reports, applications, interconnection agreements, renewals, or other filings or documents. Manager must cooperate and coordinate with Sprint PCS' actions to comply with regulatory requirements, which cooperation and coordination must include, without limitation, the provision to Sprint PCS of all information that Sprint PCS deems necessary to comply with the regulatory requirements. Manager must refrain from taking any action that could impede Sprint PCS from fulfilling its obligations under the preceding sentence, and must not take any action that could cause Sprint PCS to forfeit or cancel the License.

          (c) Sprint PCS and Manager are familiar with Sprint PCS' responsibility under the Communications Act of 1934, as amended, and applicable FCC rules. Nothing in this agreement is intended to diminish or restrict Sprint PCS' obligations as an FCC Licensee and both parties desire that this agreement and each party's obligations under this agreement be in compliance with the FCC rules.

          (d) Nothing in this agreement will preclude Sprint PCS from permitting or facilitating resale of Sprint PCS Products and Services to the extent required or elected under applicable FCC regulations. Manager will take the actions necessary to facilitate Sprint PCS' compliance with FCC regulations. To the extent permitted by applicable regulations, Sprint PCS will not authorize a reseller that desires to sell services and products in only the Service Area to resell Sprint PCS wholesale products and services, unless Manager agrees in advance to such sales.

          (e) If a change in FCC policy or rules makes it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any term or provision of this agreement, Sprint PCS will use all commercially reasonable efforts diligently to prepare, file and prosecute before the FCC all petitions, waivers, applications, amendments, rule-making comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this agreement. Manager will use commercially reasonable efforts to provide to Sprint PCS any information that Sprint PCS may request from Manager with respect to any matter involving Sprint PCS, the FCC, the License, the Sprint PCS Products and Services or any other products and services approved under Section
3.2. Each party will bear its own costs of preparation of the documents and prosecution of the actions.

          (f) If the FCC determines that this agreement is inconsistent with the terms and conditions of the License or is otherwise contrary to FCC policies, rules and regulations, or if regulatory or legislative action subsequent to the date of this agreement alters the permissibility of this agreement under the FCC's rules or other applicable law, rules or regulations, then the parties must use best efforts to modify this agreement as necessary to cause this agreement (as modified) to comply with the FCC policies, rules, regulations and applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

          (g) Manager warrants and represents to Sprint PCS that Manager is and at all times during the Term of this agreement will be in compliance with FCC rules and regulations regarding limits on classes and amounts of spectrum that may be owned by Manager. Manager agrees that in the event that Manager is or at any time becomes in violation of such rules and regulations, Manager will promptly take all action necessary and appropriate (other than terminating this agreement) to cure such violation and comply with such rules and regulations, including without limitation disposing of its direct or indirect interests in cellular licenses.

     16.3 Marking and Lighting. Manager will conform to applicable FAA standards when Siting Regulations require marking and lighting of Manager's Service Area Network cell sites. Manager will cooperate with Sprint PCS in reporting lighting malfunctions as required by Siting Regulations.

     16.4 Regulatory Notices. Manager will, within 2 Business Days after its receipt, give Sprint PCS written notice of all oral and written communications it receives from regulatory authorities (including but not limited to the FCC, the FAA, state public service commissions, environmental authorities, and historic preservation authorities) and complaints respecting Manager's construction, operation, and management of the Service Area Network that could result in actions affecting the License as well as written notice of the details respecting such communications and complaints, including a copy of any written material received in connection with such communications and complaints.
Manager will cooperate with Sprint PCS in responding to such communications and complaints received by Manager. Sprint PCS has the right to respond to all such communications and complaints, with counsel and consultants of its own choice. If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS, and Manager will pay the costs of Sprint PCS' responding to such communications and complaints, including reasonable attorneys' and consultants' fees, investigation costs, and all other reasonable costs and expenses incurred by Sprint PCS.

     16.5 Regulatory Policy-Setting Proceedings. Manager will not intervene in or otherwise participate in a rulemaking, investigation, inquiry, contested case, or similar regulatory policy setting proceedings before a regulatory authority concerning the License or construction, operation, and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network.

                            17.  GENERAL PROVISIONS

     17.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile (with acknowledgment received and a copy sent by overnight courier), charges prepaid and addressed as described on the Notice Address Schedule attached to the Master Signature Page, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

     All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

     17.2 Construction. This agreement will be construed simply according to its fair meaning and not strictly for or against either party.

     17.3 Headings. The table of contents, section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define, limit or expand the scope, extent or intent of this agreement.

     17.4 Further Action. Each party agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

     17.5 Counterpart Execution. This agreement will be executed by affixing the parties' signatures to the Master Signature Page, which Master Signature Page, and thus this agreement, may be executed in any number of counterparts with the same effect as if both parties had signed the same document. All counterparts will be construed together and will constitute one agreement.

     17.6 Specific Performance. Each party agrees with the other party that the party would be irreparably damaged if any of the provisions of this agreement were not performed in accordance with their specific terms and that monetary damages alone would not provide an adequate remedy. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party will be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions of this agreement.

     17.7 Entire Agreement; Amendments. The provisions of this agreement, the Services Agreement and the Trademark License Agreements (including the exhibits to those agreements) set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint PCS' right to amend the Program Requirements in accordance with Section 9.2 and its right to unilaterally modify and amend certain other provisions as expressly provided in this agreement, this agreement may be modified or amended only by a written amendment signed by persons or entities authorized to bind each party and, with respect to the sections set forth for Sprint on the Master Signature Page, the persons or entities authorized to bind Sprint.

     17.8 Limitation on Rights of Others. Except as set forth on the Master Signature Page for Sprint, nothing in this agreement, whether express or implied, will be construed to give any person or entity other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

     17.9  Waivers.

          17.9.1 Waivers--General. The observance of any term of this agreement may be waived (whether generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this agreement, no failure or delay of either party in exercising any power or right under this agreement will operate as a waiver of the power or right, nor will any single or partial exercise of any right or power preclude any other or further exercise of the right or power or the exercise of any other right or power.

          17.9.2 Waivers--Manager. Manager is not in breach of any covenant in this agreement and no Event of Termination will have occurred as a result of the occurrence of any event, if Manager had delegated to Sprint Spectrum under the Services Agreement (or any successor to that agreement) responsibility for taking any action necessary to ensure compliance with the covenant or to prevent the occurrence of the event.

          17.9.3 Force Majeure. Neither Manager nor Sprint PCS, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will occur as a result of the failure of such party to comply with such covenant, if such party's non-compliance with the covenant results primarily from:

                  (i) any FCC order or any other injunction issued by any governmental authority impeding the party's ability to comply with the covenant;

                  (ii) the failure of any governmental authority to grant any consent, approval, waiver, or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization;

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

                  (iii) the failure of any vendor to deliver in a timely manner any equipment or services; or

                  (iv) any act of God, act of war or insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of such party.

     17.10 Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     17.11 Binding Effect. Except as otherwise provided in this agreement, this agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Service Area Network or of the License. The parties intend that this agreement bind only the party signing this agreement and that the agreement is not binding on the Related Parties of a party unless the agreement expressly provides that Related Parties are bound.

     17.12 Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     17.13 Severability. The parties intend every provision of this agreement to be severable. If any provision of this agreement is held to be illegal, invalid, or unenforceable for any reason, the parties intend that a court enforce the provision to the maximum extent permissible so as to effect the intent of the parties (including the enforcement of the remaining provisions). If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable provision with an enforceable provision that reflects the original intent of the parties.

     17.14 Limitation of Liability. NO PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF, THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES OR LOSS OF PROFITS ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY ANOTHER PARTY TO THIS AGREEMENT.

     17.15  No Assignment; Exceptions.

            17.15.1 General. Neither party will, directly or indirectly, assign this agreement or any of the party's rights or obligations under this agreement without the prior written consent of the other party, except as otherwise specifically provided in this Section 17.15. Sprint PCS may deny its consent to any assignment or transfer in its sole discretion except as otherwise provided in this Section 17.15.

     Any attempted assignment of this agreement in violation of this Section
17.15 will be void and of no effect.

     A party may assign this agreement to a Related Party of the party, except that Manager cannot assign this agreement to a Related Party that is a significant competitor of Sprint, Sprint PCS or their respective Related Parties in the telecommunications business. Except as provided in Section 17.15.5, an assignment does not release the assignor from its obligations under this agreement unless the other party to this agreement consents in writing in advance to the assignment and expressly grants a release to the assignor.

       Except as provided in Section 17.15.5, Sprint PCS must not assign this agreement to any entity that does not also own the License covering the Service Area directly or indirectly through a Related Party. Manager must not assign this agreement to any entity (including a Related Party), unless such entity assumes all rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements.

          17.15.2 Assignment Right of Manager to Financial Lender. If Manager is no longer able to satisfy its financial obligations and other duties, then Manager has the right to assign its obligations and rights under this agreement to its Financial Lender, if:

          (a) Manager or Financial Lender provides Sprint PCS at least 10 days advance written notice of such assignment;

          (b) Financial Lender cures or commits to cure any outstanding material breach of this agreement by Manager prior to the end of any applicable cure period. If Financial Lender fails to make a timely cure then Sprint PCS may exercise its rights under Section 11;

          (c) Financial Lender agrees to serve as an interim trustee for the obligations and duties of Manager under this agreement for a period not to exceed 180 days. During this interim period, Financial Lender must identify a proposed successor to assume the obligations and rights of Manager under this agreement;

          (d) Financial Lender assumes all of Manager's rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements; and

          (e) Financial Lender provides to Sprint PCS advance written notice of the proposed successor to Manager that Financial Lender has identified ("Successor Notice"). Sprint PCS may give to Financial Lender written notice of Sprint PCS' decision whether to consent to such proposed successor within 30 days after Sprint PCS' receipt of the Successor Notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a proposed successor that:

              (i) has, in the past, materially breached prior agreements with Sprint PCS or its Related Parties;

              (ii) is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

              (iii) does not meet Sprint PCS' reasonable credit criteria;

              (iv) fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

              (v) refuses to assume the obligations of Manager under this Agreement, the Services Agreement, the Trademark License Agreements and any related agreements.

     If Sprint PCS fails to provide a response to Financial Lender within 30 days after receiving the Successor Notice, then the proposed successor is deemed rejected. Any Financial Lender disclosed on the Build-out Plan on Exhibit 2.1 is
                                                                  -----------
deemed acceptable to Sprint PCS.

          17.15.3 Change of Control Rights. If there is a Change of Control of Manager, then:

          (a) Manager must provide to Sprint PCS advance written notice detailing relevant and appropriate information about the new ownership interests effecting the Change of Control of Manager.

          (b) Sprint PCS must provide to Manager written notice of its decision whether to consent to or reject the proposed Change of Control within 30 days after its receipt of such notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a Change of Control in which:

              (i) the final controlling entity or any of its Related Parties has in the past materially breached prior agreements with Sprint PCS or its Related Parties;

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

              (ii) the final controlling entity or any of its Related Parties is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

              (iii) the final controlling entity does not meet Sprint PCS' reasonable credit criteria;

              (iv) the final controlling entity fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

              (v) the final controlling entity or its Related Parties refuse to assume the obligations of Manager under this agreement.

          (c) In the event that Sprint PCS provides notice that it does not consent to the Change of Control, Manager is entitled to either:

              (i) contest such determination pursuant to the dispute resolution procedure in Section 14; or

              (ii)   abandon the proposed Change of Control.

          (d) Nothing in this agreement requires Sprint PCS' consent to:

              (i) a public offering of Manager that does not result in a Change of Control (i.e., a shift from one party being in control to no party being in control is not a Change of Control); or

              (ii) a recapitalization or restructuring of the ownership interests of Manager that Manager determines is necessary to:

                     (A) facilitate the acquisition of commercial financing and lending arrangements that will support Manager's operations and efforts to fulfill its obligations under this agreement; and

                     (B) that does not constitute a Change of Control.

          (e) "Change of Control" means a situation where in any one transaction or series of related transactions occurring during any 365-day period, the ultimate parent entity of the Manager changes. The ultimate parent entity is to be determined using the Hart-Scott-Rodino Antitrust Improvements Act of 1976 rules. A Change of Control does not occur if:

              (i) a party changes the form of its organization without materially changing their ultimate ownership (e.g., converting from a limited partnership to a limited liability company); or

              (ii) one of the owners of the party on the date of this agreement or on the date of the closing of Manager's initial equity offering for purposes of financing its obligations under this agreement ultimately gains control over the party, unless such party is a significant competitor of Sprint PCS or Sprint PCS' Related Parties in the telecommunications business.

          17.15.4 Right of First Refusal. Notwithstanding any other provision in this agreement, Manager grants Sprint PCS the right of first refusal described below. If Manager determines it wishes to sell an Offered Interest, upon receiving any Offer to purchase an Offered Interest, Manager agrees to promptly deliver to Sprint PCS an Offer Notice. The Offer Notice is deemed to constitute an offer to sell to Sprint PCS, on the terms set forth in the Offer, all but not less than all of the Offered Interest. Sprint PCS will have a period of 60 days from the date of the Offer Notice to notify Manager that it agrees to purchase the Offered Interest on such terms. If Sprint PCS timely agrees in writing to purchase the Offered Interest, the parties will proceed to consummate such purchase not later than the 180th day after the date of the Offer Notice. If Sprint PCS does not agree within the 60-day period to purchase the Offered Interest, Manager will have the right, for a period of 120 days after such 60th day, subject to the restrictions set forth in this Section 17, to sell to the person or entity identified in the Offer Notice all of the Offered Interest on terms and conditions no less favorable to Manager than those set forth in the Offer. If Manager fails to sell the Offered Interest to such person or entity on such terms and conditions within such 120-day period, Manager will again be subject to the provisions of this Section 17.15.4 with respect to the Offered Interest.

          17.15.5 Transfer of Sprint PCS Network. Sprint PCS may sell, transfer or assign the Sprint PCS Network or any of the Licenses, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement. Manager agrees that Sprint PCS and Sprint PCS' Related Parties will be released from any and all obligations under and with respect to any and all such agreements upon such sale, transfer or assignment in accordance with this
Section 17.15.5, without the need for Manager to execute any document to effect such release.

     17.6 Provision of Services by Sprint Spectrum. As described in the Recitals, the party or parties to this agreement that own the Licenses are referred to in this agreement as "Sprint PCS." Sprint Spectrum will provide most or all of the services required to be provided by Sprint PCS under this agreement on behalf of Sprint PCS, other than the services to be rendered by Manager. For example, Sprint Spectrum is the party to the contracts relating to the national distribution network, the roaming and long distance services, and the procurement arrangements. Accordingly, Sprint PCS and Manager will deal with Sprint Spectrum to provide many of the attributes of the Sprint PCS Network.

     17.17 Number Portability. Manager understands that the manner in which customers are assigned to the Service Area Network could change as telephone numbers become portable without any relation to the service area in which they are initially activated. To the extent the relationship between NPA-NXX and the Service Area changes, Sprint PCS will develop an alternative system to attempt to assign customers who primarily live and work in the Service Area to the Service Area. The terms of this agreement will be deemed to be amended to reflect the new system that Sprint PCS develops.

     17.18 Disclaimer of Agency. Neither party by this agreement makes the other party a legal representative or agent of the party, nor does either party have the right to obligate the other party in any manner, except if the other party expressly permits the obligation by the party or except for provisions in this agreement expressly authorizing one party to obligate the other.

     17.19 Independent Contractors. The parties do not intend to create any partnership, joint venture or other profit-sharing arrangement, landlord-tenant or lessor-lessee relationship, employer-employee relationship, or any other relationship other than that expressly provided in this agreement. Neither party to this agreement has any fiduciary duty to the other party.

     17.20 Expense. Each party bears the expense of complying with this agreement except as otherwise expressly provided in this agreement. The parties must not allocate any employee cost or other cost to the other party, except as otherwise provided in the Program Requirements or to the extent the parties expressly agree in advance to the allocation.

     17.21 General Terms. (a) This agreement is to be interpreted in accordance with the following rules of construction:

            (i) The definitions in this agreement apply equally to both the singular and plural forms of the terms defined unless the context otherwise requires.

            (ii) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation".

            (iii) All references in this agreement to Sections and Exhibits are references to Sections of, and Exhibits to, this agreement, unless otherwise specified; and

            (iv) All references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations), unless the context otherwise requires.

            (b) Any reference in this agreement to a "day" or number of "days" (without the explicit qualification of "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next Business Day.

     17.22 Conflicts with Other Agreements. The provisions of this Management Agreement govern over those of the Services Agreement if the provisions contained in this agreement conflict with analogous provisions in the Services Agreement. The provisions of each Trademark License Agreement governs over those of this agreement if the provisions contained in this agreement conflict with analogous provisions in a Trademark License Agreement.

     17.23 Survival Upon Termination. The provisions of Sections 10, 11.4, 11.5, 11.6, 12.2, 13, 14, 16 and 17 of this agreement will survive any termination of this agreement.

     17.24  Announced Transaction.    Sprint Enterprises, L.P., TCI Telephony
Services, Inc., Comcast Telephony Services and Cox Telephony Partnership have executed a Restructuring and Merger Agreement and related agreements that provide for restructuring the ownership of Sprint Spectrum L.P., SprintCom, Inc., PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. Upon consummation of the transactions contemplated by those agreements, Sprint would control each of the four entities. While Sprint and Sprint PCS anticipate the proposed transactions will be consummated, there can be no assurances.

     17.25 Additional Terms and Provisions. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in the Addendum to Sprint PCS Management Agreement attached hereto and incorporated herein by this reference. Manager represents and warrants that the Addendum also describes all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or Sprint under this agreement (e.g., agreements relating to long distance telephone services (Section 3.4) or backhaul and transport services (Section 3.7)).

     17.26 Master Signature Page. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document is incorporated herein by this reference.

     17.27 Agent Authorization. Because of the close operational relationship between the parties listed together below, each entity authorizes the other entity to act on its behalf in every capacity under this agreement: (a) WirelessCo, L.P. and Sprint Spectrum L.P.; (b) Cox PCS License, L.L.C. and Cox Communications PCS, L.P.; (c) APC PCS, LLC and American PCS Communications, LLC; and (d) PhillieCo, L.P. and PhillieCo Partners I, L.P.

                                   ADDENDUM I
                                      TO
                        SPRINT PCS MANAGEMENT AGREEMENT

MANAGER:                       LOUISIANA UNWIRED, L.L.C.

SERVICE AREA:

#302 MOBILE AL,
#450 TUSCALOOSA AL,
#193 HOT SPRINGS AR,
#257 LITTLE ROCK AR (CLARK, DALLAS, GRANT AND NEVADA COUNTIES IN ARKANSAS ONLY), #343 PENSACOLA FL,
#42 BILOXI MS,
#94 COLUMBUS MS,
#175 GREENVILLE MS,
#186 HATTIESBURG MS,
#210 JACKSON MS,
#246 LAUREL MS,
#269 MCCOMB MS,
#290 MEMPHIS TN (GRENADA, MONTGOMERY, TALLAHATCHIE AND YALOBUSHA COUNTIES IN MISSISSIPPI ONLY)
#292 MERIDIAN MS,
#315 NATCHEZ MS,
#449 TUPELO MS,
#455 VICKSBURG MS

         This Addendum contain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement (the "MANAGEMENT AGREEMENT") entered into contemporaneously with and by the same parties as this Addendum. The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

         The Management Agreement is modified as follows:

    1. REVIEW OF OFFERING DOCUMENTS. The following sentence is added to the end of Section 1.7 of the agreement: "Sprint PCS agrees to review and provide a response regarding any such statement, prospectus or memorandum or any amendment or supplement thereto in a commercially reasonable period of time."

    2. CONTINGENT APPROVAL OF BUILD-OUT PLAN. The following paragraph replaces the second paragraph of Section 2.1 of the agreement in its entirety:

         Sprint PCS' approval of the Build-out Plan, as set forth in Exhibit 2.1, is contingent upon its review and approval of the construction and design of the Service Area Network. Sprint PCS will notify Manager of any noncompliance with the Sprint PCS Technical Program Requirements, and Manager agrees to take all necessary actions to bring the Service Area Network into compliance with the Sprint PCS Technical Program Requirements. Each new or amended Build-out Plan will also become part of Exhibit 2.1.

    3. IXC SERVICES. The following paragraph replaces Section 3.4 of the agreement in its entirety:

              3.4 SERVICES. Management must purchase from Sprint long distance telephony services for the Sprint PCS Products and Services at wholesale rates, except that Manager may purchase long distance telephony services that utilize the networks of one or more of AT&T or MCI/WorldCom (or their successors) if Sprint fails to exercise a right of last offer within 30 days after Manager gives Sprint a copy of the wholesale rate proposal. Manager may also purchase long distance telephony services that utilize the network of another inter-exchange carrier (IXC) (or its successors) (alone or in conjunction with AT&T or MCI/WorldCom networks) under the circumstances described in the preceding sentence, so long as such IXC (or its successors) substantially meets Sprint's network reliability and voice quality standards in force at the time Sprint receives the proposal. Manager agrees it will not submit a wholesale rate proposal to Sprint more often than once during any twelve month period.

    4. ADVERTISING INDEMNITY. The following Section 6.5 is added to the agreement:

              "SECTION 6.5 ADVERTISING INDEMNITY. Should Manager utilize the promotion or advertising materials developed by Sprint PCS (a) unchanged from their original form as received from Sprint PCS or its advertising agency(ies), and (b) only utilizes such materials within the time frame that such materials are being used by Sprint PCS, then Sprint PCS agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers, employees, agents and representatives arising from or relating to the promotion or advertising materials, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and/or expense results solely from the negligence or willful misconduct of Manager. If Sprint PCS is obligated to indemnify Manager under this
         Section 6.5, then Manager agrees that Sprint PCS shall have sole control over any litigation or settlement."

    5. AMENDMENTS TO PROGRAM REQUIREMENTS. Section 9.2 is modified by replacing the period after subsection (e) with ";and", and by adding the following sentence as a new subsection (f): "(f) Prior to Sprint PCS unilaterally amending the Inter Service Fee, Sprint PCS will consult and discuss with Manager any changes in the Inter Service Area Program Requirements, prior to amending the Inter Service Area Program Requirements."

    6. SETOFF RIGHTS. Sprint PCS' setoff rights under Section 10.6 will not apply to any amounts collected by Sprint PCS from Service Area customers with respect to products and services (other than Sprint PCS Products and Services and Manager's Products and Services) that are bundled with Sprint PCS Products and Services for billing purposes, or to amounts collected by Sprint PCS for cellular, paging, local exchange and other services that are not provided by Sprint PCS or a Related Party of Sprint PCS.

    7. FAILURE TO OBTAIN FINANCING. If, after using good faith efforts for six months after the effective date of the Management Agreement, Manager is unable to obtain its financing described in Exhibit 1.7 on commercially reasonable terms, the Management Agreement may be terminated by Sprint PCS, but Sprint PCS agrees it will not exercise any of its rights set forth in Section
11.6 as a result of such termination. Sprint PCS, in its sole discretion, may extend the six-month period.

    8.   RIGHT OF FIRST REFUSAL.  Sprint PCS' right of first refusal under
Section 17.15.4 will not apply to Manager's sale of an Offered Interest. The other provisions of Section 17.15 remain in full force and effect.

    9. FEDERAL CONTRACTOR COMPLIANCE. A new Section 17.28 is added in the form attached hereto as Exhibit A and incorporated be reference.

    10. YEAR 2000. COMPLIANCE. The following Section 17.29 is added to the agreement:

         SECTION 17.29 YEAR 2000 COMPLIANCE. Manager represents and warrants that its Service Area Network and any system used to support its Service Area Network, including without limitation billing, ordering and customer service (for purposes of this Section "Service Area Network"), will be capable of correctly processing, providing and receiving date data, as well as properly exchanging date data with all products (for example hardware, software and firmware) with which its Service Area Network is designed to be used and will not malfunction or fail to function due to an inability to correctly process date data in conformance with Sprint PCS' requirements for "Year 2000 Compliance". If the Service Area Network fails to operate as warranted, Manager will, at its own expense, make the necessary repairs, replacements or upgrades to properly correct the failure and provide a Year 2000 Complaint Service Area Network.

         "Year 2000 Compliance" mean the functions, calculations, and other computing processes Service Area Network (collectively "Processes") perform and otherwise process, date arithmetic, display, print or pass date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1, 2000 and whether or not the date/time data is affected by leap years. To the extent any part of the Service Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of the Service Area Network to perform an abnormally ending routine or function within the Processes or generate incorrect final values or invalid results.

    1l. FINANCING ARRANGEMENTS. Sprint PCS agrees to postpone modifications to the Management Agreement, and perhaps to the Schedule of Definitions, the Services Agreement, the Sprint

Trademark and Service Mark License Agreement, and the Sprint Spectrum Trademark and Service Mark License Agreement, that will enhance Manager's ability to obtain financing for the Service Area Network. Sprint PCS will not be required to offer the Manager subsequent modifications offered or agreed to with Other Managers subsequent to the initial set of modifications.

    12. CHANGE REGARDING PAYMENT FEES IN SERVICE AGREEMENT. The second sentence of Section 3.1 of the Services Agreement is deleted in its entirety and replaced by the following two sentences: "Except with respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of the month for which the charge is being calculated. With respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers will be based on the number of gross activations in the month for which the charge is being calculated plus the number of subscribers of the Service Area Network on the last day of the prior calendar month.

    13. COLUMBUS, NATCHEZ, AND TUPELO BTAs. The parties agree to investigate the manner in which Manager can build-out the Sprint PCS Network in the Columbus, MS (BTA #93), Natchez, MS (BTA #315) and Tupelo, MS (BTA #449) BTAs to enable both Sprint PCS and Manager to perfect their respective licenses in those BTAs. If any commercially reasonable strategy is discovered, the parties will negotiate in good faith to implement a plan intended to accomplish such goal. Nothing in the paragraph will be construed as imposing any obligation or duty upon Sprint PCS or Manager to implement any plan or take any action, and neither party in its sole discretion can elect no to agree to implement such a plan.

                                  ADDENDUM II
                                       TO
                        SPRINT PCS MANAGEMENT AGREEMENT

Manager:            LOUISIANA UNWIRED, L.L.C.

Service Area:       BTA #302 Mobile, AL
                    BTA #450 Tuscaloosa, AL
                    BTA #193 Hot Springs, AR
                    BTA #257 Little Rock, AR (Clark, Dallas, Grant and Nevada
                          counties in Arkansas only)
                    BTA #343 Pensacola, FL
                    BTA #94  Columbus, MS
                    BTA #175 Greenville, MS
                    BTA #186 Hattiesburg, MS
                    BTA #210 Jackson, MS
                    BTA #246 Laurel, MS
                    BTA #269 McComb, MS
                    BTA #290 Memphis, TN (Grenada, Montgomery, Tallahatchie and
                          Yalobusha counties in Mississippi only)
                    BTA #292 Meridian, MS
                    BTA #315 Natchez, MS
                    BTA #449 Tupelo, MS
                    BTA #455 Vicksburg, MS

                    The following markets, which are included in the Service Area and are collectively referred to as the "Type II Markets"):

                    BTA #146 Florence, AL
                    BTA #158 Gadsden, AL
                    BTA #340 Panama City, FL
                    BTA #439 Tallahassee, FL (Jackson County only)
                    BTA #108 Decatur, AL
                    BTA #154 Ft. Walton Beach, FL
                    BTA #17  Anniston, AL
                    BTA #198 Huntsville, AL
                    BTA #415 Selma, AL
                    BTA #305 Montgomery, AL
                    BTA #459 Birmingham, AL (Chilton, Cullman, Talladega,
                          Coosa and Tallapoosa counties only)
                    BTA # 314 Nashville, TN (Maury and Giles county only)


     This Addendum II contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of February 8, 1999, by the same parties as this Addendum (the "Management Agreement"), which Management Agreement was further amended by that certain Addendum I, dated February 8, 1999 ("Addendum I") The terms and provisions of this Addendum both (i) replace in their entirety and supersede the terms and provisions of Addendum I and (ii) control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

     The Management Agreement is modified as follows:

     1. REVIEW OF OFFERING DOCUMENTS. The following sentence is added to the end of Section 1.7 of the agreement: "Sprint PCS agrees to review and provide a response regarding any such statement, prospectus or memorandum or any amendment or supplement thereto in a commercially reasonable period of time."

     2. NETWORK CERTIFICATION COSTS. Network Certification Costs, as contemplated in Exhibit 2.1.1, will be limited to reasonable travel, transportation, food, lodging and out-of-pocket expenses incurred by Sprint PCS.

     3. CONTINGENT APPROVAL OF BUILD-OUT PLAN. The following paragraph replaces the second paragraph of Section 2.1 of the agreement in its entirety:

         Sprint PCS' approval of the Build-out Plan, as set forth in Exhibit 2.1, is contingent upon its review and approval of the construction and design of the Service Area Network. Sprint PCS will notify Manager of any noncompliance with the Sprint PCS Technical Program Requirements, and Manager agrees to take all necessary actions to bring the Service Area Network into compliance with the Sprint PCS Technical Program Requirements. Each new or amended Build-out Plan will also become part of Exhibit 2.1.

     4. SERVICES IN TYPE II MARKETS. In the Type II Markets, Manager will utilize, and pay the designated fee for, all of the services that are designated as Type II services in Exhibit 2.1.1, as amended from time to time in accordance with the terms of the Services Agreement.

     5. LONG-DISTANCE PRICING. (a) Until Manager purchases long-distances services from Sprint, the first sentence of Section 3.4 is deleted in its entirety and replaced, in its place, the following sentence is inserted:

         "Manager must purchase from Sprint long distance telephony services for the Sprint PCS Products and Services at wholesale rates, except that Manager may purchase long distance telephony services that utilize the networks of another long-distance provider if Sprint fails to exercise a right of last offer within 30 days after Manager gives Sprint a copy of the wholesale rate proposal. Manager may also purchase long distance telephony services that utilize the network of another long-distance provider under the circumstances described in the preceding sentence, so long as the long-distance telephony service of such provider substantially meets Sprint's network reliability and voice quality standards in force at the time Sprint receives the proposal. Manager agrees it will not submit a wholesale rate proposal to Sprint more often than once during any twelve month period."

     (b) Except as set forth in (c) below, at all times after Manager purchases long-distance services from Sprint,

          (i) the first sentence of Section 3.4 is deleted in its entirety and replaced by the following language:

          Manager must purchase long-distance telephony services from Sprint through Sprint PCS both (i) to provide long-distance telephony service to users of the Sprint PCS Network and (ii) to connect the Service Area Network with the national platforms used by Sprint PCS to provide services to Manager under the agreement and/or the Services Agreement. Sprint will bill Sprint PCS for such services rendered to Sprint PCS, Manager and all Other Managers, and in turn, Sprint PCS will bill Manager for the services used by Manager. Manager will be charged the same price for such long-distance service as Sprint PCS is charged by Sprint plus an additional administrative fee to cover Sprint PCS' processing costs.

          (ii) The following sentence is added as a second paragraph in Section 3.4: "Manager may not resell the long-distance telephony services acquired from Sprint under this Section 3.4."; and

          (iii)  Section 3.7 is modified by adding the following language:
     "(other than backhaul services relating to national platform and IT application connections, which Manager must purchase from Sprint if Manager is a Type I or Type II affiliate as described on Exhibit 2.1.1)" both between (A) "Service Area Network" and "if Manager decides to use" in the first sentence of the first paragraph and (B) "for these services" and "and the agreement was not made" in the first sentence of the second paragraph.

     (c) If, after Manager has commenced purchasing long-distance services from Sprint, Manager delivers to Sprint PCS a copy of a competitive bid from one of the companies identified in (a) above (certified by the chief executive officer of Manager as an accurate and complete description of such bid) to provide long-distance services to Manager, and such bid is for a period not less than two years and includes transport charges that are at least 15% less than the transport charges and administrative fee charged by Sprint, the language in (a) above governs until the underlying contract resulting from the certified bid terminates, at which time the language in (b) above governs.

     6. ADVERTISING INDEMNITY. The following Section 6.5 is added to the agreement:

              "SECTION 6.5   ADVERTISING INDEMNITY. Should Manager utilize the
         promotion or advertising materials developed by Sprint PCS (a) unchanged from their original form as received from Sprint PCS or its advertising agency(ies), and (b) only utilizes such materials within the time frame that such materials are being used by Sprint PCS, then Sprint PCS agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers, employees, agents and representatives arising from or relating to the promotion or advertising materials, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and/or expense results solely from the negligence or willful misconduct of Manager. If Sprint PCS is obligated to indemnify Manager under this Section 6.5, then Manager agrees that Sprint PCS shall have sole control over any litigation or settlement."

     7. AMENDMENTS TO PROGRAM REQUIREMENTS. Section 9.2 is modified by replacing the period after subsection (e) with "; and ", and by adding the following sentence as a new subsection (f): "(f) Prior to Sprint PCS unilaterally amending the Inter Service Fee, Sprint PCS will consult and discuss with Manager any changes in the Inter Service Area Program Requirements, prior to amending the Inter Service Area Program Requirements."

     8. SETOFF RIGHTS. Sprint PCS' setoff rights under Section 10.6 will not apply to any amounts collected by Sprint PCS from Service Area customers with respect to products and services (other than Sprint PCS Products and Services and Manager's Products and Services) that are bundled with Sprint PCS Products and Services for billing purposes, or to amounts collected by Sprint PCS for cellular, paging, local exchange and other services that are not provided by Sprint PCS or a Related Party of Sprint PCS.

     9. FAILURE TO OBTAIN FINANCING. If, after using good faith efforts, Manager is unable, by October 30, 1999, to obtain its financing described in
Exhibit 1.7 on commercially reasonable terms, the Management Agreement may be terminated by Sprint PCS, but Sprint PCS agrees it will not exercise any of its rights set forth in Section 11.6 as a result of such termination. Sprint PCS, in its sole discretion, may extend this deadline.

     10. RIGHT OF FIRST REFUSAL ON TRANSFER OF EQUITY. Prior to any sale, assignment or other transfer of any ownership interest in Manager to any party other than a Related Party of Manager (other than an underwritten public offering of ownership interests in Manager made pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission), the transferring party shall notify Sprint PCS of such transferring party's intention to transfer and give Sprint PCS a right of first offer to acquire the interest to be transferred.

     11. COLUMBUS, NATCHEZ AND TUPELO BTAS. Manager will build-out the Sprint PCS Network in the Columbus, MS (BTA #93), Natchez, MS (BTA #315) and Tupelo, MS (BTA #449) BTAs to enable both Sprint PCS and Manager to perfect their respective licenses in those BTAs. The parties will negotiate in good faith to implement a plan intended to accomplish such goal.

     12. REVISED FINANCING PLAN. Exhibit 1.7 attached to this Addendum supersedes and replaces in its entirety Exhibit 1.7 attached to the Management Agreement.

     13. REVISED BUILD-OUT PLAN. Exhibit 2.1 attached to this Addendum supersedes and replaces in its entirety Exhibit 2.1 attached to the Management Agreement.

     14. FINANCING. (a) The word "and" is inserted between the words "thereto" and "before" in the last sentence of Section 1.7.

     (b)  The following paragraph is added at the end of Section 1.7:

              Sprint PCS agrees to propose modifications to the Management Agreement, and perhaps to the Schedule of Definitions, the Services Agreement, the Sprint Trademark and Service Mark License Agreement, and the Sprint Spectrum Trademark and Service Mark License Agreement, that will enhance Manager's ability to obtain financing for the Service Area Network. Sprint PCS will not be required to offer the Manager subsequent modifications offered or agreed to with Other Managers subsequent to the initial set of modifications.

     15. VOLUNTARY RESALE OF PRODUCTS AND SERVICES. Section 3.5.2 is modified by amending the second sentence of the second paragraph in its entirety to read as follows: "If Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated, Manager must agree to comply with the terms of the program, including its pricing provisions."

     16. NON-TERMINATION OF AGREEMENT. The following language is added at the end of Section 11.5.3 and Section 11.6.4: "but such action does not terminate this agreement."

     17.  ANNOUNCED TRANSACTIONS. Section 17.24 is deleted in its entirety.

     18. ADDITIONAL TERMS AND PROVISIONS. The phrase "the Addendum also describes" is deleted from the second sentence of Section 17.25, and the following language is inserted at the end of that second sentence: "are described on Exhibit 17.25, and photocopies of any such written agreements have been delivered to Sprint PCS".

     19. FEDERAL CONTRACTOR COMPLIANCE. A new Section 17.28, the text of which is attached as Exhibit A, is added and incorporated by this reference.

     20.  YEAR 2000 COMPLIANCE. The following Section 17.29 is added:

          17.29 YEAR 2000 COMPLIANCE. Sprint PCS and Manager each separately represents and warrants that any system or equipment acquired, operated or designated by it for use in the Service Area Network or for use to support the Service Area Network, including (without limitation) billing, ordering and customer service systems, will be capable of correctly processing and receiving date data, as well as properly exchanging date data with all products (for example, hardware, software and firmware) with which the Service Area Network is designed to be used, and will not malfunction or fail to function due to an inability to process correctly date data in conformance with Sprint PCS requirements for "Year 2000 Compliance." If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any system or equipment selected by Manager (including systems or equipment of third party vendors and subcontractors selected by Manager rather than by Sprint
     PCS) Manager will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network. If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any systems or equipment selected by Sprint PCS (including systems or equipment of third party vendors and subcontractors that Sprint PCS selects and requires Manager to use), Sprint PCS will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network.

          "Year 2000 Compliance" means the functions, calculations, and other computing processes of the Service Area Network (collectively "Processes") that perform and otherwise process, date-arithmetic, display, print or pass date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1, 2000 and whether or not the date/time data is affected by leap years. To the extent any part of the Service

     Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of the Service Area Network to perform an abnormally ending routine or function within the Processes or generate incorrect final values or invalid results.

     21.  PAYMENT OF FEES UNDER SERVICES AGREEMENT. The second sentence of
Section 3.1 of the Services Agreement is deleted in its entirety and replaced by the following two sentences:

     Except with respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of the month for which the charge is being calculated. With respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers will be based on the number of gross activations in the month for which the charge is being calculated plus the number of subscribers of the Service Area Network on the last day of the prior calendar month.

     22.  POST-TERMINATION NON-COMPETE. The following language is added as
Section 1.17 to the Exhibit 11.8:

     Notwithstanding anything in the agreement to the contrary, if the agreement terminates because of Manager's purchase of the Disaggregated License, Sprint PCS will not, for three years after the date of the termination compile, create or use for the purpose of selling merchandise or services, or sell, transfer or otherwise convey to a third party, a list of customers, who have been transferred to Manager under Section 11.4(d), who purchased, leased or used any Sprint PCS Products and Services. Sprint PCS may use such a list for its own internal analysis of its business practices and operations and Sprint PCS agrees not to solicit such customers directly for 2 years after the termination of this agreement, except that Sprint PCS' advertising through mass media or bulk mailings will not be considered a solicitation of Manager's customers.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this 31st day of August, 1999.

                                        LOUISIANA UNWIRED, LLC

                                        By: /s/ Robert Piper
                                           ----------------------------
                                           Name:  Robert Piper
                                           Title: President

                                        SPRINTCOM, INC.

                                        By: /s/ B. A. Bianchino
                                           ----------------------------
                                           Name:  B. A. Bianchino
                                           Title: Senior VP

                                        SPRINT SPECTRUM L.P.

                                        By: /s/ Bernie Bianchino
                                           ----------------------------
                                           Name:  Bernie Bianchino
                                           Title: Chief Business Development
                                                  Officer

                                        WIRELESSCO, L.P.

                                        By: /s/ Bernie Bianchino
                                           ----------------------------
                                           Name:  Bernie Bianchino
                                           Title: Chief Business Development
                                                  Officer


                                        SPRINT COMMUNICATIONS COMPANY, L.P.

                                        By: /s/ Thomas E. Weigman
                                           ----------------------------
                                           Name:  Thomas E. Weigman
                                           Title: Senior Vice President -
                                                  Consumer Market Strategy
                                                  and Communications

                            Schedule of Definitions


     This Schedule of Definitions is the "Schedule of Definitions" referred to
                                          -----------------------
in and incorporated by reference under the Management Agreement, Services Agreement, and Trademark License Agreements (as such agreements are defined below). Whenever the phrase "this agreement" is used below, such phrase refers to the particular agreement under whose terms this Schedule of Definitions is being applied in that instance. If citations to sections or exhibits of different agreements are included in a definition, the citation to the particular agreement under whose terms this Schedule of Definitions is being applied controls to the exclusion of the citations to different agreements.

     The following words and phrases used in this agreement have the following meanings:

     "Addendum" means any addendum attached to this agreement that contains the amendments to this agreement; such Addendum is expressly incorporated as a part of this agreement.

     "Affiliation Agreement" means any and all of the agreements, known as Sprint PCS Affiliation Agreements, whereby an affiliate and Sprint PCS and/or one or more of Sprint PCS' Related Parties agree to the terms and conditions under which such affiliate will manage the Service Area Network identified in such agreement, using such Affiliate's own PCS license issued by the FCC and any documents incorporated by reference in such agreement.

     "Agent" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

     "Arbiter" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

     "Available Services" means those categories of services listed on Exhibit
                                                                       -------
2.1.1 to the Services Agreement (as the same may be amended from time to time by
-----
Sprint Spectrum and made available to Manager under the terms of the Services Agreement).

     "Available Services and Fees Schedule" means that schedule set forth on
Exhibit 2.1.1 to the Services Agreement, which sets forth the Available Services
-------------
offered from time to time and the fees charged for such Available Services.

     "Bankruptcy" means, for the purposes of the Trademark License Agreements, either a Voluntary Bankruptcy or an Involuntary Bankruptcy.

     "Brands" means the Sprint PCS Brands and the Sprint Brands.

     "BTA" means a Basic Trading Area for which a Basic Trading Area (BTA) license is issued by the FCC.

     "Build-out Plan" means the plan agreed upon by Manager and Sprint PCS, along with any modifications and updates to the plan, respecting the construction and design of the Service Area Network, a copy of which is attached as Exhibit 2.1 to the Management Agreement.
   -----------

     "Business Day" means a day of the year that banks are not required or authorized to close in the State of New York.

     "Cancelled Service" has the meaning set forth in Section 3.2 of the Services Agreement.

     "CDMA" means code division multiple access.

     "Change of Control" has the meaning set forth in Section 17.15.3 of the Management Agreement.

     "Collected Revenues" has the meaning set forth in Section 10.4 of the Management Agreement.

     "Confidential Information" means all Program Requirements, guidelines, standards, and programs, the technical, marketing, financial, strategic and other information provided by each party under the Management Agreement, Services Agreement, and Trademark License Agreements, and any other information disclosed by one party to the other party pursuant to the Management Agreement, Services Agreement, and Trademark License Agreements that is not specifically excluded by Section 12.2 of the Management Agreement. In addition to the preceding sentence, "Confidential Information" has the meaning set forth in
Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

     "Controlled Related Party" means the Parent of any Person and each Subsidiary of such Parent. As used in Section 1.2 and Article 3 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 1.2 and Article 3 of the Sprint Trademark and Service Mark License Agreement, the term "Controlled Related Party" will also include any Related Party of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by such Section, whether through ownership of voting securities, contractually or otherwise.

     "Default Rate" means the rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable), compounded monthly, equal to the Prime Rate (adjusted as and when changes in the Prime Rate occur) plus five percent (5%).

     "Disaggregated License" means that portion of the License that Manager may or is required to purchase under Section 11 of the Management Agreement from Sprint PCS under certain circumstances, after Sprint PCS' receipt of FCC approval of the necessary disaggregation and partition, which portion comprises no less than the amount of spectrum sufficient to operate one duplex CDMA carrier (including the required guard bands) within the PCS Spectrum, and no more than 10 MHz of the Spectrum (at Manager's designation) covering the Service Area, and which includes the frequencies then in use in the Service Area Network and, if applicable, adjacent frequencies, so long as such frequencies in the aggregate do not exceed 10 MHz.

     "Dispute Notice" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

     "Dispute Notice Date" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

     "Encumbrances" has the meaning set forth in Section 5.1(a) of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 5.1(a) of the Sprint Trademark and Service Mark License Agreement.

     "Entire Business Value" has the meaning set forth in Section 11.7.3 of the Management Agreement.

     "Event of Termination" means any of the events described in Section 11.3 of the Management Agreement. For the purposes of the Sprint Spectrum Trademark and Service Mark License Agreement only, "Event of Termination" has the meaning set forth in Section 13.2 of that agreement. For the purposes of the Sprint Trademark and Service Mark License Agreement only, "Event of Termination" has the meaning set forth in Section 13.2 of that agreement.

     "FAA" means the Federal Aviation Administration.

     "FCC" means the Federal Communications Commission.

     "Financial Lender" means any and all of those commercial and financial institutions that provide material credit to Manager for the purpose of assisting Manager with the fulfillment of its obligations and duties under this agreement.

     "fixed wireless local loop" has the meaning set forth in Section 2.4 of the Management Agreement.

     "home service area" means the geographic area within which a customer can make a local call on the customer's PCS phone (i.e., the customer does not incur an extra charge).

     "Inbound Roaming" means calls placed by a non-Sprint PCS Network customer on the Sprint PCS Network.

     "Indemnitee" and "Indemnitor" have the meanings set forth in Section 13.3.1 of the Management Agreement or Section 6.3.1 of the Services Agreement.

     "Initial Term" has the meaning set forth in Section 11.1 of the Management Agreement.

     "Involuntary Bankruptcy" has the meaning set forth in Section 11.3.7 of the Management Agreement.

     "Law" means all laws (statutory or otherwise), ordinances, rules, regulations, bylaws, Orders and codes of all governmental and regulatory authorities, whether United States Federal, state or local, which are applicable to the Sprint PCS Products and Services.

     "License" means the PCS license(s) issued by the FCC described on the Service Area Exhibit to the Management Agreement.
--------------------

     "Licensed Marks" means the trademarks and service marks referred to in the Recitals section of the Trademark License Agreement under whose terms this definition is being applied, and such other marks as may be adopted and established under said agreement from time to time.

     "Licensee" has the meaning set forth in the introductory paragraph to the particular agreement under whose terms this definition is being applied.

     "Licensor" has the meaning set forth in the introductory paragraph to the particular agreement under whose terms this definition is being applied.

     "local calling area" means the geographic area within which a customer can make a local call on the customer's PCS handset without incurring a long distance charge.

     "Loss" means any and all damage, loss, liability, claim, out-of-pocket cost and expense, including reasonable expenses of investigation and reasonable attorneys' fees and expenses, but excluding consequential or special damages.

     "Management Agreement" means that certain Sprint PCS Management Agreement executed by Manager and Sprint PCS and any documents incorporated by reference in said agreement.

     "Manager" means the party to this agreement as indicated in the introductory paragraph of this agreement.

     "Manager Management Report" has the meaning set forth in Section 12.1.2 of the Management Agreement.

     "Manager's Products and Services" means all types and categories of wireless communications services and associated products that are offered by Manager in the Service Area under Section 3.2 of the Management Agreement.

     "Marketing Communications Guidelines" means the guidelines issued by Sprint or Sprint PCS in accordance with Section 5.2 of the Management Agreement with respect to the marketing, promotion, advertising, distribution, lease and sale of Sprint PCS Products and Services, as they may be amended from time to time by Sprint or Sprint PCS in accordance with the terms of the Trademark License Agreements.

     "Master Signature Page" means the document that the parties to the Management Agreement, Services Agreement and/or one or more of the Trademark License Agreements sign to evidence their agreement to execute, become a party to and be bound by each of the agreements, or parts thereof, listed above the particular party's signature on such Master Signature Page.

     "MFN price" or "Most Favored Nation price" means, with respect to resale, the best local market price offered to any third party for the purchase of air time on Manager's network including but not limited to any third party who may use the air time for its own wireless communications services or resell the air time, and, with respect to roaming, the lowest roaming charge of Manager to other wireless carriers when their customers roam on the Service Area Network.

     "MIN" means the 24-bit mobile identification number corresponding to the 7-digit telephone number assigned to the handset, used for both billing and receiving calls.

     "MTA" means a Major Trading Area for which a MTA license is issued by the FCC.

     "New Coverage" means the build-out in the Service Area that is in addition to the build-out required under the then-existing Build-out Plan, which build-out Sprint PCS or Manager decides should be built-out.

     "Notice Address Schedule" means the schedule attached to the Master Signature Page that provides the mailing and courier delivery addresses, and the facsimile number, for giving notices to each of the parties signing the Master Signature Page. The Notice Address Schedule may include supplemental addresses that serve as additional or alternate notice addresses for use by the parties in specifically prescribed situations.

     "NPA-NXX" means as follows: "NPA" means numbering plan area, which is the area code for a telephone number. "NXX" refers to the first three digits of a telephone number, which identify the specific telephone company central office that serves that number.

     "Offer" means an offer received by Manager to sell substantially all of the assets comprising or used in connection with the operation and management of the Service Area Network or any portion of the Service Area Network.

     "Offer Notice" means a written notice given by Manager to Sprint PCS that sets forth in detail the terms and conditions of an Offer and the name and address of the person or entity making the Offer.

     "Offered Interest" means the assets that Manager proposes to sell pursuant to an Offer.

     "Operating Assets" means the assets Manager or its Related Parties owns and uses in connection with the operation of the Service Area Network, at the time of termination, to provide the Sprint PCS Products and Services. Operating Assets does not include items such as furniture, fixtures and buildings that Manager or its Related Parties use in connection with other businesses. Examples of Operating Assets include without limitation: switches, towers, cell sites, systems, records and retail stores.

     "Operational Level of Sprint PCS" means the average operational level of all the service area networks operated by Sprint PCS and its Related Parties without the use of a manager or affiliate, as measured by Sprint PCS, unless the operational level, as measured by Sprint PCS, of all of the service area networks operated by Sprint PCS and its Related Parties without the use of a manager or affiliate that are contiguous to the Service Area are below the national average, in which case "Operational Level of Sprint PCS" means the average operational level of those contiguous service area networks.

     "Order" means any order, writ, injunction, decree, judgment, award or determination of any court or governmental or regulatory authority.

     "Other Managers" means any person or entity with which Sprint PCS has entered into an agreement similar to this agreement or an Affiliation Agreement, including without limitation an affiliate under an Affiliation Agreement or a manager under another Management Agreement, under which the person or entity designs, constructs and manages a service area network and offers and promotes Sprint PCS Products or Services.

     "Outbound Roaming" means calls placed by a Sprint PCS Network customer on a non-Sprint PCS network.

     "Parent" means, with respect to any Person, the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder) of such Person; except that if such ultimate parent entity is an individual, the Parent will be the highest entity in the ownership chain from the ultimate parent entity to and including such Person that is not an individual.

     "parties" means, with respect to the Management Agreement, Sprint PCS and Manager. For the purpose of the services Agreement only, "parties" means Sprint Spectrum and Manager. Sprint is not a party to the Management Agreement, except to the limited extent described on the signature page executed on behalf of Sprint. For the purpose of the Trademark License Agreements only, "parties" means Licensor and Licensee.

     "PCS" means a radio communication system authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

     "PCS Spectrum" means the range of frequencies that Sprint PCS is authorized to use under the License.

     "Permitted Assignee" means any assignee of the rights and obligations of Licensee pursuant to an assignment consented to in writing by Licensor, in its sole discretion, in accordance with Section 14.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 14.1 of the Sprint Trademark and Service Mark License Agreement, or any subsequent permitted assignee of any such permitted assignee.

     "Person" means any individual, partnership, limited partnership, limited liability company, corporation, trust, other business association or business entity, estate, or other entity.

     "pops" means the population covered by a license or group of licenses. Unless otherwise noted, as used in the Management Agreement, pops means the most recent Rand-McNally Population Survey estimate of the population of a geographic area.

     "Premium and Promotional Items" means all items, including clothing, memorabilia and novelties, used to display the Licensed Marks for the purpose of promoting the awareness, sale or image of the Sprint PCS Products and Services; provided, however, that Premium and Promotional Items does not include marketing and advertising materials prepared by Licensee that are subject to the Marketing Communications Guidelines (e.g. printed materials such as bill stuffers, brochures and similar materials).

     "Prime Rate" means the rate announced from time to time by The Chase Manhattan Bank, or its successor(s), as its prime rate.

     "Program Requirements" means the standards, guidelines, plans, policies and programs established by Sprint PCS from time to time regarding the operation and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network, including the Program Requirements set forth in Sections 4.1, 4.2, 4.3, 7.2 and 8.1 of the Management Agreement. Sprint PCS may also implement Program Requirements respecting a voluntary resale program, as defined in Section 3.5.2 of the Management Agreement.

     "Purchase Notice" has the meaning set forth in Section 1.2 of Exhibit 11.8
                                                                   ------------
to the Management Agreement.

     "Quality Standards" has the meaning set forth in Section 2.1(a) of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 2.1(a) of the Sprint Trademark and Service Mark License Agreement.

     "Rand-McNally Population Survey" means the most recent population survey published by Rand-McNally or, if Rand-McNally no longer publishes the surveys, then the most recent population survey published by any successor organization to Rand-McNally or, if no such organization exists, an organization selected by Sprint PCS that provides surveys similar to the Rand-McNally surveys.

     "Receiving Party" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

     "Related Equipment" means customer-controlled equipment for use in connection with the Sprint PCS Products and Services including telephones, wireless handsets and related accessories, PCMCIA cards, "smart" cards, PDA's, PBX's, set-top boxes and data terminals.

     "Related Party" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person. For purposes of the Management Agreement, Sprint Spectrum, SprintCom, American PCS Communications, LLC, PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. will be deemed to be Related Parties. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Restricted Party" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

     "Selected Services" means those Available Services selected by Manager to be provided by Sprint Spectrum under Section 2.1 of the Services Agreement. An Available Service will not be treated as a Selected Service until Sprint Spectrum begins providing that service.

     "Service Area" means the geographic area described on the Service Area
                                                               ------------
Exhibit to the Management Agreement.
-------

     "Service Area Network" means the network and business activities managed by Manager under the Management Agreement in the Service Area under the License.

     "Services Agreement" means that certain Sprint PCS Services Agreement executed by Manager and Sprint Spectrum and any documents incorporated by reference in said agreement, whereby Manager may delegate the performance of certain services to Sprint PCS for fees that represent an adjustment of the fees paid by Sprint PCS to Manager under Section 10 of the Management Agreement.

     "Siting Regulations" means:

          (1) FCC regulations governing tower siting, lighting, marking, monitoring, and reporting of lighting malfunctions as set forth in 47 CFR
     (S)(S)17.1 through 17.58, and as may be amended;

          (2) FAA regulations governing tower siting, lighting, marking, monitoring, and reporting of lighting malfunctions as set forth in 14 CFR
     (S)(S)77.1 through 77.75, and as may be amended;

          (3) FCC land use regulations as set forth in 47 CFR (S)(S)1.1301 through 1.1319, and as may be amended; and

          (4) FCC radio frequency exposure regulations as set forth in 47 CFR
     (S)(S)1.1301 through 1.1319, and as may be amended.

     "spectrum" has the same meaning as PCS Spectrum.

     "Sprint" means Sprint Communications Company, L.P., a Delaware limited partnership.

     "Sprint Brands" means the "Licensed Marks" as that term is defined under the Sprint Trademark and Service Mark License Agreement.

     "Sprint PCS" means any or all of the following Related Parties who are License holders and signatories to the Management Agreement: Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, PhillieCo Partners I, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, and American PCS Communications, LLC, a Delaware limited liability company. Each entity listed above is a Related Party to each of the other listed entities.

     "Sprint PCS Affiliation Agreement" has the same meaning as Affiliation Agreement.

     "Sprint PCS Brands" means the "Licensed Marks" as that term is defined under the Sprint Spectrum Trademark and Service Mark License Agreement.

     "Sprint PCS Communications Policies" means the policies established in accordance with Section 6.4 of the Management Agreement with respect to public relations development, maintenance and management, as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS Customer Service Program Requirements" means the program and requirements established in accordance with Section 8.1 of the Management Agreement with respect to customer service development, maintenance and management, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS Customer Service Standards" means those customer service standards developed by Sprint PCS with respect to customer service and maintenance as described in Section 81 of the Management Agreement, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS Insurance Requirements" means the insurance requirements developed by Sprint PCS as described in Section 12.3 of the Management Agreement, as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS Management Agreement" has the same meaning as Management Agreement.

     "Sprint PCS National Accounts Program Requirements" means the program and requirements established in accordance with Section 42 of the Management Agreement with respect to national accounts development, maintenance and management, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS National or Regional Distribution Program Requirements" means any distribution program and requirements established in accordance with Section
4.1 of the Management Agreement, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, and entered into by Sprint PCS or its Related Parties and a third-party distributor (for example, a national chain of retail electronics stores) from time to time, under which the third party will distribute, lease, or sell Sprint PCS Products and Services on a national or regional basis. The term "distributor" means a reseller of Sprint PCS Products and Services, or an agent of Sprint PCS authorized to sell Sprint PCS Products and Services on behalf of Sprint PCS, or a person engaged in any other means of wholesale or retail distribution of Sprint PCS Products and Services.

     "Sprint PCS Network" means the national wireless network and business activities to be developed by Sprint PCS, Manager and Other Managers in the United States and certain of its territories and possessions, which network includes the Service Area Network.

     "Sprint PCS Products and Services" means all types and categories of wireless communications services and associated products that are designated by Sprint PCS (whether now existing or developed and implemented in the future) as products and services to be offered by Sprint PCS, Manager and all Other Managers as the products and services of the Sprint PCS Network for fixed and mobile voice, short message and other data services under the FCC's rules for broadband personal communications services, including all local area service plans. Sprint PCS Products and Services do not include wireline products or services, including local exchange service, wireline long distance service, and wireline based Internet access.

     "Sprint PCS Roaming and Inter Service Area Program Requirements" means:

          (i) the roaming program and requirements established in accordance with Section 43 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, to provide for customers from a carrier not associated with the Sprint PCS Network to operate the customer's handset on the Sprint PCS Network and for customers from the Sprint PCS Network (whether customers of Sprint PCS, Manager or an Other Manager) to operate the customer's handset on a network of a carrier not associated with the Sprint PCS Network, and

          (ii) the program established in accordance with Section 43 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, to provide for customers from one Service Area on the Sprint PCS Network, whether managed by Sprint PCS, Manager, or an Other Manager, to operate the customer's handsets and otherwise receive seamless service, regardless of whether the customer makes its call to or from the Sprint PCS Network and regardless of whether the customer is a customer of Sprint PCS, Manager or an Other Manager.

     "Sprint PCS Technical Program Requirements" means the operating and technical performance standards established by Sprint PCS, in accordance with
Section 7.2 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, for the Sprint PCS Network as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint Spectrum" means Sprint Spectrum L.P., a Delaware limited partnership.

     "Sprint Spectrum Brands" means the "Licensed Marks" as that term is defined under the Sprint Spectrum Trademark and Service Mark License Agreement.

     "Sprint Spectrum Trademark and Service Mark License Agreement" means that certain Sprint Spectrum Trademark and Service Mark License Agreement executed by Manager and Sprint Spectrum and any documents incorporated by reference in said agreement.

     "Sprint Trademark and Service Mark License Agreement" means that certain Sprint Trademark and Service Mark License Agreement executed by Manager and Sprint and any documents incorporated by reference in said agreement.

     "SprintCom" means SprintCom, Inc., a Kansas corporation.

     "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than 50% of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

     "Successor Notice" has the meaning set forth in Section 17.15.2(e) of the Management Agreement.

     "Term" means during the term of the Management Agreement, including the Initial Term and any renewal terms.

     "Trademark and Service Mark Usage Guidelines" means the rules governing the depiction and presentation of the Licensed Marks then generally in use by Licensor, to be furnished by Licensor to Licensee, as the same may be amended and updated from time to time by Licensor.

     "Trademark License Agreements" means the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement.

     "Type II Report" has the meaning set forth in Section 12.1.2 of the Management Agreement.

     "Voluntary Bankruptcy" has the meaning set forth in Section 11.3.7 of the Management Agreement.

     "wireless mobility communications network" means a radio communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC's rules.

                                   SPRINT PCS


                               SERVICES AGREEMENT

                                    BETWEEN

                              SPRINT SPECTRUM L.P.

                                      AND
                            _______________________


                               FEBRUARY 8, 1999

                               TABLE OF CONTENTS

                                                                      Page
                                                                     ------
1.  ENGAGEMENT OF SPRINT SPECTRUM...................................    1
    1.1  ENGAGEMENT OF SPRINT SPECTRUM..............................    1
    1.2  RELIANCE ON MANAGER........................................    2
    1.3  NON-EXCLUSIVE SERVICE......................................    2
    1.4  MANAGER'S USE OF SERVICES..................................    2

2.  SERVICES........................................................    2
    2.1  AVAILABLE SERVICES; SELECTED SERVICES......................    2
          2.1.1  AVAILABLE SERVICES.................................    2
          2.1.2  SELECTED SERVICES..................................    3
          2.1.3  CHANGES TO SELECTED SERVICES.......................    3
          2.1.4  PERFORMANCE OF SELECTED SERVICES...................    3
    2.2  THIRD PARTY VENDORS........................................    3
    2.3  CONTRACTS..................................................    4

3.  FEES FOR SELECTED SERVICES......................................    4
    3.1  PAYMENT OF FEES............................................    4
    3.2  ADJUSTMENT OF FEES.........................................    4
    3.3  LATE PAYMENTS..............................................    4
    3.4  TAXES......................................................    5

4.  TERM; TERMINATION; EFFECT OF TERMINATION........................    5
    4.1  TERM.......................................................    5
    4.2  EFFECT OF TERMINATION......................................    5

5.  BOOKS AND RECORDS; CONFIDENTIAL INFORMATION.....................    5
    5.1  BOOKS AND RECORDS..........................................    5
          5.1.1  GENERAL............................................    5
          5.1.2  AUDIT..............................................    6
          5.1.3  CONTESTING AN AUDIT................................    6
    5.2  CONFIDENTIAL INFORMATION...................................    7

6.  INDEMNIFICATION.................................................    8
    6.1  INDEMNIFICATION BY SPRINT SPECTRUM.........................    8
    6.2  INDEMNIFICATION BY MANAGER.................................    9
    6.3  PROCEDURE..................................................    9
          6.3.1  NOTICE.............................................    9
          6.3.2  DEFENSE BY INDEMNITOR..............................   10
          6.3.3  DEFENSE BY INDEMNITEE..............................   10
          6.3.4  COSTS..............................................   10

7.  DISPUTE RESOLUTION..............................................   10
    7.1  NEGOTIATION................................................   10
    7.2  UNABLE TO RESOLVE..........................................   11
    7.3  ATTORNEYS AND INTENT.......................................   11

8.  REPRESENTATIONS AND WARRANTIES..................................   11
    8.1  DUE INCORPORATION OR FORMATION; AUTHORIZATION OF
          AGREEMENTS................................................   11
    8.2  VALID AND BINDING OBLIGATION...............................   11
    8.3  NO CONFLICT; NO DEFAULT....................................   12
    8.4  LITIGATION.................................................   12

9.  GENERAL PROVISIONS..............................................   12
    9.1  NOTICES....................................................   12
    9.2  CONSTRUCTION...............................................   12
    9.3  HEADINGS...................................................   12
    9.4  FURTHER ACTION.............................................   13
    9.5  SPECIFIC PERFORMANCE.......................................   13
    9.6  ENTIRE AGREEMENT; AMENDMENTS...............................   13
    9.7  LIMITATION ON RIGHTS OF OTHERS.............................   13
    9.8  WAIVERS; REMEDIES..........................................   13
    9.9  WAIVER OF JURY TRIAL.......................................   14
    9.10 BINDING EFFECT.............................................   14
    9.11 GOVERNING LAW..............................................   14
    9.12 SEVERABILITY...............................................   14
    9.13 LIMITATION OF LIABILITY....................................   14
    9.14 NO ASSIGNMENT; EXCEPTIONS..................................   15
    9.15 DISCLAIMER OF AGENCY.......................................   15
    9.16 INDEPENDENT CONTRACTORS....................................   15
    9.17 EXPENSE....................................................   15
    9.18 GENERAL TERMS..............................................   15
    9.19 CONFLICTS WITH MANAGEMENT AGREEMENT........................   16
    9.20 MASTER SIGNATURE PAGE......................................   16

                         SPRINT PCS SERVICES AGREEMENT

     This SERVICES AGREEMENT is made February 8, 1998, by and between Sprint Spectrum L.P., a Delaware limited partnership ("SPRINT SPECTRUM"), and ____________, a ____________ (but not any Related Party) ("MANAGER"). THE DEFINITIONS FOR THIS AGREEMENT ARE SET FORTH ON THE "SCHEDULE OF DEFINITIONS".

                                    RECITALS

     A. Manager and the holder of the License ("Sprint PCS") are entering into a Management Agreement contemporaneously with the execution of this agreement, under which Manager will design, construct, operate, manage and maintain a wireless services network in the Service Area in accordance with Sprint PCS standards and will offer and promote Sprint PCS Products and Services that operate on the Sprint PCS Network.

     B. Manager desires to enter into this agreement with Sprint Spectrum, under which Sprint Spectrum may furnish certain services to Manager to assist Manager to build out, operate, manage and maintain the Service Area Network under the License.

                                   AGREEMENT

     In consideration of the recitals and mutual covenants and agreements contained in this agreement, the sufficiency of which are hereby acknowledged, the parties, intending to be bound, agree as follows:


     1.  ENGAGEMENT OF SPRINT SPECTRUM

     1.1 Engagement of Sprint SPECTRUM. Manager engages Sprint Spectrum to assist Manager with certain specified services in connection with the operations of Manager and in building out, operating, managing and maintaining the Service Area Network, subject to the terms and conditions of this agreement. Sprint Spectrum accepts the engagement and will use the same effort and demonstrate the same care in performing its obligations under this agreement as it uses in conducting its own business. Manager will use the efforts and demonstrate the care necessary for Sprint Spectrum to meet its obligations under this agreement. When providing the Selected Services, Sprint Spectrum will provide those services to Manager in the same manner it provides those services to its own business, including the use of third party vendors to provide certain Selected Services.

     1.2 Reliance on Manager. Manager understands that Sprint Spectrum's ability to provide the Selected Services will depend largely on Manager's compliance with the Sprint PCS Program Requirements under the Management Agreement and cooperation with Sprint Spectrum. Manager agrees to comply with such requirements and to cooperate with Sprint Spectrum to enable Sprint Spectrum to perform its obligations under this agreement.

     1.3 Non-exclusive Service. Nothing contained in this agreement confers upon Manager an exclusive right to any of the Available Services. Sprint Spectrum may contract with others to provide expertise and services identical or similar to those to be made available or provided to Manager under this agreement.

     1.4 Manager's Use of Services. Manager agrees it will only use the Selected Services in connection with its Service Area Network. Manager will not use the Selected Services outside the Service Area or in connection with any other business.


     2.  SERVICES

     2.1  Available Services; Selected Services.

          2.1.1 Available Services. Subject to the terms of this agreement, Manager may obtain any of the Available Services from Sprint Spectrum in accordance with the provisions of this Section 2.1. The Available Services offered from time to time and the fees charged for such Available Services will be set forth on the then-current Exhibit 2.1.1 (the "Available Services and Fees Schedule"). If Sprint Spectrum offers any new Available Service, it will deliver a new Exhibit 2.1.1 indicating the new service and the fee for the new service.

          Manager may select one or more of the categories of Available Services. If Manager selects a particular category of services it must take and pay for all of the services under the category selected; Manager may not select only particular services within that category.

          If Sprint Spectrum determines to no longer offer an Available Service and the service is not a Selected Service, then Sprint Spectrum may give Manager written notice at any time during the term of this agreement that Sprint Spectrum no longer offers the Available Service.

          Sprint Spectrum may modify Exhibit 2.1.1 from time to time.  Exhibit
2.1.1 will be deemed amended upon delivery of the new Exhibit 2.1.1 to Manager.

          2.1.2 Selected Services. During the term of this agreement, and subject to the terms of this agreement, Manager has selected, and Sprint Spectrum has agreed to furnish or cause to be furnished to Manager, the Available Services listed on Exhibit 2.1.2 (which listed services will be the Selected Services). Sprint Spectrum may require from time to time that certain Available Services be Selected Services where necessary to comply with legal or regulatory requirements (e.g., mandatory provision of emergency 911 service) or applicable operating constraints (e.g., delivery of merchandise to the regional distribution centers of national retail distributors).

          2.1.3 Changes to Selected Services. If Manager determines it no longer requires a Selected Service, then Manager must give Sprint Spectrum written notice at least 3 months prior to the date on which Manager wishes to discontinue its use of such Selected Service.

          If Sprint Spectrum determines to no longer offer an Available Service and such service is one of Manager's Selected Services, then Sprint Spectrum must give Manager written notice at least 9 months prior to its discontinuance of such Available Service that Sprint Spectrum will no longer offer such Available Service. If the Available Service to be discontinued is required by Sprint Spectrum to be a Selected Service, then Sprint Spectrum will use commercially reasonable efforts to (a) help Manager provide the service itself or find another vendor to provide the service, and (b) facilitate Manager's transition to the new service provider.

          2.1.4 Performance of Selected Services. Sprint Spectrum may select the method, location and means of providing the Selected Services. If Sprint Spectrum wishes to use Manager's facilities to provide the Selected Services, Sprint Spectrum must obtain Manager's prior written consent.

     2.2  Third Party Vendors.    Some of the Available Services might be
provided by third party vendors under arrangements between Sprint Spectrum and the third party vendors. In some instances, Manager may receive Available Services from a third party vendor under the same terms and conditions that Sprint Spectrum receives such services. In other instances, Manager may receive Available Services under the terms and conditions set forth in an agreement between Manager and the third party vendor. If Manager wishes to engage a third party vendor to provide Available Services, Selected Services, or Available Services that Sprint Spectrum will no longer offer, Manager must first obtain Sprint Spectrum's prior written consent, which consent will not be unreasonably withheld. Before Manager may obtain from the third party vendor any Available Services, Selected Services, or Available Services that Sprint Spectrum will no longer offer, such vendor must execute an agreement prepared by Sprint Spectrum that obligates the vendor to maintain the confidentiality of any proprietary information and that prohibits the vendor from using any proprietary technology, information or methods for its benefit or the benefit of any other person or entity. Manager's use of a third party vendor that is not providing Available Services to Manager on behalf of Sprint PCS under the Management Agreement will not qualify for assumed compliance with the Program Requirements under Sections 7.1(a)(ii) or 8.1(b) of the Management Agreement.

     2.3 Contracts. Manager will notify Sprint Spectrum of any contract or other arrangement Manager has with any other party that will affect how Sprint Spectrum is to provide the Selected Services.


     3.  FEES FOR SELECTED SERVICES

     3.1 Payment of Fees. Sprint Spectrum and Manager agree that the fees for the Available Services will initially be those set forth on Exhibit 2.1.1, which fees represent an adjustment to any fees paid by Sprint PCS to Manager under
Section 10 of the Management Agreement. The monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of the month for which the charge is being calculated. Manager agrees to pay the fees to Sprint Spectrum within 20 days after the date of the invoice. If Manager enters into an agreement with a third party vendor under Section 2.2, Manager agrees to pay the fees for the services rendered by the third party vendor in accordance with the terms and conditions of such agreement.

     3.2 Adjustment of Fees. Sprint Spectrum may change the fee for any service it provides once during any 12-month period by delivering a new Exhibit
2.1.1 to Manager. Exhibit 2.1.1 will be deemed amended on the effective date noted on the new Exhibit 2.1.1, which will be at least 30 days after delivering the new Exhibit 2.1.1. Manager must notify Sprint Spectrum in writing before the effective date of the new Exhibit 2.1.1 if Manager wishes to discontinue a Selected Service for which the price is being increased (a "CANCELLED SERVICE"). If Manager discontinues a Selected Service under this Section 3.2, Sprint Spectrum will, at Manager's option, continue to provide the Cancelled Service and to charge Manager the current fee (i.e., the fee under the Exhibit 2.1.1 in effect on the date Manager gives its cancellation notice to Sprint Spectrum) for the Cancelled Service for up to 9 months from the date Sprint Spectrum gives Manager notice of the price change or until Manager no longer needs the Cancelled Service, whichever occurs first. If Sprint Spectrum continues to provide the Cancelled Service after the 9-month period, Sprint Spectrum will apply the new fee, under the new Exhibit 2.1.1, and such fee will be applied retroactively as of the effective date of the new schedule. Manager agrees to pay such retroactive charge within 10 days after the date of the invoice for such charge.

     3.3 Late Payments. Any payment due under this Section 3 that is not paid by Manager to Sprint Spectrum in accordance with the terms of this agreement will bear interest at the Default Rate beginning (and including) the 6th day after the due date until (and including) the date on which such payment is made.

     3.4 Taxes. Manager will pay or reimburse Sprint Spectrum for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable to Sprint Spectrum by Manager.


     4.  TERM; TERMINATION; EFFECT OF TERMINATION

     4.1 Term. This agreement commences on the date of execution and continues until the Management Agreement terminates. This agreement automatically terminates upon termination of the Management Agreement. Neither party may terminate this agreement for any reason other than the termination of the Management Agreement.

     4.2 Effect of Termination. Upon the termination of this agreement, all rights and obligations of each party under this agreement will immediately cease, except that:

          (a) Any rights arising out of a breach of any terms of this agreement will survive any termination of this agreement;

          (b) The provisions of this Section 4.2 and Sections 5.2, 6, 7, and 9 will survive any termination of this agreement; and

          (c) The payment obligations under Section 3 will survive any termination of this agreement if, and to the extent, any fees have accrued or are otherwise due and owing from Manager to Sprint Spectrum or any Sprint Spectrum Related Party as of the date of termination of this agreement.


     5.  BOOKS AND RECORDS; CONFIDENTIAL INFORMATION

     5.1  BOOKS AND RECORDS.

          5.1.1 General. Each party must keep and maintain books and records to support and document any fees, costs, expenses or other charges due in connection with the provisions set forth in this agreement. The records must be retained for a period of at least 3 years after the fees, costs, expenses or other charges to which the records relate have accrued and have been paid, or such other period as may be required by law.

          5.1.2 Audit. On reasonable advance written notice by the Manager, but no more frequently than annually, Sprint PCS will provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations" ("TYPE II REPORT" or "MANAGER MANAGEMENT REPORT"). Such report will be prepared by independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over the Manager Management Processes. "Manager Management Processes" include those services generally provided within the Management Agreement, primarily billing and collection of Collected Revenues. The Manager is responsible for costs incurred attributable to such requested procedures with respect to the services provided under this agreement, including without limitation discussion of the billing and collection of Collected Revenues. This report will be made available to the other party upon such other party's request.

          5.1.3 Contesting an Audit. If the party that did not select the independent auditor does not agree with the findings of the audit, then such party can contest the findings by providing notice of such disagreement to the other party (the "DISPUTE NOTICE"). The date of delivery of such notice is the "DISPUTE NOTICE DATE." If the parties are unable to resolve the disagreement within 10 Business Days after the Dispute Notice Date, they will resolve the disagreement in accordance with the following procedures.

     The two parties and the auditor that conducted the audit will all agree on an independent certified public accountant with a regional or national accounting practice in the wireless telecommunications industry (the "ARBITER") within 15 Business Days after the Dispute Notice Date. If, within 15 Business Days after the Dispute Notice Date, the three parties fail to agree on the Arbiter, then at the request of either party to this agreement, the Arbiter will be selected pursuant to the rules then in effect of the American Arbitration
Association.   Each party will submit to the Arbiter within 5 Business Days after its selection and engagement all information reasonably requested by the Arbiter to enable the Arbiter to independently resolve the issue that is the subject of the Dispute Notice. The Arbiter will make its own determination of the amount of fees, costs, expenses or other charges payable under this agreement with respect to the period audited. The Arbiter will issue a written report of its determination in reasonable detail and will deliver a copy of the report to the parties within 10 Business Days after the Arbiter receives all of the information reasonably requested. The determination made by the Arbiter will be final and binding and may be enforced by any court having jurisdiction. The parties will cooperate fully in assisting the Arbiter and will take such actions as are necessary to expedite the completion of and to cause the Arbiter to expedite its assignment.

     If the amount owed by a contesting party is reduced by more than 10% or the amount owed to a contesting party is increased by more than 10% then the non-contesting party will pay the costs and expenses of the Arbiter, otherwise the contesting party will pay the costs and expenses of the Arbiter.

     5.2  Confidential Information.

          (a) Except as specifically authorized by this agreement, each of the parties must, for the term of this agreement and 3 years after the date of termination of this agreement, keep confidential, not disclose to others and use only for the purposes authorized in this agreement, all Confidential Information disclosed by the other party to the party in connection with this agreement, except that the foregoing obligation will not apply to the extent that any Confidential Information:

               (i) is or becomes, after disclosure to a party, publicly known by any means other than through unauthorized acts or omissions of the party or its agents; or

               (ii) is disclosed in good faith to a party by a third party entitled to make the disclosure.

          (b) Notwithstanding the foregoing, a party may use, disclose or authorize the disclosure of Confidential Information that it receives that:

               (i) has been published or is in the public domain, or that subsequently comes into the public domain, through no fault of the receiving party;

               (ii) prior to the effective date of this agreement was properly within the legitimate possession of the receiving party, or subsequent to the effective date of this agreement, is lawfully received from a third party having rights to publicly disseminate the Confidential Information without any restriction and without notice to the recipient of any restriction against its further disclosure;

               (iii) is independently developed by the receiving party through persons or entities who have not had, either directly or indirectly, access to or knowledge of the Confidential Information;

               (iv) is disclosed to a third party consistent with the terms of the written approval of the party originally disclosing the information;

               (v) is required by the receiving party to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, and the Confidential Information will otherwise continue to be Confidential Information required to be held confidential for purposes of this agreement;

               (vi) is required by the receiving party to be disclosed by applicable law or a stock exchange or association on which the receiving party's securities (or those of its Related Parties) are or may become listed; or

               (vii) is disclosed by the receiving party to a financial institution or accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this Section 5.

          (c) The party making a disclosure under Sections 5.2(b)(v), 5.2(b)(vi) or 5.2(b)(vii) must inform the non-disclosing party as promptly as is reasonably necessary to enable the non-disclosing party to take action to, and use the disclosing party's reasonable best efforts to, limit the disclosure and maintain confidentiality to the extent practicable.

          (d) Manager will not, except when serving in the capacity of Manager under this agreement, use any Confidential Information of any kind that it receives under or in connection with this agreement. For example, if Manager operates a wireless company in a different licensed area, Manager may not use any of the Confidential Information received under or in connection with this agreement in operating its other wireless business.


     6.  INDEMNIFICATION

     6.1 Indemnification by Sprint Spectrum. Sprint Spectrum agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers and employees from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers and employees arising from or relating to the violation by Sprint Spectrum, its directors, officers, employees, contractors, subcontractors, agents or representatives of any law, regulation or ordinance applicable to Sprint Spectrum in its performance of the Selected Services, or by Sprint Spectrum's, or its directors', officers', employees', contractors', subcontractors', agents' or representatives' breach of any representation, warranty or covenant contained in this agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results from the negligence or willful misconduct of Manager, its directors, managers, officers, employees, agents or representatives. Sprint Spectrum's indemnification obligations under this Section 6.1 do not apply to any third party vendors that provide services (including Selected Services) directly to Manager or Manager's Related Parties under a separate agreement.

     6.2 Indemnification by Manager. Manager agrees to indemnify, defend and hold harmless Sprint Spectrum, its directors, officers and employees from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Sprint Spectrum, its directors, officers and employees arising from or relating to Manager's, or its directors', managers', officers', employees', contractors', subcontractors', agents' or representatives' violation of any law, regulation or ordinance applicable to Manager, or by Manager's, or its directors', managers', officers', employees', contractors', subcontractors', agents' or representatives' breach of any representation, warranty or covenant contained in this agreement, Manager's ownership of the Operating Assets or the operation of the Service Area Network, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results from the negligence or willful misconduct of Sprint Spectrum, its directors, officers, employees, contractors, subcontractors, agents or representatives.

     6.3  Procedure.

          6.3.1 Notice. Any party being indemnified ("INDEMNITEE") will give the party making the indemnification ("INDEMNITOR") written notice as soon as practicable but no later than 5 Business Days after the party becomes aware of the facts, conditions or events that give rise to the claim for indemnification if:

               (1) any claim or demand is made or liability is asserted against Indemnitee; or

               (2) any suit, action, or administrative or legal proceeding is instituted or commenced in which Indemnitee is involved or is named as a defendant either individually or with others.

     Failure to give notice as described in this Section 6.3.1 does not modify the indemnification obligations of this provision, except if Indemnitor is harmed by failure to provide timely notice to Indemnitor, then Indemnitor does not have to indemnify Indemnitee for the harm caused by the failure to give the timely notice.

          6.3.2 Defense by Indemnitor. If within 30 days after giving notice Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against the claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense.

     Indemnitee will fully cooperate with Indemnitor in the dispute or defense so long as Indemnitor is conducting the dispute or defense diligently and in good faith. Indemnitor is not permitted to settle the dispute or claim without the prior written approval of Indemnitee, which approval will not be unreasonably withheld. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to retain additional representation by counsel of its choice to participate in the defense at Indemnitee's sole cost and expense.

          6.3.3 Defense by Indemnitee. If no notice of intent to dispute or defend is received by Indemnitee within the 30-day period, or if a diligent and good faith defense is not being or ceases to be conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle the claim, demand or other liability, and in either event to be indemnified as provided in this Section 6. Indemnitee is not permitted to settle the dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.

          6.3.4 Costs. Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.


     7.  DISPUTE RESOLUTION

     7.1 Negotiation. The parties will attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiation between or among representatives who have authority to settle the controversy. Either party may escalate any dispute not resolved in the normal course of business to the appropriate (as determined by the party) officers of the parties by providing written notice to the other party.

     Within 10 Business Days after delivery of the notice, the appropriate officers of each party will meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to exchange relevant information and to attempt to resolve the dispute.

     Either party may elect, by giving written notice to the other party, to escalate any dispute arising out of or relating to the determination of fees that is not resolved in the normal course of business or by the audit process set forth in Sections 5.1.2 and 5.1.3, first to the appropriate financial or accounting officers to be designated by each party. The designated officers will meet in the manner described in the preceding paragraph. If the matter has not been resolved by the designated officers within 30 days after the notifying party's notice, either party may elect to escalate the dispute to the appropriate (as determined by the party) officers in accordance with the prior paragraphs of this Section 7.1.

     7.2 Unable to Resolve. If a dispute has not been resolved within 60 days after the notifying party's notice, the parties will continue to operate under this agreement and sue the other party for damages or seek other appropriate remedies as provided in this agreement, except neither party may bring a suit for damages based on an event that occurs during the first two years of this agreement.

     7.3 Attorneys and Intent. If an officer intends to be accompanied at a meeting by an attorney, the other party's officer will be given at least 3 Business Days prior notice of the intention and may also be accompanied by an attorney. All negotiations under this Section 7 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Civil Procedure and state rules of evidence and civil procedure.


     8.  REPRESENTATIONS AND WARRANTIES

     Each party for itself makes the following representations and warranties to the other party:

     8.1 Due Incorporation or Formation; Authorization of Agreements. The party is either a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Manager is qualified to do business and in good standing in every jurisdiction in which the Service Area is located. The party has the full power and authority to execute and deliver this agreement and to perform its obligations under this agreement.

     8.2 Valid and Binding Obligation. This agreement constitutes the valid and binding obligation of the party, enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     8.3 No Conflict; No Default. Neither the execution, delivery and performance of this agreement nor the consummation by the party of the transactions contemplated in this agreement will conflict with, violate or result in a breach of (a) any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to such party, or (b) any term, condition or provision of the articles of incorporation, certificate of limited partnership, certificate of organization, bylaws, partnership agreement or limited liability company agreement (or other governing documents) of such party or of any material agreement or instrument to which such party is or may be bound or to which any of its material properties or assets is subject.

     8.4 Litigation. No action, suit, proceeding or investigation is pending or, to the knowledge of the party, threatened against or affecting the party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the party's ability to perform its obligations under this agreement. The party has not received any currently effective notice of any default that could reasonably be expected to result in a breach of the preceding sentence.


     9.  GENERAL PROVISIONS

     9.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile (with acknowledgment received and a copy sent by overnight courier), charges prepaid and addressed described on the Notice Address Schedule attached to the Master Signature Page, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

     All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

     9.2 Construction. This agreement will be construed simply according to its fair meaning and not strictly for or against either party.

     9.3 Headings. The table of contents, section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define, limit or expand the scope, extent or intent of this agreement.

     9.4 Further Action. Each party agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

     9.5 Specific Performance. Each party agrees with the other party that the party would be irreparably damaged if any of the provisions of this agreement were not performed in accordance with their specific terms and that monetary damages alone would not provide an adequate remedy. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party will be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions of this agreement.

     9.6 Entire Agreement; Amendments. The provisions of this agreement and the Management Agreement (if Sprint Spectrum is a party to that agreement) (including the exhibits to those agreements) set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint Spectrum's right to amend the Available Services and the fees charged for such services as shown on Exhibit 2.1.1, and Manager's right to amend the Selected Services listed on Exhibit 2.1.2, this agreement may be modified or amended only by a written amendment signed by persons or entities authorized to bind each party.

     9.7 Limitation on Rights of Others. Nothing in this agreement, whether express or implied, will be construed to give any person or entity other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

     9.8 Waivers; Remedies. The observance of any term of this agreement may be waived (whether generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this agreement, no failure or delay of either party in exercising any power or right under this agreement will operate as a waiver of the power or right, nor will any single or partial exercise of any right or power preclude any other or further exercise of the right or power or the exercise of any other right or power.

     Sprint Spectrum is not in breach of any covenant in this agreement, if failure of such party to comply with such covenant or Sprint Spectrum's non-compliance with the covenant results primarily from:

               (i) any FCC order or any other injunction issued by any governmental authority impeding the ability to comply with the covenant;

               (ii) the failure of any governmental authority to grant any consent, approval, waiver, or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization;

               (iii) the failure of any vendor to deliver in a timely manner any equipment or service; or

               (iv) any act of God, act of war or insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of Sprint Spectrum.

     9.9 Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     9.10 Binding Effect. Except as otherwise provided in this agreement, this agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Management Agreement. The parties intend that this agreement bind only the party signing this agreement and that the agreement is not binding on the Related Parties of a party unless the agreement provides that Related Parties are bound.

     9.11 Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     9.12 Severability. The parties intend every provision of this agreement to be severable. If any provision of this agreement is held to be illegal, invalid, or unenforceable for any reason, the parties intend that a court enforce the provision to the maximum extent permissible so as to effect the intent of the parties (including the enforcement of the remaining provisions). If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable provision with an enforceable provision that reflects the original intent of the parties.

     9.13 Limitation of Liability. NO PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING

FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF, THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES OR LOSS OF PROFITS ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY ANOTHER PARTY TO THIS AGREEMENT.

     9.14 No Assignment; Exceptions. This agreement may only be assigned in conjunction with and to the same party or parties to whom the Management Agreement has been validly assigned under the Management Agreement's terms and conditions.

     9.15 Disclaimer of Agency. Neither party by this agreement makes the other party a legal representative or agent of the party, nor does either party have the right to obligate the other party in any manner, except if the other party expressly permits the obligation by the party or except for provisions in this agreement expressly authorizing one party to obligate the other.

     9.16 Independent Contractors. The parties do not intend to create any partnership, joint venture or other profit-sharing arrangement, landlord-tenant or lessor-lessee relationship, employer-employee relationship, or any other relationship other than that expressly provided in this agreement. Neither party to this agreement has any fiduciary duty to the other party.

     9.17 Expense. Each party bears the expense of complying with this agreement except as otherwise expressly provided in this agreement.

     9.18  General Terms.

          (a) This agreement, including the attached Schedule of Definitions, is to be interpreted in accordance with the following rules of construction:

               (i) The definitions in this agreement apply equally to both the singular and plural forms of the terms defined unless the context otherwise requires;

               (ii) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation";

               (iii) All references in this agreement to Sections and Exhibits are references to Sections of, and Exhibits to, this agreement, unless otherwise specified; and

               (iv) All references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations), unless the context otherwise requires.

          (b) Any reference in this agreement to a "day" or number of "days" (without the explicit qualification of "BUSINESS") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next Business Day.

     9.19 Conflicts with Management Agreement. The provisions of the Management Agreement govern over those of this Services Agreement if the provisions contained in this agreement conflict with analogous provisions in the Management Agreement.

     9.20 Master Signature Page. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document is incorporated herein by this reference.

                               SPRINT TRADEMARK
                               AND SERVICE MARK
                               LICENSE AGREEMENT

                                    BETWEEN

                      SPRINT COMMUNICATIONS COMPANY, L.P.

                                      AND

                           LOUISIANA UNWIRED, L.L.C.


                         Dated as of February 8, 1999

                              SPRINT TRADEMARK AND
                         SERVICE MARK LICENSE AGREEMENT


     THIS AGREEMENT is made as of the 8th day of February, 1999, by and between Sprint Communications Company, L.P., a limited partnership organized under the laws of the State of Delaware, as licensor ("Licensor"), and Louisiana Unwired, L.L.C. a Louisiana limited liability company as licensee ("Licensee"). THE DEFINITIONS FOR THIS AGREEMENT ARE SET FORTH ON THE "SCHEDULE OF DEFINITIONS".

                                   RECITALS:

     WHEREAS, Licensor is the owner of the U.S. trademarks and service marks "Sprint", together with related "Diamond" logo, "Sprint PCS", "Sprint Personal Communications Services" and the goodwill of the business symbolized thereby; and

     WHEREAS, Licensee desires to use the trademarks and service marks in commerce;

     NOW, THEREFORE, the parties, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, do hereby agree as follows:

                                   ARTICLE 1
            GRANT OF TRADEMARK AND SERVICE MARK RIGHTS; EXCLUSIVITY

     Section 1.1.   License.

(a) Grant of License. Subject to the terms and conditions hereof, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, for the term of this agreement, a non-transferable, royalty-free license to use the Licensed Marks solely for and in connection with the marketing, promotion, advertisement, distribution, lease or sale of Sprint PCS Products and Services and Premium and Promotional Items in the Service Area.

(b) Related Equipment. The rights granted hereunder to Licensee shall not include the right to manufacture equipment under the Licensed Marks. However, subject to the terms and conditions hereof, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, for the term of this agreement, a non-transferable, royalty-free license to market, promote, advertise, distribute and resell and lease Related Equipment in connection with the marketing, promotion, advertisement, distribution, lease or sale by Licensee of Sprint PCS Products and Services, and to furnish services relating to such Related Equipment (including installation, repair and maintenance of Related Equipment), under the Licensed Marks.

                                   ARTICLE 2
                         QUALITY STANDARDS, MAINTENANCE

     Section 2.1.   Maintenance of Quality.

(a) Adherence to Quality Standards. In the course of marketing, promoting, advertising, distributing, leasing and selling Sprint PCS Products and Services and Premium and Promotional Items under the Licensed Marks, Licensee shall maintain and adhere to standards of quality and specifications that conform to or exceed those quality standards and technical and operational specifications adopted and/or amended in the manner provided below ("Quality Standards") and those imposed by Law. Such Quality Standards are designed to ensure that the quality of the Sprint PCS Products and Services and Premium and Promotional Items marketed, promoted, advertised, distributed, leased and sold under the Licensed Marks are consistent with the high reputation of the Licensed Marks and are in conformity with applicable Laws.

(b) Establishment of Quality Standards. The parties acknowledge that the initial Quality Standards for the Sprint PCS Products and Services and Premium and Promotional Items are attached to the Affiliation Agreement as Exhibits 4.1, 4.2, 4.3, 7.2, and 8.1. The Quality Standards shall (i) be consistent with the reputation for quality associated with the Licensed Marks and (ii) be commensurate with a high level of quality (taking into account Licensee's fundamental underlying technology and standards), consistent with the level of quality being offered in the market for products and services of the same kind as the Sprint PCS Products and Services.

(c) Changes in Quality Standards. In the event that Licensor wishes to change the Quality Standards, it will notify Licensee in writing of such proposed amendments, and will afford Licensee a reasonable time period in which to adopt such changes as may be required in order for Licensee to conform to the amended Quality Standards.

     Section 2.2. Rights of Inspection. In order to ensure that the Quality Standards are maintained, Licensor and its authorized agents and representatives shall have the right, but not the obligation, with prior notice to Licensee, to enter upon the premises of any office or facility operated by or for Licensee with respect to Sprint PCS Products and Services and Premium and Promotional Items at all reasonable times, to inspect, monitor and test in a reasonable manner facilities and equipment used to furnish Sprint PCS Products and Services and Premium and Promotional Items and, with prior written notice to Licensee, to inspect the books and records of Licensee in a manner that does not unreasonably interfere with the business and affairs of Licensee, all as they relate to the compliance with the Quality Standards maintained hereunder.

     Section 2.3. Marking; Compliance with Trademark Laws. Licensee shall cause the appropriate designation "/TM/" or "/SM/" or the registration symbol "(R)" to be placed adjacent to the Licensed Marks in connection with the use thereof and to indicate such additional information as

                  SPRINT PROPRIETARY INFORMATION - RESTRICTED

Licensor shall reasonably specify from time to time concerning the license rights under which Licensee uses the Licensed Marks. Licensee shall place the following notice on all printed or electronic materials on which the Licensed Marks appear: "SPRINT", the "DIAMOND" logo and "Sprint PCS", "Sprint Personal Communications Services" are trademarks and/or service marks of Sprint Communications Company, L.P., "used under license" or such other notice as Licensor may specify from time to time.

          Section 2.4. Other Use Restrictions. Licensee shall not use the Licensed Marks in any manner that would reflect adversely on the image of quality symbolized by the Licensed Marks.

                                   ARTICLE 3
                            CONFIDENTIAL INFORMATION

     Section 3.1. Maintenance of Confidentiality. Each of Licensor and Licensee and their respective Controlled Related Parties (each a "Restricted Party") shall cause their respective officers and directors (in their capacity as such) to, and shall take all reasonable measures to cause their respective employees, attorneys, accountants, consultants and other agents and advisors (collectively, and together with their respective officers and directors, "Agents") to, keep secret and maintain in confidence the terms of this agreement and all confidential and proprietary information and data of the other party or its Related Parties disclosed to it (in each case, a "Receiving Party") in connection with the performance of its obligations under this agreement (the "Confidential Information") and shall not, and shall cause their respective officers and directors not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose Confidential Information to any Person other than the parties, their Controlled Related Parties and their respective Agents that need to know such Confidential Information. Each party further agrees that it shall not use the Confidential Information for any purpose other than determining and performing its obligations and exercising its rights under this agreement. Each party shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Related Parties or any of their respective Agents. The measures taken by a Restricted Party to protect Confidential Information shall be not deemed unreasonable if the measures taken are at least as strong as the measures taken by the disclosing party to protect such Confidential Information.

     Section 3.2. Permitted Disclosures. Nothing herein shall prevent any Restricted Party or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives and which:

(i) has been published or is in the public domain, or which subsequently comes into the public domain, through no fault of the receiving party;

(ii) prior to receipt hereunder was property within the legitimate possession of the Receiving Party or, subsequent to receipt hereunder is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate

                  SPRINT PROPRIETARY INFORMATION - RESTRICTED the Confidential Information and without notice of any restriction against its further disclosure.

(iii) is independently developed by the Receiving Party through Persons who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

(iv) is disclosed to a third party with the written approval of the party originally disclosing such information, provided that such Confidential Information shall cease to be confidential and proprietary information covered by this agreement only to the extent of the disclosure so consented to;

(v) subject to the Receiving Party's compliance with Section 3.4 below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, provided that such Confidential Information to the extent covered by a protective order or its equivalent shall otherwise continue to be Confidential Information required to be held confidential for purpose of this agreement; or

(vi) subject to the Receiving Party's compliance with Section 3.4 below, is required to be disclosed by applicable Law or a stock exchange or association on which such Receiving Party's securities (or those of its Related Party) are listed.

     Section 3.3. Financial Institutions. Notwithstanding this Article 3, any party may provide Confidential Information to any financial institution in connection with borrowings from such financial institution by such party or any of its Controlled Related Parties, so long as prior to any such disclosure such financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided the parties in this Article 3.

     Section 3.4. Procedures. In the event that any Receiving Party (i) must disclose Confidential Information in order to comply with applicable Law or the requirements of a stock exchange or association on which such Receiving Party's securities or those of its Related Parties are listed or (ii) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or otherwise) to disclose any Confidential Information, the Receiving Party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations or in the case of clause (ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this agreement. In the case of a clause
(ii), (A) if the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the Receiving Party shall, and shall cause its employees to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense, and (B) failing the entry of a protective

                  SPRINT PROPRIETARY INFORMATION - RESTRICTED order or other appropriate remedy or receipt of a waiver hereunder, the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

     Section 3.5. Survival. The obligations under this Article 3 shall survive, as to any party, until two (2) years following the date of termination of this agreement, and, as to any Controlled Related Party of a party, until two
(2) years following the earlier to occur of (A) the date that such Person is no longer a Controlled Related Party of a party, or (B) the date of the termination of this agreement; provided that such obligations shall continue indefinitely with respect to any trade secret or similar information which is proprietary to a party or its Controlled Related Parties and provides such party or its Controlled Related Parties with an advantage over its competitors.

                                   ARTICLE 4
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE

     Section 4.1. Licensor's Ownership. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Licensed Marks and acknowledges that nothing herein shall be construed to accord to Licensee any rights in the Service Area in the Licensed Marks except as expressly provided, herein. Licensee acknowledges that its use in the Service Area of the Licensed Marks shall not create in Licensee any right, title or interest in the Service Area in the Licensed Marks and that all use in the Service Area of the Licensed Marks and the goodwill symbolized by and connected with such use of the Licensed Marks will inure solely to the benefit of the Licensor.

     Section 4.2. No Challenge by Licensee. Licensee covenants that (i) Licensee will not at any time challenge Licensor's rights, title or interest in the Licensed Marks (other than to assert the specific rights granted to Licensee under this agreement), (ii) Licensee will not do or cause to be done or omit to do anything, the doing, causing or omitting of which would contest or in any way impair or tend to impair the rights of Licensor in the Licensed Marks, and (iii) Licensee will not represent to any third party that Licensee has any ownership or rights in the Service Area with respect to the Licensed Marks other than the specific rights conferred by this agreement.


                                   ARTICLE 5
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

     Section 5.1. Title to the Licensed Marks. Licensor represents and warrants that:

                  SPRINT PROPRIETARY INFORMATION - RESTRICTED

(a) Licensor has good title to the Licensed Marks and has the right to grant the licenses provided for hereunder in accordance with the terms and conditions hereof, free of any liabilities, charges, liens, pledges, mortgages, restrictions, adverse claims, security interests, rights of others, and encumbrances of any kind (collectively, "Encumbrances"), other than Encumbrances which will not restrict or interfere in any material respect with the exercise by Licensee of the rights granted to Licensee hereunder.
(b) There is no claim, action, proceeding or other litigation pending or, to the knowledge of Licensor, threatened with respect to Licensor's ownership of the Licensed Marks or which, if adversely determined, would restrict or otherwise interfere in any material respect with the exercise by Licensee of the rights purported to be granted to Licensee hereunder.

     Except as expressly provided above in this Section 5.1, Licensor makes no representation or warranty of any kind or nature whether express or implied with respect to the Licensed Marks (including freedom from third party infringement of the Licensed Marks).

     The representations and warranties provided for in this Section 5.1 shall survive the execution and delivery of this agreement.

     Section 5.2. Other Licensees. In the event Licensor grants to any third party any licenses or rights with respect to the Licensed Marks, Licensor shall not, in connection with the grant of any such license or rights, take any actions, or suffer any omission that would adversely affect the existence or validity of the Licensed Marks or conflict with the rights granted to Licensee hereunder.

     Section 5.3. Abandonment. Licensor covenants and agrees that, during the term of this agreement, it will not abandon the Licensed Marks.

                                   ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES

     Section 6.1. Representations and Warranties. Each party hereby represents and warrants to the other party as follows:

(a) Due Incorporation or Formation; Authorization of Agreement. Such party is a corporation duly organized, a limited liability company duly organized or a partnership duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, company or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such party is duly licensed or qualified to do business and, if applicable, is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified

                  SPRINT PROPRIETARY INFORMATION - RESTRICTED
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

     would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such party has the corporate, company or partnership power and authority to execute and deliver this agreement and to perform its obligations hereunder and the execution, delivery and performance of this agreement have been duly authorized by all necessary corporate, company or partnership action. Assuming the due execution and delivery by the other party hereto, this agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

(b) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this agreement nor the consummation by such party of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such party or any of its Controlled Related Parties, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, articles of organization or certificate of formation, bylaws, operating agreement or limited liability company agreement, or partnership agreement of such party or any of its Controlled Related Parties or of any material agreement or instrument to which such party or any of its Controlled Related Parties is a party or by which such party or any of its Controlled Related Parties is or may be bound or to which any of its material properties or assets is subject (other than any such conflict, violation, breach or default that has been validly and unconditionally waived), (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such party or any of its Controlled Related Parties is a party or by which such party or any of its Controlled Related Parties is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such party or any of its Controlled Related Parties, which in any such case could reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of each party or its Parent.

(c) Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required to be obtained by such party in connection with the valid execution, delivery, acceptance and performance by such party under this agreement or the consummation by such

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

     party of any transaction contemplated hereby has been completed, made or obtained, as the case may be.

(d) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such party, threatened against or affecting such party or any of its Controlled Related Parties or any of their properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could), reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of such party or its parent; and such party or any of its Controlled Related Parties has not received any currently effective notice of any default, and such party or any of its Controlled Related Parties is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, which default could reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of such party or its Parent.

     Section 6.2. Survival. The representations and warranties provided for under this Article 6 will survive the execution and delivery of this agreement.

                                   ARTICLE 7
                       PROSECUTION OF INFRINGEMENT CLAIMS

       Section 7.1. Notice and Prosecution of Infringement. Licensee agrees to notify Licensor promptly, in writing, of any alleged, actual or threatened infringement of any of the Licensed Marks within the Service Area of which Licensee becomes aware. Licensor has the sole right to determine whether or not to take any action on such infringements. Licensor has the sole right to employ counsel of its choosing and to direct any litigation and settlement of infringement actions. Any recoveries, damages and costs recovered through such proceedings shall belong exclusively to Licensor, and Licensor shall be solely responsible for all costs and expenses (including attorney fees) of prosecuting such actions. Licensee agrees to provide Licensor with all reasonably requested assistance in connection with such proceedings.

                                   ARTICLE 8
                LICENSEE DEFENSE AND INDEMNIFICATION OF LICENSOR

     Section 8.1. Indemnification. (a) Each party hereby agrees to indemnify the other party against and agrees to hold it harmless from any Loss incurred or suffered by such other party arising out of or in connection with:

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

        (i) the material breach of any representation or warranty made by such party in this agreement; and

        (ii) the material breach of any covenant or agreement by such party contained in this agreement.

(b) In addition to the indemnification provided for in Section 8.1(a), Licensee agrees to indemnify Licensor against and hold it harmless from any Loss suffered or incurred by Licensor or its Controlled Related Parties by reason of a third party claim arising out of or relating to (i) the use of the Licensed Marks by Licensee; or (ii) the marketing, promotion, advertisement, distribution, lease or sale by Licensee ( or any permitted sublicensee) or by any additional Licensee (or any permitted sublicensee) of any Sprint PCS Products and Services, Related Equipment or Premium and Promotional Items under the Licensed Marks pursuant to this agreement, including unfair or fraudulent advertising claims, warranty claims and product defect or liability claims, pertaining to the Sprint PCS Products and Services, Related Equipment or Premium and Promotional Items. Notwithstanding the foregoing, Licensee will not be required under this paragraph (b) to indemnify any Loss arising solely out of Licensee's use of the Licensed Marks in compliance with the terms of the Trademark and Service Mark Usage Guidelines; provided that Licensor shall have no obligation to indemnify for third-party claims alleged to arise from the specifics of uses of third-party trademarks or service marks, or the specifics of claims made, in marketing materials prepared by or for Licensee, which marketing materials have not been approved by Licensor prior to the publication out of which such claims are alleged to have arisen.


                                   ARTICLE 9
                               OBLIGATIONS/SETOFF

     Section 9.1. Obligations/Setoff. The obligations of the parties as set forth in this agreement shall be unconditional and irrevocable, and shall not be subject to any defense or be released, discharged or otherwise affected by any matter, including impossibility, illegality, impracticality, frustration of purpose, force majeure, act of government, the bankruptcy or insolvency of any party hereto, and the obligations of each party shall not be subject to any right of setoff or recoupment which such party may not or hereafter have against the other party.

                                   ARTICLE 10
                      LIMITATION ON USE OF LICENSED MARKS

     Section 10.1. Restrictions on Use. Licensee is not permitted to make any use of the Licensed Marks in connection with products or services other than the Sprint PCS Products and Services, and as specifically authorized in Sections 1.1(b) above with respect to Related

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

Equipment and Premium and Promotional Items, nor to make any use of the Licensed Marks directed outside of the Service Area.

     Section 10.2 Adherence to Trademark and Service Mark Usage Guidelines. Licensee agrees to comply with and adhere to Trademark and Service Mark Usage Guidelines for the depiction or presentation of the Licensed Marks, as furnished by Licensor. Prior to Licensee depicting or presenting any of the Licensed Marks on any type of marketing, advertising or promotional materials, Licensee agrees to submit samples of such materials to Licensor for approval. Licensor shall have fourteen (14) days from the date Licensor receives such materials to approve or object to any such materials submitted to Licensor for review. In the event Licensor does not object to such materials within such fourteen (14) day period, such materials shall be deemed approved by Licensor. Thereafter, Licensee shall not be obligated to submit to Licensor materials prepared in accordance with the samples previously approved by Licensor and the Trademark and Service Mark Usage Guidelines; provided, however, Licensee shall, at the reasonable request of Licensor, continue to furnish samples of such marketing, advertising and promotional materials to Licensor from time to time during the term hereof at the request of Licensor.

     Section 10.3. Use of Similar Trademarks and Service Marks. Licensee agrees not to use (a) any trademark or service mark which is confusingly similar to, or a colorable imitation of, the Licensed Marks or any part thereof, or (b) any work, symbol, character, or set of words, symbols, or characters, which in any language would be identified as the equivalent of the Licensed Marks or that are otherwise confusingly similar to, or a colorable imitation of, the Licensed Marks, whether during the term of this agreement or at any time following termination of this agreement. Licensee shall not knowingly engage in any conduct which may place the Sprint PCS Products and Services, the Licensed Marks or Licensor in a negative light or context.

     Section 10.4. Services of Public Figures. Licensee agrees to obtain Licensor's prior written approval (which approval will not be unreasonably withheld) before engaging the services of any celebrity or publicly known individual for endorsement of any Sprint PCS Products and Services or Premium and Promotional Items.

                                   ARTICLE 11
                             CONTROL OF BRAND IMAGE

     Section 11.1 Exclusive Use of Licensed Marks. The Sprint PCS Products and Services shall be marketed by Licensee solely under the Licensed Marks.

     Section 11.2. Consistency With Brand Image and Principles. Licensee shall use the Licensed Marks in a manner that is consistent with the brand image and principles established by Licensor, and mechanics to ensure consistency will be included in the Marketing Communications Guidelines.

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

     Section 11.3 Management of Brand Image. Licensor shall be responsible for the overall management of the brand image for the Licensed Marks. All advertising, marketing and promotional materials using the Licensed Marks prepared by Licensee shall, in addition to the provisions set forth in Section
11.2 above, comply with the Marketing Communications Guidelines to be furnished by Licensor to Licensee as such Marketing Communications Guidelines may be amended and updated by Licensor from time to time. Such Marketing Communications Guidelines shall establish reasonable principles to be followed in the development of advertising, marketing and promotional campaigns in order to ensure a consistent and coherent brand image. All advertising, marketing and promotional campaigns conducted by Licensee shall be conducted in a manner consistent with the Marketing Communications Guidelines.

     Section 11.4. Advertising Agencies; Promotions. Licensee may select its own advertising agencies for development of its advertising and promotional campaigns; provided, however, that all media buys shall be coordinated by Licensee with the buying agency of Licensor. Licensee and Licensor shall conduct ongoing reviews of upcoming advertising, marketing and promotional campaigns of each party and shall use good faith efforts to coordinate their respective campaigns in a manner that will maximize the advertising, marketing and promotional efforts of the parties and be consistent with the Marketing Communications Guidelines. Licensee shall not initiate any products or promotions under names which are confusingly similar to any names of national product offerings or promotions by Licensor. Neither Licensor nor any of its Controlled Related Parties shall initiate any products or promotions under names which are confusingly similar to any names of national product offerings or promotions by Licensee. In addition, Licensor will use its commercially reasonable efforts to ensure that no third party licensee under the Licensed Marks initiates any products or promotions in the Service Area under names which are confusingly similar to any names of national product offerings or promotions by Licensee.

     Section 11.5 Ownership of Advertising Materials. All agreements entered into by Licensee with advertising agencies shall provide that Licensor shall own all advertising materials (including concepts, themes, characters and the like)
created or developed thereunder.    Subject to the terms and conditions set
forth herein, Licensee shall receive a perpetual, non-exclusive, royalty-free license to use such materials in connection with advertising and promotional materials developed by Licensee; provided, however, that the rights granted under such perpetual license shall be limited solely to the use of such materials and shall not extend the term of the license with respect to the Licensed Marks provided for hereunder.

                                   ARTICLE 12
                            RELATIONSHIP OF PARTIES

     Section 12.1. Relationship of Parties. It is the express intention of the parties that Licensee is and shall be an independent contractor and no partnership shall exist between Licensee and Licensor pursuant hereto. This agreement shall not be construed to make Licensee the agent or legal representative of Licensor for any purpose whatsoever (except as expressly

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

provided in Articles 7 and 8), and Licensee is not granted any right or authority to assume or create any obligations for, on behalf of, or in the name of Licensor (except as expressly provided in Articles 7 and 8). Licensee agrees, and shall require its permitted sublicensees to agree, not to incur or contract any debt or obligation on behalf of Licensor, or commit any act, make any representation, or advertise in any manner that may adversely affect any right of Licensor in or with respect to the Licensed Marks or be detrimental to Licensor's image.

                                   ARTICLE 13
                   TERM; TERMINATION; EFFECTS OF TERMINATION

     Section 13.1. Term. This agreement commences on the date of execution and continues until the Affiliation Agreement terminates, unless earlier terminated in accordance with the terms set forth in this Article 13. This agreement automatically terminates upon termination of the Affiliation Agreement.

     Section 13.2. Events of Termination. If any of the following events shall occur with respect to Licensee, each such occurrence shall be deemed an "Event of Termination":

(a)  Bankruptcy.  The occurrence of a "Bankruptcy" with respect to Licensee.

(b) Breach of Agreements. Licensee fails to perform in accordance with any of the material terms and conditions contained herein in any material respect.

(c) Material Misrepresentation. Licensee breaches any material representation or warranty of Licensee made in Section 4.2 or Article 6 in any material respect.

(d) Termination of Affiliation Agreement. The termination of the Affiliation Agreement, for whatever reason.


     Section 13.3. Licensor's Right to Terminate Upon Event of Termination. Licensor may, at its option, without prejudice to any other remedies it may have, terminate this agreement by giving written notice of such termination to Licensee as follows: (a) immediately, upon the occurrence of any Event of Termination pursuant to Section 13.2(a) with respect to Licensee; or (b) after the expiration of thirty (30) days from Licensee's receipt of written notice from Licensor of the occurrence of any Event of Termination pursuant to Sections 13.2(b) or 13.2(c), if such failure to perform or breach is then still uncured; or (c) immediately upon the repeated or continuing occurrence of Events of Termination pursuant to Section 13.2(b) (regardless of whether such continuing failures to perform or breaches have been cured by Licensee in accordance with the provisions of clause (b) or this Section 13.3); or (d) immediately upon the occurrence of a termination pursuant to Section 13.2(d).

     Section 13.4 Licensee's Right to Terminate. Licensee may, at its option, without prejudice to any other remedies it may have, terminate this agreement by giving written notice of

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

such termination to Licensor as follows: (a) immediately, in the event that Licensor abandons the Licensed Marks or otherwise ceases to support the Licensed Marks in Licensor's business; or (b) immediately in the event of the occurrence of a Bankruptcy with respect to Licensor; or (c) immediately in the event of an occurrence of termination pursuant to Section 13.2(d).

     Section 13.5. Effects of Termination. Upon the termination of this agreement for any reason, all rights of Licensee in and to the Licensed Marks in the Service Area shall cease within thirty (30) days following the date on which this agreement terminates (except in the case of a termination resulting from an Event of Termination described in Section 13.2(b), (c) or (d), in which case such rights to use the Licensed Marks will terminate immediately upon the date of termination); provided, however, that Licensee may thereafter sell, transfer or otherwise dispose of any Related Equipment and Premium and Promotional Items that are then in Licensee's inventory (or which Licensee has purchased or is then legally obligated to purchase) for an additional reasonable period not to exceed three (3) months. Licensee's right of disposal under this Section 13.5 shall not prohibit Licensor from granting to third parties during the disposal period licenses and other rights with respect to the Licensed Marks. The provisions of Articles 3, 4, 5, 6 and 8 will survive any termination of this agreement.

                                   ARTICLE 14
                            ASSIGNMENT; SUBLICENSING

     Section 14.1. Licensee Right to Assign. Licensee, without the prior written consent of Licensor (in its sole discretion), shall have no right to assign any of its rights or obligations hereunder.

     Section 14.2. Licensor Right to Assign the Licensed Marks. Nothing herein shall be construed to limit the right of the Licensor to transfer or assign its interests in the Licensed Marks, subject to the agreement of the assignee to be bound by the terms and conditions of this agreement.

     Section 14.3. Licenses to Additional Licensees; Sublicenses; Licenses to Additional Licensees. Licensee shall not sublicense (or attempt to sublicense) any of its rights hereunder without the prior written consent of Licensor, in the sole discretion of Licensor.

                                   ARTICLE 15
                                 MISCELLANEOUS

     Section 15.1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as described on the Notice Address Schedule attached to the Master Signature Page, or to such other address or number as such party may from time to time specify by written notice to the other party. All notices and other communications given to a party in accordance with the provisions of this

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

agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt .

     Section 15.2. Binding Effect. Except as otherwise provided in this agreement, this agreement shall be binding upon and inure to the benefit of the parties and their respective successors, transferees, and assigns.

     Section 15.3. Construction. This agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

     Section 15.4. Time. Time is of the essence with respect to this agreement.

     Section 15.5. Table of Contents; Headings. The table of contents and section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this agreement.

     Section 15.6. Severability. Every provision of this agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this agreement. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     Section 15.7. Further Action. Each party, upon the reasonable request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

     Section 15.8. Governing Law. The internal laws of the State of Missouri (without regard to principles of conflict of law) shall govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     Section 15.9. Specific Performance. Each party agrees with the other party that the other party would be irreparably damaged if any of the provisions of this agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching party may be entitled, at law or in equity, the nonbreaching party shall be entitled

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

to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions hereof.

     Section 15.10. Entire Agreement. The provisions of this agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter hereof.

     Section 15.11. Limitation on Rights of Others. Nothing in this agreement, whether express or implied, shall be construed to give any party other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

     Section 15.12. Waivers; Remedies. The observance of any term of this agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other further exercise thereof or the exercise of any other right or power.

     Section 15.13. Jurisdiction; Consent to Service of Process.

(a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Missouri State court sitting in the County of Jackson or any Federal court of the United States of America sitting in the Western District of Missouri, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Missouri State Court or, to the extent permitted by law, in such Federal court.

(b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Missouri State court sitting in the County of Jackson or any Federal court sitting in the Western District of Missouri. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

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(c)  Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

     Section 15.14. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this agreement.

     Section 15.15. Consents. Whenever this agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 15.13, with appropriate notice in accordance with Section 15.1 of this agreement.

     Section 15.16. Master Signature Page. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document is incorporated herein by this reference.



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

                                SPRINT SPECTRUM


                           TRADEMARK AND SERVICE MARK
                               LICENSE AGREEMENT

                                    BETWEEN

                              SPRINT SPECTRUM L.P.

                                      AND

                           LOUISIANA UNWIRED, L.L.C.




                         Dated as of February 8, 1999

                         SPRINT SPECTRUM TRADEMARK AND
                         SERVICE MARK LICENSE AGREEMENT
                         ------------------------------

     THIS AGREEMENT is made as of the 8th day of February, 1999, by and between Sprint Spectrum L.P., a Delaware limited partnership, as licensor ("Licensor"), and Louisiana Unwired, L.L.C., a Louisiana limited liability company, as licensee ("Licensee"). THE DEFINITIONS FOR THIS AGREEMENT ARE SET FORTH ON THE "SCHEDULE OF DEFINITIONS".

                                   RECITALS:

     WHEREAS, Licensor is the owner of the U.S. trademarks and service marks "THE CLEAR ALTERNATIVE TO CELLULAR" and "EXPERIENCE THE CLEAR ALTERNATIVE TO CELLULAR TODAY" and such other marks as may be adopted and established from time to time and the goodwill of the business symbolized thereby; and

     WHEREAS, Licensee desires to use the trademarks and service marks in commerce;

     NOW, THEREFORE, the parties, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, do hereby agree as follows:

                                   ARTICLE 1
            GRANT OF TRADEMARK AND SERVICE MARK RIGHTS; EXCLUSIVITY

     Section 1.1.  License.

(a) Grant of License. Subject to the terms and conditions hereof, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, for the term of this agreement, a non-transferable, royalty-free license to use the Licensed Marks solely for and in connection with the marketing, promotion, advertisement, distribution, lease or sale of Sprint PCS Products and Services and Premium and Promotional Items in the Service Area.

(b) Related Equipment. The rights granted hereunder to Licensee shall not include the right to manufacture equipment under the Licensed Marks. However, subject to the terms and conditions hereof, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, for the term of this agreement, a non-transferable, royalty-free license to market, promote, advertise, distribute and resell and lease Related Equipment in connection with the marketing, promotion, advertisement, distribution, lease or sale by Licensee of Sprint PCS Products and Services, and to furnish services relating to such Related Equipment (including installation, repair and maintenance of Related Equipment), under the Licensed Marks.

                                   ARTICLE 2
                         QUALITY STANDARDS, MAINTENANCE

     Section 2.1.  Maintenance of Quality.

(a) Adherence to Quality Standards. In the course of marketing, promoting, advertising, distributing, leasing and selling Sprint PCS Products and Services and Premium and Promotional Items under the Licensed Marks, Licensee shall maintain and adhere to standards of quality and specifications that conform to or exceed those quality standards and technical and operational specifications adopted and/or amended in the manner provided below ("Quality Standards") and those imposed by Law. Such Quality Standards are designed to ensure that the quality of the Sprint PCS Products and Services and Premium and Promotional Items marketed, promoted, advertised, distributed, leased and sold under the Licensed Marks are consistent with the high reputation of the Licensed Marks and are in conformity with applicable Laws.

(b) Establishment of Quality Standards. The parties acknowledge that the initial Quality Standards for the Sprint PCS Products and Services and Premium and Promotional Items are attached to the Management Agreement as Exhibits 4.1, 4.2, 4.3, 7.2, and 8.1. The Quality Standards shall (i) be consistent with the reputation for quality associated with the Licensed Marks and (ii) be commensurate with a high level of quality (taking into account Licensee's fundamental underlying technology and standards), consistent with the level of quality being offered in the market for products and services of the same kind as the Sprint PCS Products and Services.

(c) Changes in Quality Standards. In the event that Licensor wishes to change the Quality Standards, it will notify Licensee in writing of such proposed amendments, and will afford Licensee a reasonable time period in which to adopt such changes as may be required in order for Licensee to conform to the amended Quality Standards.

     Section 2.2. Rights of Inspection. In order to ensure that the Quality Standards are maintained, Licensor and its authorized agents and representatives shall have the right, but not the obligation, with prior notice to Licensee, to enter upon the premises of any office or facility operated by or for Licensee with respect to Sprint PCS Products and Services and Premium and Promotional Items at all reasonable times, to inspect, monitor and test in a reasonable manner facilities and equipment used to furnish Sprint PCS Products and Services and Premium and Promotional Items and, with prior written notice to Licensee, to inspect the books and records of Licensee in a manner that does not unreasonably interfere with the business and affairs of Licensee, all as they relate to the compliance with the Quality Standards maintained hereunder.

     Section 2.3. Marking; Compliance with Trademark Laws. Licensee shall cause the appropriate designation "(TM)" or "(SM)" or the registration symbol "(R)" to be placed adjacent to the Licensed Marks in connection with the use thereof and to indicate such additional information as Licensor shall reasonably specify from time to time concerning the license rights under which

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Licensee uses the Licensed Marks. Licensee shall place the following notice on all printed or electronic materials on which the Licensed Marks appear: "THE CLEAR ALTERNATIVE TO CELLULAR", "EXPERIENCE THE CLEAR ALTERNATIVE TO CELLULAR TODAY", and such other marks as may be adopted and established from time to time, are trademarks and/or service marks of Sprint Spectrum L.P., "used under license" or such other notice as Licensor may specify from time to time.

     Section 2.4. Other Use Restrictions. Licensee shall not use the Licensed Marks in any manner that would reflect adversely on the image of quality symbolized by the Licensed Marks.

                                   ARTICLE 3
                            CONFIDENTIAL INFORMATION

     Section 3.1. Maintenance of Confidentiality. Each of Licensor and Licensee and their respective Controlled Related Parties (each a "Restricted Party") shall cause their respective officers and directors (in their capacity as such) to, and shall take all reasonable measures to cause their respective employees, attorneys, accountants, consultants and other agents and advisors (collectively, and together with their respective officers and directors, "Agents") to, keep secret and maintain in confidence the terms of this agreement and all confidential and proprietary information and data of the other party or its Related Parties disclosed to it (in each case, a "Receiving Party") in connection with the performance of its obligations under this agreement (the "Confidential Information") and shall not, and shall cause their respective officers and directors not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose Confidential Information to any Person other than the parties, their Controlled Related Parties and their respective Agents that need to know such Confidential Information. Each party further agrees that it shall not use the Confidential Information for any purpose other than determining and performing its obligations and exercising its rights under this agreement. Each party shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Related Parties or any of their respective Agents. The measures taken by a Restricted Party to protect Confidential Information shall be not deemed unreasonable if the measures taken are at least as strong as the measures taken by the disclosing party to protect such Confidential Information.

     Section 3.2. Permitted Disclosures. Nothing herein shall prevent any Restricted Party or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives and which:

(i) has been published or is in the public domain, or which subsequently comes into the public domain, through no fault of the receiving party;

(ii) prior to receipt hereunder was property within the legitimate possession of the Receiving Party or, subsequent to receipt hereunder is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate

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      the Confidential Information and without notice of any restriction against its further disclosure.

(iii) is independently developed by the Receiving Party through Persons who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

(iv) is disclosed to a third party with the written approval of the party originally disclosing such information, provided that such Confidential Information shall cease to be confidential and proprietary information covered by this agreement only to the extent of the disclosure so consented to;

(v) subject to the Receiving Party's compliance with Section 3.4 below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, provided that such Confidential Information to the extent covered by a protective order or its equivalent shall otherwise continue to be Confidential Information required to be held confidential for purpose of this agreement; or

(vi) subject to the Receiving Party's compliance with Section 3.4 below, is required to be disclosed by applicable Law or a stock exchange or association on which such Receiving Party's securities (or those of its Related Party) are listed.

     Section 3.3. Financial Institutions. Notwithstanding this Article 3, any party may provide Confidential Information to any financial institution in connection with borrowings from such financial institution by such party or any of its Controlled Related Parties, so long as prior to any such disclosure such financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided the parties in this Article 3.

     Section 3.4. Procedures. In the event that any Receiving Party (i) must disclose Confidential Information in order to comply with applicable Law or the requirements of a stock exchange or association on which such Receiving Party's securities or those of its Related Parties are listed or (ii) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or otherwise) to disclose any Confidential Information, the Receiving Party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations or in the case of clause (ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this agreement. In the case of a clause
(ii), (A) if the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the Receiving Party shall, and shall cause its employees to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense, and (B) failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Receiving Party shall

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furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

     Section 3.5. Survival. The obligations under this Article 3 shall survive, as to any party, until two (2) years following the date of termination of this agreement, and, as to any Controlled Related Party of a party, until two
(2) years following the earlier to occur of (A) the date that such Person is no longer a Controlled Related Party of a party, or (B) the date of the termination of this agreement; provided that such obligations shall continue indefinitely with respect to any trade secret or similar information which is proprietary to a party or its Controlled Related Parties and provides such party or its Controlled Related Parties with an advantage over its competitors.

                                   ARTICLE 4
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE

     Section 4.1. Licensor's Ownership. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Licensed Marks and acknowledges that nothing herein shall be construed to accord to Licensee any rights in the Service Area in the Licensed Marks except as expressly provided, herein. Licensee acknowledges that its use in the Service Area of the Licensed Marks shall not create in Licensee any right, title or interest in the Service Area in the Licensed Marks and that all use in the Service Area of the Licensed Marks and the goodwill symbolized by and connected with such use of the Licensed Marks will inure solely to the benefit of the Licensor.

     Section 4.2. No Challenge by Licensee. Licensee covenants that (i) Licensee will not at any time challenge Licensor's rights, title or interest in the Licensed Marks (other than to assert the specific rights granted to Licensee under this agreement), (ii) Licensee will not do or cause to be done or omit to do anything, the doing, causing or omitting of which would contest or in any way impair or tend to impair the rights of Licensor in the Licensed Marks, and (iii) Licensee will not represent to any third party that Licensee has any ownership or rights in the Service Area with respect to the Licensed Marks other than the specific rights conferred by this agreement.


                                   ARTICLE 5
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

     Section 5.1. Title to the Licensed Marks. Licensor represents and warrants that:

(a) Licensor has good title to the Licensed Marks and has the right to grant the licenses provided for hereunder in accordance with the terms and conditions hereof, free of any liabilities, charges, liens, pledges, mortgages, restrictions, adverse claims,

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     security interests, rights of others, and encumbrances of any kind
     (collectively, "Encumbrances"), other than Encumbrances which will not restrict or interfere in any material respect with the exercise by Licensee of the rights granted to Licensee hereunder.

(b) There is no claim, action, proceeding or other litigation pending or, to the knowledge of Licensor, threatened with respect to Licensor's ownership of the Licensed Marks or which, if adversely determined, would restrict or otherwise interfere in any material respect with the exercise by Licensee of the rights purported to be granted to Licensee hereunder.

     Except as expressly provided above in this Section 5.1, Licensor makes no representation or warranty of any kind or nature whether express or implied with respect to the Licensed Marks (including freedom from third party infringement of the Licensed Marks).

     The representations and warranties provided for in this Section 5.1 shall survive the execution and delivery of this agreement.

     Section 5.2. Other Licensees. In the event Licensor grants to any third party any licenses or rights with respect to the Licensed Marks, Licensor shall not, in connection with the grant of any such license or rights, take any actions, or suffer any omission that would adversely affect the existence or validity of the Licensed Marks or conflict with the rights granted to Licensee hereunder.

     Section 5.3. Abandonment. Licensor covenants and agrees that, during the term of this agreement, it will not abandon the Licensed Marks.

                                   ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES

     Section 6.1. Representations and Warranties. Each party hereby represents and warrants to the other party as follows:

(a) Due Incorporation or Formation; Authorization of Agreement. Such party is a corporation duly organized, a limited liability company duly organized or a partnership duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, company or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such party is duly licensed or qualified to do business and, if applicable, is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such party has the corporate, company or partnership power and authority to execute and deliver this agreement and to perform its obligations hereunder and the execution, delivery and performance of this agreement

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     have been duly authorized by all necessary corporate, company or partnership action. Assuming the due execution and delivery by the other party hereto, this agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

(b) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this agreement nor the consummation by such party of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such party or any of its Controlled Related Parties, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, articles of organization or certificate of formation, bylaws, operating agreement or limited liability company agreement, or partnership agreement of such party or any of its Controlled Related Parties or of any material agreement or instrument to which such party or any of its Controlled Related Parties is a party or by which such party or any of its Controlled Related Parties is or may be bound or to which any of its material properties or assets is subject (other than any such conflict, violation, breach or default that has been validly and unconditionally waived), (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such party or any of its Controlled Related Parties is a party or by which such party or any of its Controlled Related Parties is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such party or any of its Controlled Related Parties, which in any such case could reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of each party or its Parent.

(c) Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required to be obtained by such party in connection with the valid execution, delivery, acceptance and performance by such party under this agreement or the consummation by such party of any transaction contemplated hereby has been completed, made or obtained, as the case may be.

(d) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such party, threatened against or affecting such party or any of its

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     Controlled Related Parties or any of their properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could), reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of such party or its parent; and such party or any of its Controlled Related Parties has not received any currently effective notice of any default, and such party or any of its Controlled Related Parties is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, which default could reasonably be expected to materially impair such party's ability to perform its obligations under this agreement or to have a material adverse effect on the consolidated financial condition of such party or its Parent.

     Section 6.2. Survival. The representations and warranties provided for under this Article 6 will survive the execution and delivery of this agreement.

                                    ARTICLE 7
                       PROSECUTION OF INFRINGEMENT CLAIMS

     Section 7.1. Notice and Prosecution of Infringement. Licensee agrees to notify Licensor promptly, in writing, of any alleged, actual or threatened infringement of any of the Licensed Marks within the Service Area of which Licensee becomes aware. Licensor has the sole right to determine whether or not to take any action on such infringements. Licensor has the sole right to employ counsel of its choosing and to direct any litigation and settlement of infringement actions. Any recoveries, damages and costs recovered through such proceedings shall belong exclusively to Licensor, and Licensor shall be solely responsible for all costs and expenses (including attorney fees) of prosecuting such actions. Licensee agrees to provide Licensor with all reasonably requested assistance in connection with such proceedings.

                                   ARTICLE 8
                LICENSEE DEFENSE AND INDEMNIFICATION OF LICENSOR

     Section 8.1. Indemnification. (a) Each party hereby agrees to indemnify the other party against and agrees to hold it harmless from any Loss incurred or suffered by such other party arising out of or in connection with:

(i) the material breach of any representation or warranty made by such party in this agreement; and

(ii) the material breach of any covenant or agreement by such party contained in this agreement.

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(b)  In addition to the indemnification provided for in Section 8.1(a), Licensee agrees to indemnify Licensor against and hold it harmless from any Loss suffered or incurred by Licensor or its Controlled Related Parties by reason of a third party claim arising out of or relating to (i) the use of the Licensed Marks by Licensee; or (ii) the marketing, promotion, advertisement, distribution, lease or sale by Licensee ( or any permitted sublicensee) or by any additional Licensee (or any permitted sublicensee) of any Sprint PCS Products and Services, Related Equipment or Premium and Promotional Items under the Licensed Marks pursuant to this agreement, including unfair or fraudulent advertising claims, warranty claims and product defect or liability claims, pertaining to the Sprint PCS Products and Services, Related Equipment or Premium and Promotional Items. Notwithstanding the foregoing, Licensee will not be required under this paragraph (b) to indemnify any Loss arising solely out of Licensee's use of the Licensed Marks in compliance with the terms of the Trademark and Service Mark Usage Guidelines; provided that Licensor shall have no obligation to indemnify for third-party claims alleged to arise from the specifics of uses of third-party trademarks or service marks, or the specifics of claims made, in marketing materials prepared by or for Licensee, which marketing materials have not been approved by Licensor prior to the publication out of which such claims are alleged to have arisen.


                                   ARTICLE 9
                               OBLIGATIONS/SETOFF

         Section 9.1. Obligations/Setoff. The obligations of the parties as set forth in this agreement shall be unconditional and irrevocable, and shall not be subject to any defense or be released, discharged or otherwise affected by any matter, including impossibility, illegality, impracticality, frustration of purpose, force majeure, act of government, the bankruptcy or insolvency of any party hereto, and the obligations of each party shall not be subject to any right of setoff or recoupment which such party may not or hereafter have against the other party.

                                   ARTICLE 10
                      LIMITATION ON USE OF LICENSED MARKS

         Section 10.1. Restrictions on Use. Licensee is not permitted to make any use of the Licensed Marks in connection with products or services other than the Sprint PCS Products and Services, and as specifically authorized in Sections 1.1(b) above with respect to Related Equipment and Premium and Promotional Items, nor to make any use of the Licensed Marks directed outside of the Service Area.

         Section 10.2 Adherence to Trademark and Service Mark Usage Guidelines. Licensee agrees to comply with and adhere to Trademark and Service Mark Usage Guidelines for the depiction or presentation of the Licensed Marks, as furnished by Licensor. Prior to Licensee depicting or presenting any of the Licensed Marks on any type of marketing, advertising or promotional materials, Licensee agrees to submit samples of such materials to Licensor for

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approval. Licensor shall have fourteen (14) days from the date Licensor receives such materials to approve or object to any such materials submitted to Licensor for review. In the event Licensor does not object to such materials within such fourteen (14) day period, such materials shall be deemed approved by Licensor. Thereafter, Licensee shall not be obligated to submit to Licensor materials prepared in accordance with the samples previously approved by Licensor and the Trademark and Service Mark Usage Guidelines; provided, however, Licensee shall, at the reasonable request of Licensor, continue to furnish samples of such marketing, advertising and promotional materials to Licensor from time to time during the term hereof at the request of Licensor.

         Section 10.3. Use of Similar Trademarks and Service Marks. Licensee agrees not to use (a) any trademark or service mark which is confusingly similar to, or a colorable imitation of, the Licensed Marks or any part thereof, or (b) any work, symbol, character, or set of words, symbols, or characters, which in any language would be identified as the equivalent of the Licensed Marks or that are otherwise confusingly similar to, or a colorable imitation of, the Licensed Marks, whether during the term of this agreement or at any time following termination of this agreement. Licensee shall not knowingly engage in any conduct which may place the Sprint PCS Products and Services, the Licensed Marks or Licensor in a negative light or context.

         Section 10.4. Services of Public Figures. Licensee agrees to obtain Licensor's prior written approval (which approval will not be unreasonably withheld) before engaging the services of any celebrity or publicly known individual for endorsement of any Sprint PCS Products and Services or Premium and Promotional Items.

                                   ARTICLE 11
                             CONTROL OF BRAND IMAGE

         Section 11.1. Exclusive Use of Licensed Marks. The Sprint PCS Products and Services shall be marketed by Licensee solely under the Licensed Marks.

         Section 11.2. Consistency With Brand Image and Principles. Licensee shall use the Licensed Marks in a manner that is consistent with the brand image and principles established by Licensor, and mechanics to ensure consistency will be included in the Marketing Communications Guidelines.

         Section 11.3 Management of Brand Image. Licensor shall be responsible for the overall management of the brand image for the Licensed Marks. All advertising, marketing and promotional materials using the Licensed Marks prepared by Licensee shall, in addition to the provisions set forth in Section
11.2 above, comply with the Marketing Communications Guidelines to be furnished by Licensor to Licensee as such Marketing Communications Guidelines may be amended and updated by Licensor from time to time. Such Marketing Communications Guidelines shall establish reasonable principles to be followed in the development of advertising, marketing and promotional campaigns in order to ensure a consistent and coherent brand image. All advertising, marketing and promotional campaigns

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conducted by Licensee shall be conducted in a manner consistent with the
Marketing Communications Guidelines.

         Section 11.4. Advertising Agencies; Promotions. Licensee may select its own advertising agencies for development of its advertising and promotional campaigns; provided, however, that all media buys shall be coordinated by Licensee with the buying agency of Licensor. Licensee and Licensor shall conduct ongoing reviews of upcoming advertising, marketing and promotional campaigns of each party and shall use good faith efforts to coordinate their respective campaigns in a manner that will maximize the advertising, marketing and promotional efforts of the parties and be consistent with the Marketing Communications Guidelines. Licensee shall not initiate any products or promotions under names which are confusingly similar to any names of national product offerings or promotions by Licensor. Neither Licensor nor any of its Controlled Related Parties shall initiate any products or promotions under names which are confusingly similar to any names of national product offerings or promotions by Licensee. In addition, Licensor will use its commercially reasonable efforts to ensure that no third party licensee under the Licensed Marks initiates any products or promotions in the Service Area under names which are confusingly similar to any names of national product offerings or promotions by Licensee.

         Section 11.5. Ownership of Advertising Materials. All agreements entered into by Licensee with advertising agencies shall provide that Licensor shall own all advertising materials (including concepts, themes, characters and
the like) created or developed thereunder.    Subject to the terms and
conditions set forth herein, Licensee shall receive a perpetual, non-exclusive, royalty-free license to use such materials in connection with advertising and promotional materials developed by Licensee; provided, however, that the rights granted under such perpetual license shall be limited solely to the use of such materials and shall not extend the term of the license with respect to the Licensed Marks provided for hereunder.

                                   ARTICLE 12
                            RELATIONSHIP OF PARTIES

         Section 12.1. Relationship of Parties. It is the express intention of the parties that Licensee is and shall be an independent contractor and no partnership shall exist between Licensee and Licensor pursuant hereto. This agreement shall not be construed to make Licensee the agent or legal representative of Licensor for any purpose whatsoever (except as expressly provided in Articles 7 and 8), and Licensee is not granted any right or authority to assume or create any obligations for, on behalf of, or in the name of Licensor (except as expressly provided in Articles 7 and 8). Licensee agrees, and shall require its permitted sublicensees to agree, not to incur or contract any debt or obligation on behalf of Licensor, or commit any act, make any representation, or advertise in any manner that may adversely affect any right of Licensor in or with respect to the Licensed Marks or be detrimental to Licensor's image.

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                                   ARTICLE 13
                   TERM; TERMINATION; EFFECTS OF TERMINATION

         Section 13.1. Term. This agreement commences on the date of execution and continues until the Management Agreement terminates, unless earlier terminated in accordance with the terms set forth in this Article 13. This agreement automatically terminates upon termination of the Management Agreement.

         Section 13.2. Events of Termination. If any of the following events shall occur with respect to Licensee, each such occurrence shall be deemed an "Event of Termination":

(a)  Bankruptcy.  The occurrence of a "Bankruptcy" with respect to Licensee.

(b) Breach of Agreements. Licensee fails to perform in accordance with any of the material terms and conditions contained herein in any material respect.

(c) Material Misrepresentation. Licensee breaches any material representation or warranty of Licensee made in Section 4.2 or Article 6 in any material respect.

(d) Termination of Management Agreement. The termination of the Management Agreement, for whatever reason.

         Section 13.3. Licensor's Right to Terminate Upon Event of Termination. Licensor may, at its option, without prejudice to any other remedies it may have, terminate this agreement by giving written notice of such termination to Licensee as follows: (a) immediately, upon the occurrence of any Event of Termination pursuant to Section 13.2(a) with respect to Licensee; or (b) after the expiration of thirty (30) days from Licensee's receipt of written notice from Licensor of the occurrence of any Event of Termination pursuant to Sections 13.2(b) or 13.2(c), if such failure to perform or breach is then still uncured; or (c) immediately upon the repeated or continuing occurrence of Events of Termination pursuant to Section 13.2(b) (regardless of whether such continuing failures to perform or breaches have been cured by Licensee in accordance with the provisions of clause (b) or this Section 13.3); or (d) immediately upon the occurrence of a termination pursuant to Section 13.2(d).

         Section 13.4. Licensee's Right to Terminate. Licensee may, at its option, without prejudice to any other remedies it may have, terminate this agreement by giving written notice of such termination to Licensor as follows:
(a) immediately, in the event that Licensor abandons the Licensed Marks or otherwise ceases to support the Licensed Marks in Licensor's business; or (b) immediately in the event of the occurrence of a Bankruptcy with respect to Licensor; or (c) immediately in the event of an occurrence of termination pursuant to Section 13.2(d).

         Section 13.5. Effects of Termination. Upon the termination of this agreement for any reason, all rights of Licensee in and to the Licensed Marks in the Service Area shall cease within

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thirty (30) days following the date on which this agreement terminates (except in the case of a termination resulting from an Event of Termination described in
Section 13.2(b), (c) or (d), in which case such rights to use the Licensed Marks will terminate immediately upon the date of termination); provided, however, that Licensee may thereafter sell, transfer or otherwise dispose of any Related Equipment and Premium and Promotional Items that are then in Licensee's inventory (or which Licensee has purchased or is then legally obligated to purchase) for an additional reasonable period not to exceed three (3) months. Licensee's right of disposal under this Section 13.5 shall not prohibit Licensor from granting to third parties during the disposal period licenses and other rights with respect to the Licensed Marks. The provisions of Articles 3, 4, 5, 6 and 8 will survive any termination of this agreement.

                                   ARTICLE 14
                            ASSIGNMENT; SUBLICENSING

         Section 14.1. Licensee Right to Assign. Licensee, without the prior written consent of Licensor (in its sole discretion), shall have no right to assign any of its rights or obligations hereunder.

         Section 14.2. Licensor Right to Assign the Licensed Marks. Nothing herein shall be construed to limit the right of the Licensor to transfer or assign its interests in the Licensed Marks, subject to the agreement of the assignee to be bound by the terms and conditions of this agreement.

         Section 14.3. Licenses to Additional Licensees; Sublicenses; Licenses to Additional Licensees. Licensee shall not sublicense (or attempt to sublicense) any of its rights hereunder without the prior written consent of Licensor, in the sole discretion of Licensor.

                                   ARTICLE 15
                                 MISCELLANEOUS

         Section 15.1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as described on the Notice Address Schedule attached to the Master Signature Page, or to such other address or number as such party may from time to time specify by written notice to the other party in accordance with the provisions of this Section 15.1. All notices and other communications given to a party in accordance with the provisions of this agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or
(iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

             Sprint Spectrum Proprietary Information - RESTRICTED

         Section 15.2. Binding Effect. Except as otherwise provided in this agreement, this agreement shall be binding upon and inure to the benefit of the parties and their respective successors, transferees, and assigns.

         Section 15.3. Construction. This agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

         Section 15.4. Time. Time is of the essence with respect to this agreement.

         Section 15.5. Table of Contents; Headings. The table of contents and section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this agreement.

         Section 15.6. Severability. Every provision of this agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this agreement. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

         Section 15.7. Further Action. Each party, upon the reasonable request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

         Section 15.8. Governing Law. The internal laws of the State of Missouri (without regard to principles of conflict of law) shall govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

         Section 15.9. Specific Performance. Each party agrees with the other party that the other party would be irreparably damaged if any of the provisions of this agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching party may be entitled, at law or in equity, the nonbreaching party shall be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions hereof.

         Section 15.10. Entire Agreement. The provisions of this agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter hereof.

             Sprint Spectrum Proprietary Information - RESTRICTED

         Section 15.11. Limitation on Rights of Others. Nothing in this agreement, whether express or implied, shall be construed to give any party other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

         Section 15.12. Waivers; Remedies. The observance of any term of this agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other further exercise thereof or the exercise of any other right or power.

         Section 15.13.  Jurisdiction; Consent to Service of Process.

(a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Missouri State court sitting in the County of Jackson or any Federal court of the United States of America sitting in the Western District of Missouri, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Missouri State Court or, to the extent permitted by law, in such Federal court.

(b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Missouri State court sitting in the County of Jackson or any Federal court sitting in the Western District of Missouri. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

(c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

         Section 15.14. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this agreement.

             Sprint Spectrum Proprietary Information - RESTRICTED

         Section 15.15. Consents. Whenever this agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 15.13, with appropriate notice in accordance with Section 15.1 of this agreement.

         Section 15.16. Master Signature Page. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document in incorporated herein by this reference.



           [The remainder of this page is intentionally left blank.]

             Sprint Spectrum Proprietary Information - RESTRICTED

                     SPRINT PCS/LOUISIANA UNWIRED, L.L.C.

                             MASTER SIGNATURE PAGE

        This Master Signature Page is dated and effective as of February 8, 1999 (the "Effective Date"). This document provides the means by which each of the undersigned entities executes and becomes a party to and bound by, to the extent set forth above such party's signature, the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement. This document may be executed in one or more counterparts. The Notice Address Schedule attached to this document sets forth the addresses to which notices should be sent under the agreements.

              THE MANAGEMENT AGREEMENT AND THE SERVICES AGREEMENT
              CONTAIN BINDING ARBITRATION PROVISIONS THAT MAY BE
                 ENFORCED BY THE PARTIES TO THOSE AGREEMENTS.

                             SPRINT SPECTRUM L.P.

        For and in consideration of the covenants contained in the Management Agreement, Services Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Spectrum L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Sprint Spectrum L.P. of this Master Signature Page has the same force and effect as if Sprint Spectrum L.P. executed individually each of the Executed Agreements.

                                        SPRINT SPECTRUM L.P.

                                        By: /s/ Bernard A. Bianchino
                                           ------------------------------
                                           Bernard A. Bianchino
                                           Chief Business Development Officer

                                SPRINTCOM, INC.

        For and in consideration of the covenants contained in the Management Agreement and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SprintCom, Inc. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by SprintCom, Inc. of this Master Signature Page has the same force and effect as if SprintCom, Inc. executed individually each of the Executed Agreements.

                                                SPRINTCOM, INC.


                                                     /s/ WILLIAM R. BLESSING
                                                By: ____________________________
                                                    Name: William R. Blessing
                                                    Title: _____________________


                      SPRINT COMMUNICATIONS COMPANY, L.P.

        For and in consideration of the covenants contained in the Management Agreement, Sprint Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Communications Company, L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date; provided, that Sprint Communications Company, L.P. only agrees to be bound by and perform its obligations under, and will enjoy the benefits given to it under the with respect to only those provisions that expressly apply to Sprint Communications Company, L.P., including its obligations and benefits under Sections 2, 3, and
10. The execution by Sprint Communications Company, L.P. of this Master Signature Page has the same force and effect as if Sprint Communications Company, L.P. executed individually each of the Executed Agreements.


                                         SPRINT COMMUNICATIONS COMPANY, L.P.


                                             /s/  WILLIAM R. BLESSING
                                         By: __________________________________
                                             Name:  William R. Blessing
                                             Title: ___________________________

                           LOUISIANA UNWIRED, L.L.C.

        For and in consideration of the covenants contained in the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Louisiana Unwired, L.L.C. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Louisiana Unwired, L.L.C. of this Master Signature Page has the same force and effect as if Louisiana Unwired, L.L.C. executed individually each of the Executed Agreements.


                                                LOUISIANA UNWIRED, L.L.C.

                                                           THOMAS G. HENNING
                                                By: ____________________________
                                                    Name:  Thomas G. Henning
                                                    Title: Assistant Manager

                            NOTICE ADDRESS SCHEDULE

        The addresses to which notice is to be sent pursuant to Section 17.1 of the Management Agreement, Section 9.1 of the Services Agreement, Section 15.1 of the Sprint Trademark and Service Mark License Agreement, or Section 15.1 of the Sprint Spectrum Trademark and Service Mark License Agreement are as follows:

SPRINT SPECTRUM L.P.
4900 Main, 12th Floor           with a copy to:   4900 Main, 11th Floor
Kansas City, Missouri 64112                       Kansas City, Missouri 64112
Telephone: (816) 559-1000                         Telephone: (816) 559-1000
Telecopier: (816) 559-1290                        Telecopier: (816) 559-2591
Attention: Chief Executive Officer                Attention: General Counsel

SPRINTCOM, INC. and
SPRINT COMMUNICATIONS COMPANY, L.P. (and notices regarding the Sprint Brands) c/o Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205
Telephone: 913-624-3326
Telecopier: 913-624-8233
Attention: Corporate Secretary
Mail Stop: KSWESA0110

LOUISIANA UNWIRED, L.L.C.
One Lakeshore Drive
Lake Charles, LA 70629
Telephone: (318) 436-9000
Telecopier: (318) 497-3479
Attention: President